Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT dated as of November 14, 2017 (this “Amendment”), among ALCOA CORPORATION, a Delaware corporation (“Holdings”), ALCOA NEDERLAND HOLDING B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands (the “Borrower”), the LENDERS and ISSUERS party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”) under the Revolving Credit Agreement dated as of September 16, 2016 and as amended as of October 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among Holdings, the Borrower, the several banks and other financial institutions or entities from time to time party as Lenders and Issuers thereto and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement (as defined below), except as otherwise expressly set forth herein.

WHEREAS, the Borrower has requested, and the undersigned Lenders, Issuers and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein and in the Restated Credit Agreement, that (a) the Existing Credit Agreement will be amended and restated as provided herein, (b) in connection therewith, the maturity date of the Commitments shall be extended to the date that is five years after the Restatement Effective Date (as defined below) and (c) the Loan Parties will reaffirm their respective obligations under the Security Documents;

WHEREAS, (a) each Lender holding Commitments and/or Loans immediately prior to the consummation of the transactions specified in Section 3 hereof (each, an “Existing Revolving Lender”) that executes and delivers a signature page to this Amendment (each, a “Consenting Revolving Lender”), which together constitute the “Required Lenders” (as defined in the Existing Credit Agreement, at or prior to 5:00 p.m., New York City time, on November 13, 2017 (the “Delivery Time”), will have agreed to the terms of this Amendment upon the effectiveness of this Amendment on the Restatement Effective Date, and (b) each Existing Revolving Lender that does not execute and deliver a signature page to this Amendment at or prior to the Delivery Time (each, a “Declining Revolving Lender”) will be deemed not to have agreed to this Amendment and will be subject to the mandatory assignment provisions of Sections 9.08(c) of the Existing Credit Agreement upon the effectiveness of this Amendment on the Restatement Effective Date (it being understood that the interests, rights and obligations of the Declining Revolving Lenders under the Loan Documents will be assumed by (i) certain Consenting Revolving Lenders and (ii) certain financial institutions that are not Existing Revolving Lenders and that are party hereto (each, a “New Revolving Lender”), in each case in accordance with Sections 9.04(b) and 9.08(c) of the Existing Credit Agreement and Section 3 hereof); and

1

WHEREAS, with respect to this Amendment, (a) JPMorgan, Citibank, N.A. (“Citi”), Credit Suisse AG, Cayman Islands Branch (“CS”), Morgan Stanley Senior Funding, Inc. (“MSSF”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof), Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Banco Bradesco S.A. New York Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Sumitomo Mitsui Banking Corporation, SunTrust Robinson Humphrey, Inc. and ABN AMRO Capital USA LLC have been appointed to act as joint lead arrangers and joint bookrunners (collectively, the “Arrangers”), (b) Citi has been appointed to act as syndication agent (the “Syndication Agent”) and (c) CS and MSSF have been appointed to act as documentation agents (the “Co-Documentation Agents”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Rules of Interpretation. The rules of interpretation set forth in Section 1.02(a) of the Restated Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Restatement Effective Date. The “Restatement Effective Date” shall be the date as of which all the conditions set forth or referred to in Sections 5 and 7 hereof shall have been satisfied.

SECTION 3. Concerning the Lenders, the Commitments and the Loans under the Existing Credit Agreement.

(a) Subject to the terms and conditions set forth herein, on the Restatement Effective Date, (i) each New Revolving Lender shall become, and each Consenting Revolving Lender shall continue to be, a “Lender” under the Restated Credit Agreement and (ii) each New Revolving Lender shall have, and each Consenting Revolving Lender shall continue to have, all the rights and obligations of a “Lender” holding a Commitment or a Loan under the Existing Credit Agreement and the other Loan Documents.

(b) Pursuant to Sections 9.04(b) and 9.08(c) of the Existing Credit Agreement, on the Restatement Effective Date, (i) each Declining Revolving Lender shall be deemed to have assigned, delegated and transferred its Commitments and its Loans, as applicable, including any participations in Letters of Credit and (ii) each Consenting Revolving Lender that will be allocated an aggregate amount of the Commitments as of the Restatement Effective Date that is less than the aggregate amount of Commitments of such Consenting Revolving Lender immediately prior to the Restatement Effective Date (as disclosed to such

2

Consenting Revolving Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned, delegated and transferred the portion of its Commitments in excess of such allocated amount (together with a proportionate principal amount of the Loans and participations in Letters of Credit of such Consenting Revolving Lender), in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 9.08(c) of the Existing Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMorgan, as assignee, and, in the case of its Loans and participations in Letters of Credit, at a purchase price equal to par (the “Revolving Loan Purchase Price”). Upon (A) payment to a Declining Revolving Lender of (x) the Revolving Loan Purchase Price with respect to its Loans and participations in Letters of Credit so assigned, delegated and transferred pursuant to this paragraph (b) (which shall be paid by JPMorgan) and (y) accrued and unpaid interest and fees and other amounts owing under the Existing Credit Agreement, in each case with respect to the Commitments and Loans through but excluding the Restatement Effective Date (which shall be paid by the Borrower), and (B) the satisfaction of the applicable conditions set forth in Sections 9.04(b) and 9.08(c) of the Existing Credit Agreement (but without the requirement of any further action on the part of such Declining Revolving Lender, the Borrower or the Administrative Agent), such Declining Revolving Lender shall cease to be a party to the Existing Credit Agreement in its capacity as a Lender.

(c) Subject to the terms and conditions set forth herein, on the Restatement Effective Date, (i) to the extent any Consenting Revolving Lender will be allocated an aggregate amount of the Commitments as of the Restatement Effective Date that is more than the aggregate amount of the Commitments of such Consenting Revolving Lender immediately prior to the Restatement Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof), each such Consenting Revolving Lender agrees to assume from JPMorgan the portion of such excess amount (together with a proportionate principal amount of the Loans and participations in Letters of Credit (in the case of the Loans and participations in Letters of Credit, at a purchase price equal to par)) such that, immediately after such assignment and assumption, such Consenting Revolving Lender holds Commitments in an amount equal to the amount set forth opposite such Consenting Revolving Lender’s name on Schedule I hereto and (ii) each New Revolving Lender, if any, set forth on Schedule I hereto agrees to assume from JPMorgan Commitments in an aggregate amount equal to the amount set forth opposite such New Revolving Lender’s name on Schedule I hereto (together with a proportionate principal amount of the Loans and participations Letters of Credit (in the case of the Loans and participations in Letters of Credit, at a purchase price equal to par)).

(d) Each New Revolving Lender, if any, by delivering its signature page to this Amendment on the Restatement Effective Date and assuming Commitments and Loans in accordance with Section 3(c) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the

3

Administrative Agent or any Lenders, as applicable, on the Restatement Effective Date (including, without limitation, the amendment and restatement of the Existing Credit Agreement contemplated hereby).

(e) The transactions described in this Section 3 will be deemed to satisfy the requirements of Sections 9.04 and 9.08(c) of the Existing Credit Agreement in respect of the assignment of the Commitments, Loans and participations in Letters of Credit so assigned, delegated and transferred pursuant to Section 3(b) hereof, and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.

SECTION 4. Amendment and Restatement of the Existing Credit Agreement.

(a) Effective as of the Restatement Effective Date, the Existing Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto, including the schedules attached thereto (the “Restated Credit Agreement”). Each of Schedule 2.01, 6.01, 6.02 and 6.04 to the Existing Credit Agreement is replaced by the applicable Schedule having the same designation attached to the Restated Credit Agreement.

(b) The aggregate amount of all Letters of Credit outstanding under the Existing Credit Agreement on the Restatement Effective Date shall continue to be outstanding under the Restated Credit Agreement and, from and after such date, the terms of the Restated Credit Agreement will govern the rights of the Administrative Agent, the Lenders and the Issuers with respect thereto.

(c) Immediately after giving effect to the consummation of the transactions described in Sections 3 and 4 hereof, the aggregate amount of the Commitments of each Lender is set forth opposite such Lender’s name on Schedule II hereto.

SECTION 5. Conditions. The consummation of the transactions set forth in Sections 3 and 4 hereof shall be subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received a written opinion (addressed to the Arrangers, the Administrative Agent, the Issuers and the Lenders) of each of (i) Cleary Gottlieb Steen & Hamilton LLP, counsel for Holdings, the Borrower and the Restricted Subsidiaries, and (ii) local counsel in each jurisdiction where a Loan Party is organized or which provides the governing law for any Reaffirmation Agreement in respect of a Foreign Pledge Agreement or Foreign Security Agreement, and the laws of which are not covered by the opinion letter referred to in clause (i) of this paragraph. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to

4

the organization, existence and good standing (or equivalent concepts in any applicable jurisdiction) of Holdings, the Borrower and the other Loan Parties, the authorization of the transactions contemplated by this Amendment and any other legal matters relating to Holdings, the Borrower and the other Loan Parties or this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Financial Officer confirming that, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Financial Officer confirming that the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the Restatement Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(e) The Administrative Agent shall have received, at least three Business Days prior to the Restatement Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been requested at least ten Business Days prior to the Restatement Effective Date.

(f) The Administrative Agent shall have received, to the extent invoiced at least three Business Days prior to the Restatement Effective Date, reimbursement or payment of all fees and reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel), in each case required to be paid or reimbursed by Holdings or the Borrower on the Restatement Effective Date under any agreement entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and Holdings or the Borrower, on the other hand (including the fees and expenses referenced in Section 11 hereof).

(g) The Borrower shall have paid to the Administrative Agent, for the account of the Lenders and the Issuers, all unpaid interest and fees in respect of the Commitments and the Loans that have accrued through (but not including) the Restatement Effective Date.

(h) The Administrative Agent shall have received a reaffirmation agreement, in the form attached hereto as Exhibits B, C and D, duly executed by the Loan Parties specified on such exhibit.

(i) The Administrative Agent shall have received the documents specified on Exhibit E, duly executed by the Loan Parties specified on such exhibit.

5

SECTION 6. Post-Amendment and Restatement Effective Date Matters. Within 90 days after the Restatement Effective Date (or such later date as the Administrative Agent in its sole discretion may permit) with respect to any Mortgage in the United States and Brazil, the Administrative Agent shall have received (i) an amendment thereof (each, a “Mortgage Amendment”), setting forth such changes as are reasonably necessary to reflect that the lien securing the Secured Obligations encumbers such Material Real Property subject to the Mortgage and to further grant, preserve, protect and perfect the validity and priority of the security interest thereby created and perfected, and (ii) an opinion by local counsel to the applicable Loan Party, as may be reasonably requested by the Administrative Agent, regarding the enforceability of such Mortgage Amendment each of the foregoing being in all respects reasonably acceptable to the Administrative Agent.

SECTION 7. Effectiveness; Counterparts; Amendments. This Amendment shall become effective when copies hereof that, when taken together, bear the signatures of Holdings, the Borrower, the Required Lenders (as such term is defined in the Existing Credit Agreement), each Lender (as such term is defined in the Existing Credit Agreement, determined after giving effect to the transactions contemplated by Section 3 hereof), the Administrative Agent and each Issuer shall have been received by the Administrative Agent. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8. No Novation.

(a) Until this Amendment becomes effective in accordance with its terms and the Restatement Effective Date shall have occurred, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. On and after the Restatement Effective Date, all obligations of the Borrower under the Existing Credit Agreement shall become obligations of the Borrower under the Restated Credit Agreement and the provisions of the Existing Credit Agreement shall be superseded by the provisions of the Restated Credit Agreement.

(b) Without limiting the generality of the foregoing, this Amendment shall not extinguish the Loans outstanding under the Existing Credit Agreement or any other obligations for the payment of money outstanding under the Existing Credit Agreement or the Guarantee Agreement (including the Parallel Debts (as defined in the Guarantee Agreement)) or release the Liens granted under or the priority of any Security Document or any security therefor. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Existing Credit Agreement or any other obligations for the payment of money outstanding under the Existing Credit Agreement or the Guarantee Agreement (including the Parallel Debts), in each case which shall remain outstanding on and after the Restatement Effective Date as modified

6

hereby. Nothing implied herein shall be construed as a release or other discharge of Holdings, the Borrower or any of their respective Subsidiaries under any Loan Document from any of its obligations and liabilities as “Holdings”, a “Borrower”, a “Grantor” or a “Loan Party” under the Existing Credit Agreement or the Loan Documents. Notwithstanding any provision of this Amendment, the provisions of Sections 2.12, 2.14, 2.18 and 9.05 of the Existing Credit Agreement as in effect immediately prior to the Restatement Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Restatement Effective Date.

(c) On and after the Restatement Effective Date, any reference in the Loan Documents to the Existing Credit Agreement shall mean the Restated Credit Agreement.

(d) This Amendment is a Loan Document.

(e) For the avoidance of doubt, the parties hereto agree that, to the extent that any amendment made to the Existing Credit Agreement in accordance with Section 4 of this Amendment shall constitute a novation within the meaning of Article 1271 et seq. of the Luxembourg Civil Code, then, notwithstanding any such novation, all the rights (including in relation to Liens) of the Secured Parties against the Loan Parties shall be maintained in accordance with Article 1278 of the Luxembourg Civil Code.

SECTION 9. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.11 AND 9.15 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

(c) Notwithstanding paragraph (a) of this Section, if any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Amendment (including by way of accession to this Amendment), any other Loan Document, or any other agreement, deed or document referred to in, or made pursuant to, any Loan Document, it is hereby expressly acknowledged and accepted by the other parties to this Amendment that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

7

SECTION 10. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Restated Credit Agreement.

SECTION 11. Fees and Expenses.

(a) The Borrower agrees to pay to the Administrative Agent, (i) for the account of each Consenting Revolving Lender, a fee equal to (A) 0.075% of the lesser of (x) the aggregate Commitments of such Lender under the Existing Credit Agreement (such Lender’s “Existing Commitment”) and (y) the aggregate Commitments of such Lender after giving effect to the transactions contemplated hereby (the “New Commitment Amount”) and (ii) with respect to (A) each New Revolving Lender, a fee equal to 0.30% of such Lender’s New Commitment Amount and (B) each Consenting Revolving Lender but only to the extent such Consenting Lender’s New Commitment Amount exceeds its Existing Commitment, a fee equal to 0.30% of such excess. The fees payable pursuant to this Section 11(a) will be paid in dollars in immediately available funds on the Restatement Effective Date. The third paragraph of the Amendment Fee Letter shall be superceded by this Section 11(a).

(b) Each Consenting Lender that has separately notified the Borrower that it has agreed to waive payment of the break funding costs required to be paid under Section 2.14 of the Existing Credit Agreement in connection with the transactions contemplated by Section 3 hereof hereby agrees to such waiver.

(c) The Borrower agrees to reimburse the Administrative Agent, any Arranger, the Syndication Agent, any Co-Documentation Agent and their respective Affiliates, for its reasonable and documented out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.05 of the Credit Agreement.

SECTION 12. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ALCOA CORPORATION

By:	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA NEDERLAND HOLDIGN B.V.

By:	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Managing Director

[Amendment and Restatement Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., individually as a Consenting Revolving Lender and as Administrative Agent

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

ABN AMRO CAPITAL USA LLC

By	/s/ Jamie Matos
Name: Jamie Matos
Title: Vice President

For institutions that require a second signature:

By	/s/ Vincent E. Lisanti
Name: Vincent E. Lisanti
Title: Managing Director

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

Name of Institution:

GOLDMAN SACHS BANK USA

By	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

For institutions that require a second signature:

By
Name:
Title:

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

Australia and New Zealand Banking Group Limited

By /s/ Robert Grillo
Name: Robert Grillo
Title: Director

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Bank of America, N.A.

By	/s/ Lindsay Kim
Name: Lindsay Kim
Title: Vice President

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

BANCO DO BRASIL

By	/s/ Mauricio C. Azambuja
Name: Mauricio C. Azambuja
Title: Deputy General Manager

For institutions that require a second signature:

By	/s/ Virginia Sampaio
Name: Virginia Sampaio
Title: Deputy General Manager

Check all that apply:

New Revolving Lender:  ☒

Consenting Revolving Lender:  ☐

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By	/s/ Veronica Incera
	Name:	Veronica Incera
	Title:	Managing Director

For institutions that require a second signature:

By	/s/ Mauricio Benitez
	Name:	Mauricio Benitez
	Title:	Executive Director

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

BNP PARIBAS

By	/s/ Raymond G. Dunning
	Name:	Raymond G. Dunning
	Title:	Managing Director

For institutions that require a second signature:

By	/s/ Claudia Zarate
	Name:	Claudia Zarate
	Title:	Managing Director

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

THE BANK OF NEW YORK MELLON

By	/s/ William M. Feathers
	Name:	William M. Feathers
	Title:	Director

For institutions that require a second signature:

By
Name:
Title:

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Banco Bradesco S.A., New York Branch:

By	/s/ Fabiana Guglielmi Paes de Barros
	Name:	Fabiana Guglielmi Paes de Barros
	Title:	Manager

For institutions that require a second signature:

By	/s/ Marcio Martins Bonilha Neto
	Name:	Marcio Martins Bonilha Neto
	Title:	Coordinator

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

Citibank, N.A.

By	/s/ Sumeet Singal
	Name:	Sumeet Singal
	Title:	Vice President

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

China Merchants Bank Co., Ltd., New York Branch

By	/s/ Joseph M. Loffredo
	Name:	Joseph M. Loffredo
	Title:	Assistant General Manager

For institutions that require a second signature:

By	/s/ Marina Miao Li
	Name:	Marina Miao Li
	Title:	Assistant General Manager

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

By	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Authorized Signatory

For institutions that require a second signature:

By	/s/ Lea Baerlocher
	Name:	Lea Baerlocher
	Title:	Authorized Signatory

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

For institutions that require a second signature:

By	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: ING Bank N.V., Dublin Branch

By	/s/ Padraig Matthews
	Name:	Padraig Matthews
	Title:	Director

For institutions that require a second signature:

By	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

Check all that apply:

New Revolving Lender: Yes

Consenting Revolving Lender: No

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:
MORGAN STANLEY SENIOR FUNDING, INC.

By	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By	/s/ Ravneet Mumick
	Name:	Ravneet Mumick
	Title:	Director

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Joseph McElhinny
	Name:	Joseph McElhinny
	Title:	Vice President

For institutions that require a second signature:

By
Name:
Title:

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

Royal Bank of Canada

By	/s/ Jennifer Flann
	Name:	Jennifer Flann
	Title:	Vice President

For institutions that require a second signature:

By
Name:
Title:

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Riyad Bank, Houston Agency

By	/s/ Michael Meiss
Michael Meiss
General Manager

For institutions that require a second signature:

By	/s/ Tim Hartnett
Tim Hartnett
Vice President and Administrative Officer

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

The Bank of Nova Scotia

By	/s/ Ian Stephenson
	Name:	Ian Stephenson
	Title:	Managing Director

For institutions that require a second signature:

By	/s/ Stephen MacNeil
	Name:	Stephen MacNeil
	Title:	Associate Director

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

Sumitomo Mitsui Banking Corp.

By	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	General Manager

For institutions that require a second signature:

By
Name:
Title:

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

SunTrust Bank

By	/s/ Johnetta Bush
	Name:	Johnetta Bush
	Title:	Director

Check all that apply:

New Revolving Lender:  ☒

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT AMONG ALCOA CORPORATION, ALCOA NEDERLAND HOLDING B.V., THE LENDERS AND ISSUERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

Westpac Banking Corporation

By	/s/ Stuart Brown
	Name:	Stuart Brown
	Title:	Executive Director

Check all that apply:

New Revolving Lender:  ☐

Consenting Revolving Lender:  ☒

[Amendment and Restatement Agreement Signature Page]

SCHEDULE I

New Revolving Lenders and Consenting Revolving Lenders

New Revolving Lender	Commitment
ING Bank N.V. – Dublin Branch	$50,000,000.00
Banco do Brasil, New York Branch	$35,000,000.00
Consenting Revolving Lender
JPMorgan Chase Bank, N.A.	$85,000,000.00
Citibank N.A.	$85,000,000.00
Credit Suisse AG, Cayman Islands Branch	$85,000,000.00
Morgan Stanley Senior Funding, Inc.	$85,000,000.00
Bank of America, N.A.	$77,500,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$77,500,000.00
BNP Paribas	$77,500,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$77,500,000.00
Deutsche Bank AG New York Branch	$77,500,000.00
Goldman Sachs Bank USA	$77,500,000.00
Sumitomo Mitsui Banking Corporation	$77,500,000.00
SunTrust Bank	$77,500,000.00
ABN AMRO Capital USA LLC	$77,500,000.00
Banco Bradesco S.A. – New York Branch	$77,500,000.00
Australia and New Zealand Banking Group Limited	$50,000,000.00
The Bank of New York Mellon	$50,000,000.00
PNC Bank, National Association	$50,000,000.00
Westpac Banking Corporation	$50,000,000.00
China Merchants Bank Co., Ltd., New York Branch	$25,000,000.00
Riyad Bank, Houston Agency	$25,000,000.00
The Bank of Nova Scotia	$25,000,000.00
Royal Bank of Canada	$25,000,000.00

SCHEDULE II

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$85,000,000.00
Citibank N.A.	$85,000,000.00
Credit Suisse AG, Cayman Islands Branch	$85,000,000.00
Morgan Stanley Senior Funding, Inc.	$85,000,000.00
Bank of America, N.A.	$77,500,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$77,500,000.00
BNP Paribas	$77,500,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$77,500,000.00
Deutsche Bank AG New York Branch	$77,500,000.00
Goldman Sachs Bank USA	$77,500,000.00
Sumitomo Mitsui Banking Corporation	$77,500,000.00
SunTrust Bank	$77,500,000.00
ABN AMRO Capital USA LLC	$77,500,000.00
Banco Bradesco S.A. – New York Branch	$77,500,000.00
Australia and New Zealand Banking Group Limited	$50,000,000.00
The Bank of New York Mellon	$50,000,000.00
PNC Bank, National Association	$50,000,000.00
Westpac Banking Corporation	$50,000,000.00
ING Bank N.V. – Dublin Branch	$50,000,000.00
Banco do Brasil, New York Branch	$35,000,000.00
China Merchants Bank Co., Ltd., New York Branch	$25,000,000.00
Riyad Bank, Houston Agency	$25,000,000.00
The Bank of Nova Scotia	$25,000,000.00
Royal Bank of Canada	$25,000,000.00

Total	$1,500,000,000.00

EXECUTION VERSION

EXHIBIT A

REVOLVING CREDIT AGREEMENT

dated as of September 16, 2016, and amended as of October 26, 2016, and amended and restated as of November 14, 2017

among

ALCOA CORPORATION,

as Holdings,

ALCOA NEDERLAND HOLDING B.V.

as the Borrower,

THE LENDERS AND ISSUERS NAMED HEREIN, and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

BNP PARIBAS SECURITIES CORP.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

BANCO BRADESCO S.A. – NEW YORK BRANCH,

CITIBANK N.A.,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS BANK USA,

MORGAN STANLEY SENIOR FUNDING, INC.,

SUMITOMO MITSUI BANKING CORPORATION,

SUNTRUST ROBINSON HUMPHREY, INC. and

ABN AMRO CAPITAL USA LLC,

as Joint Lead Arrangers and Bookrunners,

CITIBANK N.A.,

as Syndication Agent,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Documentation Agents

i

(continued)

(continued)

(continued)

(continued)

REFERENCES

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Collateral Agreement
Exhibit B-2	Form of Guarantee Agreement
Exhibit C	Form of Perfection Certificate
Exhibit D	Form of Supplemental Perfection Certificate
Exhibit E	Form of Letter of Credit Request
Exhibit F-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-2	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-3	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-4	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit G	Form of Global Intercompany Note
Exhibit H	Form of Solvency Certificate

SCHEDULES:

Schedule 1.01(a)	Approved Asset Dispositions
Schedule 1.01(b)	Exclusions from Designated Subsidiaries
Schedule 1.01(c)	Excluded Assets
Schedule 1.01(d)	Guaranty and Security Principles
Schedule 1.01(e)	Permitted Specified Transactions
Schedule 1.02	Mortgaged Properties
Schedule 2.01	Lenders and Commitments and Letter of Credit Commitments
Schedule 3.08	Disclosed Matters
Schedule 3.18	Subsidiaries
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.10	Existing Restrictions
Schedule 6.15	Existing Shareholdings

v

REVOLVING CREDIT AGREEMENT dated as of September 16, 2016, amended as of October 26, 2016, and amended and restated as of November 14, 2017 (as the same may be amended, modified or supplemented from time to time, the “Agreement”), among ALCOA CORPORATION, a Delaware corporation (“Holdings”), ALCOA NEDERLAND HOLDING B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined herein having the meaning ascribed thereto in Article I), the Issuers, and JPMORGAN CHASE BANK N.A., as Administrative Agent.

WHEREAS, the Borrower has requested that the Lenders and Issuers make available a revolving credit and letter of credit facility; and

WHEREAS, the proceeds of such revolving credit and letter of credit facility are to be used to provide working capital or for other general corporate purposes; and

WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“AAHP” shall mean Alcoa Australian Holdings Pty Ltd., an Australian proprietary limited company.

“Additional Lender” shall have the meaning specified in Section 2.24(d).

“Adjusted LIBO Rate” shall mean, with respect to any LIBOR Borrowing for any Interest Period (or, solely for purposes of clause (c) of the defined term “Base Rate”, for purposes of determining the Base Rate as of any date), an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) in the case of Borrowings denominated in Dollars, (i) the LIBO Rate for such Interest Period (or such date, as applicable) multiplied by (ii) the Statutory Reserve Rate and (b) in the case of Borrowings denominated Euros, the LIBO Rate for such Interest Period.

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders and Issuers hereunder and under the other Loan Documents, or, as applicable, such Affiliates thereof as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity, including with respect to any Loan denominated in Euros, J.P. Morgan Europe Limited, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Incremental Leverage Ratio Cap” shall have the meaning specified in Section 6.13(b).

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alcoa” shall mean Alcoa Inc., a Pennsylvania corporation. As of the date hereof, Alcoa Inc. is expected to be renamed Arconic Inc. following the consummation of the Spin-Off.

“Alcoa Inespal” shall mean Alcoa Inespal, S.L., a Spanish sociedad limitada.

“Alcoa Ma’aden Guarantees” shall mean any guarantees of the Ma’aden Indebtedness by Alcoa existing as of the Effective Date.

“Alcoa Norway ANS” shall mean Alcoa Norway ANS, a Norwegian general partnership (No. ansvarlig selskap).

“Alcoa Saudi” shall mean Alcoa Saudi Limited, a Hong Kong limited company.

“Alcoa WolinBec” shall mean Alcoa WolinBec Company, a Canadian corporation.

“Amendment and Restatement Agreement” shall mean the Amendment and Restatement Agreement, dated as of the Amendment Effective Date, among Holdings, the Borrower, the Lenders and Issuers party thereto and the Administrative Agent.

“Amendment Effective Date” shall mean November 14, 2017.

“Amendment Fee Letter” shall mean the Amended and Restated Fee Letter among Holdings and JPMorgan Chase Bank, N.A., dated as of October 26, 2017.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to Holdings or its subsidiaries from time to time concerning or relating to bribery and corruption.

“Applicable Margin” shall mean, for any day, with respect to any Loan or with respect to the Commitment Fees payable hereunder, the applicable rate per annum set forth below under the caption “Base Rate Spread”, “LIBOR Spread” or “Commitment Fee Rate”, as applicable, based upon the Leverage Ratio as of the end of the fiscal quarter of Holdings for which consolidated financial statements have heretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that until the delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) as of and for the first fiscal quarter beginning after the Amendment Effective Date, the Applicable Rate shall be the applicable rate per annum set forth below in Category 2:

Leverage Ratio:	Base Rate Spread	LIBOR Spread	Commitment Fee Rate
Category 1
Less than or equal to 0.75 to 1.00	0.75%	1.75%	0.225%

Category 2
Greater than 0.75 to 1.00 but less than or equal to 1.50 to 1.00	1.00%	2.00%	0.300%

Category 3
Greater than 1.50 to 1.00 but less than or equal to 2.25 to 1.00	1.25%	2.25%	0.375%

Category 4
Greater than 2.25 to 1.00	1.50%	2.50%	0.450%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that if the foregoing would result in the Applicable Rate being based on Category 1 or Category 2 prior to the date that is six months following the Initial Funding Date, the Applicable Rate shall be based on Category 3 until such date; provided further that the Leverage Ratio shall be deemed to be in Category 4 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b) or the certificate of a Financial Officer required pursuant to Section 5.01(c) during the period from the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.

“Applicant” shall mean, with respect to any Letter of Credit, whether the applicant thereof is Holdings or the Borrower.

“Approved Asset Dispositions” shall mean the sale or other disposition of the assets set forth on Schedule 1.01(a).

“Approved Bank” shall mean any (a) commercial bank or (b) any other entity regularly engaged in the business of extending revolving credit, in each case of (a) and (b), organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000.

“Approved Electronic Platform” shall have the meaning assigned to such term in Section 8.03(a).

“Approved Fund” shall mean any Person (other than a natural person and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof), Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Banco Bradesco S.A., New York Branch, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation, SunTrust Robinson Humphrey, Inc. and ABN AMRO Capital USA LLC, in their capacities as joint lead arrangers and Bookrunners.

“ASC Alumina” shall mean ASC Alumina Inc., a Delaware corporation.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (a) if a Permitted Receivables Facility is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (b) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement.

“Available Credit” shall mean, at any time, (a) the then effective Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

“Available Amount” shall mean, at any time, (a) the sum of (i) 50% of Consolidated Net Income for the period (taken as one period) beginning on September 30, 2016, to the end of Holding’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, plus (ii) the Net Proceeds from any sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings to the extent such Net Proceeds are received by Holdings, plus (iii) the amount of any Investment made using the Available Amount of Holdings, the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into Holdings, the Borrower or any Restricted Subsidiary; plus (iv) to the extent not otherwise included in the Consolidated Net Income, the aggregate amount of returns, profits, distributions and similar amounts received in cash or Permitted Investments to Holdings, the Borrower or any Restricted Subsidiary in respect of Investments made pursuant to Section 6.04(w) in reliance on the Available Amount; plus (v) the Net Proceeds of a sale or other disposition of any Unrestricted Subsidiary (including the issuance of stock of an Unrestricted Subsidiary) received by Holdings, the Borrower or any Restricted Subsidiary; plus (vi) to the extent not otherwise included in the Consolidated Net Income, dividends or other distributions or returns on capital received by Holdings, the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary (excluding any Specified Investments made under Section 6.04(s)) minus (b) the sum at such time of Investment previously or concurrently made under Section 6.04(w) in reliance on the Available Amount.

“AWAC” shall mean the joint venture known as Alcoa World Alumina and Chemicals among Alcoa and its Affiliates (or, following the Spin-Off Date, Holdings and its Affiliates), on the one hand, and Alumina Limited and its Affiliates, on the other hand, that is operated pursuant to the AWAC Agreements.

“AWAC Agreements” shall mean, collectively, all agreements, understandings, side letters or other arrangements governing AWAC and the respective rights and obligations of the joint venture partners thereof, including (a) each charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of each AWAC Entity, (b) the Formation Agreement, dated December 21, 1994 (c) the Charter of the Strategic Council, dated December 21, 1994, (d) the Letter of Understanding, dated May 16, 1995, and (e) the Amended Enterprise Funding Agreement, dated June 10, 2010, in each case, as such documents may be amended, modified, or otherwise supplemented from time to time (including any proposed amendment, supplement or modification to any AWAC Agreement disclosed by Holdings to the Administrative Agent on or prior to the date hereof).

“AWAC Entities” shall mean, collectively, each of the existing or subsequently acquired or organized entities through which AWAC is operated.

“AWAC Parents” shall mean, collectively, each existing or subsequently acquired or organized subsidiary of Holdings, other than any AWAC Entity, that directly holds Equity Interests in any AWAC Entity.

“Back to Back Arrangements” shall mean any “back-to-back” transactions between Holdings, the Borrower or any Restricted Subsidiary, in connection with facilitating any Hedging Agreements or Commercial Agreements (provided that, for such arrangements to constitute Back to Back Arrangements, such arrangements must be settled in cash, which for this purpose shall include netting of obligations, within five Business Days of any corresponding settlement with the third party counterparty to such Hedging Agreement or Commercial Agreement).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” shall mean, for any period, the rate determined by the Administrative Agent as the fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

(a)    the rate of interest announced publicly by the Administrative Agent at its principal office in New York, New York, from time to time, as its prime rate for loans denominated in Dollars;

(b)    0.5% per annum plus the NYFRB Rate; and

(c)    the Adjusted LIBO Rate for a one-month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) for deposits in Dollars plus 1.0% per annum.

If the Administrative Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the prime rate referred to in clause (a) of this definition, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.09(b) hereof, then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean any group of Loans of a single Type and currency, made by the Lenders, converted or continued on a single date and as to which a single Interest Period is in effect.

“Business Day” shall mean a day of the year on which banks are not required or authorized to close in New York City and if the applicable Business Day relates to notices, determinations, fundings and payments in connection with (a) the LIBO Rate or any LIBOR Loan, such day that is also a day on which deposits in Dollars are carried on in the London interbank market and (b) a Borrowing denominated in Euros, such day that is also a TARGET Date.

“Cash Management Services” shall mean the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, employee credit or purchase card programs, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services, foreign exchange, netting and currency management services and any other demand deposit or operating account relationships or other cash management services) provided to Holdings, the Borrower or any Restricted Subsidiary.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Change in Law” shall mean the occurrence, after the Amendment Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall

Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, CRD IV or CRR, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“CLO” shall have the meaning assigned to such term in Section 9.04(b).

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Co-Documentation Agents” shall mean Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc., each in its capacity as co-documentation agent under this Agreement.

“Collateral” shall mean any and all assets, whether real or personal, tangible or intangible, on which Liens are granted or purported to be granted pursuant to the Security Documents as security for any of the Secured Obligations, but which shall exclude any Excluded Assets.

“Collateral Agreement” shall mean the Collateral Agreement among Holdings, the Borrower, the Subsidiary Loan Parties party thereto and the Administrative Agent, substantially in the form of Exhibit B-1, with such revisions as may be agreed between the Borrower and the Administrative Agent.

“Collateral and Guarantee Requirement” shall mean, at any time, the requirement that

(a)    The Administrative Agent shall have received the following:

(i)    from Holdings, the Borrower and each other Designated Subsidiary a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or in the case of any Person that becomes a Designated Subsidiary after the Initial Funding Date, a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with the opinions and documents of the type referred to in paragraphs (a) and (b) of Section 4.02 with respect to such Person; provided, however, that US Secured Obligations shall only be guaranteed by US Obligations Loan Parties, and Global Secured Obligations shall be guaranteed by US Obligations Loan Parties and each other Loan Party;

(ii)    from Holdings, the Borrower and each Designated Subsidiary that (A) is a US Obligations Loan Party (other than Aluminerie Lauralco, Sàrl), (B) holds Equity Interests of any Subsidiary organized in a US Jurisdiction or (C) owns material Collateral located in a US Jurisdiction, a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person (or in the case of any Person that meets such qualifications in clauses (A), (B) or (C) after the Initial Funding Date, a supplement to the Collateral Agreement, in the form specified therein), duly executed and delivered on behalf of such person, together with the opinions and documents of the type referred to in paragraphs (a) and (b) of Section 4.02 with respect to such Person; provided, however, that only US Collateral shall secure US Secured Obligations, and Non-US Collateral and US Collateral shall secure Global Secured Obligations; and

(iii)    from Holdings, the Borrower and each Designated Subsidiary that (A) is not organized in a US Jurisdiction or (B) holds Equity Interests of any Foreign Subsidiary organized in a Specified Collateral Jurisdiction other than the United States that is a Material Subsidiary and not otherwise exempted from being pledged pursuant to the Guaranty and Security Principles, a counterpart of a Foreign Mortgage (to the extent such Person owns a Mortgaged Property), Foreign Security Agreement or Foreign Pledge Agreement governed by the laws of a Specified Collateral Jurisdiction (or in the case of any Person that meets such qualifications in clauses (A) or (B) after the Initial Funding Date, a supplement to a, or new, Foreign Mortgage (to the extent such Person owns a Mortgaged Property), Foreign Security Agreement or Foreign Pledge Agreement governed by the laws of a Specified Collateral Jurisdiction) in each case, subject to the Guaranty and Security Principles and in each case duly executed and delivered by or on behalf of such Person, together with the opinions and documents of the type referred to in paragraphs (a) and (b) of Section 4.02 with respect to such Person; provided, however, that (x) only US Collateral shall secure US Secured Obligations, and Non-US Collateral and US Collateral shall secure Global Secured Obligations and (y) US Secured Obligations shall only be guaranteed by US Obligations Loan Parties and Global Secured Obligations shall be guaranteed by US Obligations Loan Parties and each other Loan Party.

(b)    all outstanding Equity Interests of (i) the Borrower, (ii) each AWAC Parent, (iii) Aluminerie Lauralco, Sàrl and (iv) each other Material Subsidiary to the extent held by a Loan Party (other than Equity Interests of Alcoa Norway ANS), shall have been pledged, in each case, pursuant to an appropriate Security Document described in paragraph (a) above (to be governed by the laws of the applicable issuer’s jurisdiction to the extent constituting a Specified Collateral Jurisdiction), and the Administrative Agent shall, to the extent required by the applicable Security Document, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)    all Indebtedness of Holdings, the Borrower and each Restricted Subsidiary, in each case, that is owing to any Loan Party shall be evidenced by a promissory note, which may be the Global Intercompany Note, which in each case shall have been pledged pursuant to an appropriate Security Document described in paragraph (a), and the Administrative Agent shall have received such Global Intercompany Note and any other promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; provided, however, that only any portions thereof constituting US Collateral shall secure the US Secured Obligations, and any portions thereof constituting Non-US Collateral or US Collateral shall secure the Global Secured Obligations;

(d)    all documents and instruments, including Uniform Commercial Code financing statements and other similar documents and instruments, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded, or delivered to the Administrative Agent for filing, registration or recording;

(e)    the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed, acknowledged and witnessed and delivered by the record owner of such Mortgaged Property, (ii) a lender’s policy or policies of title insurance issued by a nationally recognized title insurance company (to the extent customarily available in the applicable jurisdiction) insuring the Lien of each such Mortgage for a value reasonably agreed to between the Administrative Agent and Holdings for each such Mortgaged Property (without requirement of delivery of an appraisal or other third-party valuation) as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except, other than with respect to any judgment liens, as permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, provided, however that in no event shall the aggregate amount of such policies of title insurance exceed the maximum principal balance of the Loans, (iii) a completed standard “life of loan” flood hazard determination form with respect to each Mortgaged Property on which a “Building” (as defined in 12 CFR Chapter III, Section 339.2) is located (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Holding or the Borrower) (which determination will be made available to the Lenders by the Administrative Agent), (iv) if any Mortgaged Property on which a “Building” (as defined in 12 CFR Chapter III, Section 339.2) is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board (which evidence will be made available to the Lenders by the Administrative Agent), and (v) such surveys (it being agreed that delivery of neither a new survey nor an update to an existing survey shall be required in any jurisdiction where the Title Company will issue a lender’s Title Policy with the standard survey exception omitted from such Title Policy without requiring delivery of any survey) and local counsel legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property, provided, however, with respect to Mortgaged Property located outside of a US Jurisdiction, (A) the documents in clause (ii) through (v) of this paragraph shall only be required to the extent it is customary market practice for Mortgages in the applicable jurisdiction, and (B) such Mortgages shall be subject to the Guaranty and Security Principles; provided, further, however, that only the Mortgaged Properties constituting US Collateral shall secure the US Secured Obligations, and Mortgaged Properties constituting US Collateral or Non-US Collateral shall secure the Global Secured Obligations;

(f)    the Administrative Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as applicable, of a Control Agreement with respect to (i) each deposit account maintained by any Loan Party with any depositary bank (other than any Excluded Deposit Account) and (ii) subject to any express exception in the applicable Security Document, each securities account maintained by any Loan Party with any securities intermediary (other than any Excluded Securities Account), in each case, to the extent such account is located in a US Jurisdiction or any other Specified Collateral Jurisdiction; provided, however, that only such deposit accounts constituting US Collateral shall secure US Secured Obligations, and such deposit accounts constituting US Collateral or Non-US Collateral shall secure the Global Secured Obligations; and

(g)    each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder, except such consents for which the failure to obtain would not reasonably be expected to have a materially adverse effect on the validity, grant, perfection or priority of the security interests purported to be granted to the extent required under the Security Documents.

The foregoing definition:

(i)    shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables (solely with respect to Mortgaged Property located in a US Jurisdiction, other than any deliverables required under clause (e)(iii) or (e)(iv) of this definition) with respect to, particular assets of the Loan Parties (other than with respect to pledges of the Equity Interests in any AWAC Parent), or the provision of Guarantees by any Designated Subsidiary, if and for so long as the Administrative Agent, in consultation with the Borrower, reasonably determines that the burden or cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences (including the imposition of withholding or other material Taxes on Lenders)), shall be excessive in view of the practical benefits to be obtained by the Lenders therefrom or would result in material adverse tax consequences to Holdings and its Affiliates;

(ii)    shall not require control agreements or perfection by “control” with respect to Equity Interests (other than in respect of any certificated Equity Interests that are required to be pledged pursuant to this definition);

(iii)    shall not require landlord waivers, estoppels, collateral access agreements or similar rights;

(iv)    shall not require that any actions be taken to create or perfect any security interest in the Collateral in any jurisdiction other than any US Jurisdiction and any other Specified Collateral Jurisdiction (it being understood that there shall be no Security Documents governed under the laws of any jurisdiction other than any US Jurisdiction or any other Specified Collateral Jurisdiction);

(v)     shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties (other than with respect to pledges of the Equity Interests in any AWAC Parent), or the provision of Guarantees by any Designated Subsidiary (A) to the extent exempted pursuant to the Guaranty and Security Principles or (B) to the extent such asset is an “Excluded Asset”.

All security interests and guarantees provided by any Foreign Subsidiary shall be subject to the Guaranty and Security Principles. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of Guarantees by any Designated Subsidiary (including extensions beyond the Initial Funding Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Initial Funding Date) where it reasonably determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. Notwithstanding anything to the contrary herein, (x) the guarantors of US Secured Obligations shall be limited to the US Obligations Loan Parties, (y) Collateral for the US Secured Obligations shall be limited to the US Collateral, and (z) the creation or perfection of pledges of or security interests in the assets of any joint venture entities (including the AWAC Entities) and the Equity Interests of any AWAC Entities shall not be required, and no AWAC Entities shall be required to grant any guarantees with respect to the Secured Obligations.

“Commercial Agreement” shall mean any commodity prepayment contract, contract with payment or performance delays or any other equivalent agreement, in each case, relating to a commodity transaction that is not a Hedging Agreement, resulting in a performance risk or credit exposure, as applicable.

“Commercial Tort Claim” shall have the meaning specified in the New York UCC.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans and acquire interests in Letters of Credit as set forth in this Agreement in the aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in any Assignment and Assumption pursuant to which such Lender first becomes a Lender hereunder or in any Incremental Facility Amendment, with respect to any Lender that is an Additional Lender, as the same may be (x) increased from time to time pursuant to Section 2.24 (“Incremental Facilities”), (y) terminated or reduced from time to time pursuant to Section 2.10 (“Termination and Reduction of Commitments”), Article VII (“Events of Default”) or Section 9.04 (“Successors and Assigns”) or (z) extended pursuant to Section 2.21 (“Extensions of

Maturity Date”). As of the Amendment Effective Date, the aggregate amount of Commitments is $1,500,000,000.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.06(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuer by means of electronic communications pursuant to Section 8.03 or Section 9.01, including through the Approved Electronic Platform.

“Consolidated Cash Interest Expense” shall mean, for any period, the excess of (a) the sum of, without duplication,

(i) the interest expense in connection with Indebtedness of the type set forth in clauses (a), (b), (c) and (f) of the definition of “Indebtedness” and including imputed interest expense in respect of Capital Lease Obligations, of Holdings, the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, to the extent paid in cash,

(ii) any interest or other financing costs accrued during such period in respect of Indebtedness of the type specified in clause (i) above of Holdings, the Borrower or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense of Holdings for such period in accordance with GAAP,

(iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period,

minus (b) the sum of, without duplication,

(i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs (including legal and accounting costs) paid in a previous period,

(ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period,

(iii) to the extent included in such consolidated interest expense for such period, one-time expenses in connection with the Transactions and the issuance of the Senior Unsecured Debt and other incurrences of Indebtedness or issuances of Equity Interests, and

(iv) interest income of Holdings, the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

Consolidated Cash Interest Expense shall be deemed to be (a) for the four fiscal quarter period ended December 31, 2016, Consolidated Cash Interest Expense for the period from the Initial Funding Date to and including December 31, 2016, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Initial Funding Date to December 31, 2016, (b) for the four fiscal quarter period ended March 31, 2017, Consolidated Cash Interest Expense for the period from the Initial Funding Date to and including March 31, 2017, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Initial Funding Date to March 31, 2017, (c) for the four fiscal quarter period ended June 30, 2017, Consolidated Cash Interest Expense for the period from the Initial Funding Date to and including June 30, 2017, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Initial Funding Date to June 30, 2017 and (d) for the four fiscal quarter period ended September 30, 2017, Consolidated Cash Interest Expense for the period from the Initial Funding Date to and including September 30, 2017, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Initial Funding Date to September 30, 2017.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

(i) consolidated interest expense for such period,

(ii) consolidated income tax expense for such period,

(iii) all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), and any impairment charges or write-offs with respect to goodwill and other intangible assets (but excluding any charge or write-off with respect to an item that was included in Consolidated Net Income in a prior period),

(iv) non-recurring non-cash charges for such period (but excluding any such non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and any such charge that results from the write-down or write-off of inventory) and any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt,

(v) fees and expenses incurred during such period in connection with the Transactions, the amendment and restatement of this Agreement and the Loan Documents as of the Amendment Effective Date, and the issuance of the Senior Unsecured Debt,

(vi) fees and expenses incurred during such period in connection with any proposed or actual issuance, extinguishment, repayment, refinancing or amendment of any Indebtedness or issuance of Equity Interests, or any proposed or actual acquisitions,

(vii) non-recurring integration expenses in connection with acquisitions, or any charges, out-of-pocket costs and expenses incurred during such period in respect of restructurings, plant closings, headcount reductions, consolidation, separation or closure of facilities, cost saving initiatives or other similar actions, including severance charges in respect of employee terminations, in an amount not to exceed 15% of Consolidated EBITDA during any one fiscal year of Holdings,

(viii) non-cash expenses during such period resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of Holdings, the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement approved by the board of directors of Holdings,

(ix) non-cash exchange, translation or performance losses during such period relating to any Hedging Agreements and any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt,

(x) any losses during such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement, and any non-cash charges or unrealized losses during such period attributable to the application of “mark-to-market” accounting in respect of any Hedging Agreement,

(xi) any losses during such period resulting from the sale or disposition of any asset of Holdings, the Borrower or any Restricted Subsidiary outside the ordinary course of business,

(xii) the cumulative effect of a change in accounting principles,

(xiii) extraordinary expenses or charges for such period,

(xiv) any net income (loss) attributable to any non-controlling interests; and

(xv) one-time out-of-pocket transactional costs and expenses relating to Permitted Acquisitions or other Investments not prohibited under Section 6.04, Investments outside the ordinary course of business and any dispositions (regardless of whether consummated), including legal fees, advisory fees and upfront financing fees.

provided that any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a) (or that would have been added back had this Agreement been in effect during such period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of

(i) any extraordinary gains for such period,

(ii) any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges),

(iii) non-cash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations,

(iv) any income relating to defined benefits pension or post-retirement benefit plans,

(v) all gains during such period resulting from the sale or disposition of any asset of the Borrower or any Restricted Subsidiary outside the ordinary course of business,

(vi) any gains during such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement, and any non-cash gains or unrealized gains during such period attributable to the application of “mark-to-market” accounting in respect of any Hedging Agreement,

(vii) the cumulative effect of a change in accounting principles, all determined on a consolidated basis in accordance with GAAP, and

(viii) solely for purposes of the calculation set forth in Section 6.12, interest income of Holdings, the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

Consolidated EBITDA shall be $313,000,000, $156,000,000 and $304,000,000 for the fiscal quarters ended December 31, 2015, March 31, 2016, and June 30, 2016, respectively.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings, the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:

(a) the income of any Person (other than Holdings and the Borrower) that is not a consolidated Restricted Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to Holdings, the Borrower or any consolidated Restricted Subsidiary during such period,

(b) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-

lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP (other than, in any case, the write-off or write-down of inventory),

(c) stock-based award compensation expenses.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any Permitted Acquisitions or other investment or any disposition of any asset permitted hereunder.

“Consolidated Net Leverage Ratio” shall mean, as of the end of any fiscal year, the ratio of (a)(i) Total Indebtedness plus (ii) the amount of “accrued pension benefits” as set forth on the consolidated balance sheet of Holdings and its consolidated Subsidiaries as of such date minus (iii) the aggregate amount of cash and Permitted Investments of Holdings and the Restricted Subsidiaries (in each case, not controlled by or subject to any Lien, other than (x) Liens created under the Loan Documents (which may also secure other Indebtedness secured by a pari passu Lien on the Collateral along with the Loan Document Obligations) or (y) Liens that are Permitted Encumbrances under clauses (c), (d), (h), (i), (j), (s) or (t) of the definition thereof), excluding cash and Permitted Investments that appear (or would be required to appear) as “restricted” on the consolidated balance sheet of Holdings and its consolidated Subsidiaries as of such date (unless such classification results solely from any Lien referred to in clauses (iii)(x) and (iii)(y) above) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date.

“Consolidated Net Worth” shall mean, at any time, the consolidated net worth of Holdings and its consolidated subsidiaries at such time (including minority interests), computed and consolidated in accordance with GAAP.

“Consolidated Total Assets” shall mean, as of any date, the total amount of assets of Holdings, the Borrower and the Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ownership of Voting Stock, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement or similar agreement or acknowledgment to the extent required under applicable Law to create, perfect or maintain the priority of the Administrative Agent’s security interest in any account located in a US Jurisdiction or any other Specified Collateral Jurisdiction, in each case, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“CRD IV” means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC.

“Credit Party” shall mean the Administrative Agent, each Issuer and each Lender.

“CRR” means the Council Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012.

“Default” shall mean any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Defaulting Lender” shall mean, at any time, subject to Section 2.23, (a) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to (i) make a Loan, (ii) make a payment to an Issuer in respect of a Letter of Credit or (iii) make any other payment due to a Credit Party hereunder (each a “funding obligation”), unless, in the case of clause (i) above, such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing) or is the subject of a specifically identified good faith dispute, (b) any Lender that has notified Holdings, the Borrower or any Credit Party in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), or generally under other loan agreements or credit agreements or other similar/other financing agreements, (c) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent or the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such written confirmation), (d) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company or (e) any Lender that has, or has a Parent Company that has, become the subject of a Bail-In Action (provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.23 as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (e) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.23) upon notification of such determination by the Administrative Agent to the Borrower, each Issuer and each other Lender.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of an executive officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).

“Designated Subsidiary” shall mean, subject to the Guaranty and Security Principles in all cases, each wholly owned Subsidiary other than:

(a)    an Unrestricted Subsidiary;

(b)    a Restricted Subsidiary that is not a Material Subsidiary;

(c)    a Restricted Subsidiary that is a (i) captive insurance company, (ii) not-for-profit entity, (iii) special purpose entity, (iv) joint venture, (v) a Receivables Entity or (vi) broker-dealer, in each case, pursuant to transactions not prohibited by this Agreement;

(d)    a Restricted Subsidiary prohibited or restricted by applicable law or by contract from providing the Guarantee required by the Collateral and Guarantee Requirement (including any requirement to obtain the consent of any governmental authority or third party (other than Holdings, the Borrower and the Subsidiaries), unless such consent has been received), but in any event, only for so long as and to the extent such restriction exists, and with respect to any contractual restriction, only to the extent permitted under this Agreement and existing on the Initial Funding Date or on the date the applicable Person becomes a Subsidiary or Restricted Subsidiary and not entered into in contemplation of the entry into this Agreement or of becoming a Subsidiary or Restricted Subsidiary;

(e)    a Restricted Subsidiary with respect to which the Borrower and the Administrative Agent reasonably determine that the burden or cost (including any adverse tax consequences) of obtaining the Guarantee required by the Collateral and Guarantee Requirement from such Restricted Subsidiary would be excessive in view of the benefits to be obtained by the Lenders therefrom;

(f)    any Restricted Subsidiary located in any jurisdiction other than a Specified Collateral Jurisdiction; and

(g)    each Restricted Subsidiary listed in Schedule 1.01(b);

provided that, notwithstanding the foregoing clauses (a) through (g), Holdings and each existing or subsequently acquired or organized subsidiary of Holdings that directly holds Equity Interests in any AWAC Parent shall be deemed to be a Designated Subsidiary.

“Determination Date” shall mean (a) the Initial Funding Date, (b) the last Business Day of each calendar quarter, (c) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing request or an Interest Election Request with respect to any Loan, (ii) the Issuance of a Letter of Credit or (iii) a Reimbursement Date, (d) if an Event of Default has occurred and is continuing, any other Business Day as determined by the Administrative Agent in its sole discretion, (e) the Amendment Effective Date and (f) any other Business Day as determined by the Administrative Agent in its reasonable discretion.

“Disclosed Matter” shall have the meaning assigned to such term in Section 3.08.

“Disqualified Equity Interest” shall mean any Equity Interest that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Equity Interests); (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Amendment Effective Date, as of the Amendment Effective Date), other than (i) upon payment in full of the Loan Document Obligations, reduction of the Letter of Credit Obligations to zero and termination of the Commitments or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Loan Document Obligations on terms reasonably satisfactory to the Administrative Agent and such requirement is applicable only in circumstances that are market on the date of issuance of such Equity Interests; (c) requires the maintenance or achievement of any financial performance standards other than as a condition to the taking of specific actions or provide remedies to holders thereof (other than voting and management rights and increases in pay-in-kind dividends); or (d) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (j) of the definition thereof) or (ii) any Equity Interests or other assets other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Amendment Effective Date, as of the Amendment Effective Date); provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Documentary Letter of Credit” shall mean any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of its business.

“Dollar Equivalent” shall mean (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in Euros, the equivalent amount thereof in Dollars at such time as determined in accordance with Section 1.03(a) using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section (except as otherwise expressly provided in Section 2.22(h) (“Reimbursements”)).

“Dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Restricted Subsidiary that is not a Foreign Subsidiary.

“Dutch CITA” shall mean the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

“Dutch CIT Fiscal Unity” shall mean a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes (within the meaning of Article 15 of the Dutch CITA).

“Dutch Loan Party” shall mean a Loan Party incorporated under the laws of the Netherlands.

“Dutch Security Document” shall have the meaning assigned to such term in Section 8.07.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean September 16, 2016.

“Effective Date Form 10” means the Form 10 (without giving effect to any amendment, modification or supplement thereto made or filed with the SEC after the date that is three Business Days prior to the Effective Date, other than any such amendments, supplements or modifications that are not material and adverse to the rights or interests of the Lenders or made with the prior written approval of the Administrative Agent); provided, however, that any such amendments, supplements or modifications shall not be deemed to be material and adverse to the rights or interests of the Lenders if relating to (i) the inclusion of information for which there are placeholders in the Form 10 (as on file with the SEC on the date that is three Business Days prior to the Effective Date), such as the distribution ratio and the distribution and record dates or (ii) the sale of the Yadkin Facility, solely to the extent that the financial impact of any modifications, supplements or amendments pursuant to this clause (ii) were reflected in the projections provided to the Lenders prior to the date of the Engagement Letter.

“Effective Date Spin-Off Documents” means the Spin-Off Documents, the terms of which will be consistent with the Effective Date Form 10 (other than any waiver, amendments or modifications that are not material and adverse to the rights or interests of the Lenders or made with the prior written consent of the Administrative Agent), and any other document to effectuate the Spin-Off that is designated as an Effective Date Spin-Off Document prior to the Initial Funding Date (provided that such designation would not, as reasonably determined by the Administrative Agent, be material and adverse to the rights or interests of the Lenders).

“Electronic Signature” shall mean an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender or Holdings, the Borrower, any Subsidiary or any other Affiliate of Holdings.

“Engagement Letter” shall mean the engagement letter, dated July 19, 2016, between Alcoa and JPMorgan Chase Bank, N.A. and relating to this Agreement.

“Environmental Laws” shall mean all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to (a) the environment, (b) the preservation or reclamation of natural resources, (c) the generation, use, handling, transportation, storage, treatment, disposal, Release or threatened Release of any Hazardous Material or (d) health and safety matters, including exposure to Hazardous Materials.

“Environmental Liability” shall mean any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including for any damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ or attorneys’ fees, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any applicable Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract or binding agreement or order pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) any Reportable Event; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vii) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or in endangered or critical status within the meaning of Section 305 of ERISA; (viii) the occurrence of a “prohibited transaction” with respect to which Holdings or any of its subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Holdings or any such subsidiary could otherwise be liable; (ix) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of Holdings, the Borrower or any Restricted Subsidiary and (x) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” shall mean the single currency of participating member states of the European Union.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934.

“Exchange Rate” shall mean, on any day, with respect to the applicable currency (other than Dollars), the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such day on the Reuters World Currency Page “FX=” for such currency. In the event that such rate does not appear on any Reuters World Currency Page, then the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Assets” shall mean:

(a)    the Excluded Equity Interests;

(b)    the Excluded Deposit Accounts described in clauses (a) and (d) of the definition thereof;

(c)    the Excluded Securities Accounts described in clause (x) of the definition thereof;

(d)    motor vehicles and other assets subject to certificates of title (other than to the extent a security interest therein may be perfected by the filing of a financing statement);

(e)    any Commercial Tort Claim with a value of less than $15,000,000 or for which no claim has been filed in a court of competent jurisdiction;

(f)    any governmental or regulatory licenses, authorizations, certificates, charters, franchises, approvals and consents (whether Federal, State or otherwise) to the extent that and for so long as a security interest therein is prohibited or restricted thereby or requires any consent or authorization from a governmental or regulatory authority that has not been obtained other than to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition;

(g)    any property to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by any applicable law, rule or regulation, or (y) requires any consent, approval, license or other authorization of any third party (provided that such requirement existed on the Effective Date or at the time of the acquisition of such property and was not incurred in contemplation of the entry into this Agreement or the acquisition of such property (other than in the case of capital leases and purchase money financings, in each case, that are permitted under the Credit Agreement)) or governmental or regulatory authority, in each case of (x) and (y), other than to the extent such prohibition, restriction or requirement is ineffective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, restriction or requirement;

(h)    any lease, license or agreement (not otherwise subject to clause (f) above) or any property that is subject to a purchase money security interest or similar arrangement, to the extent that and for so long as a grant of a security interest therein (x) would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement, in each case, that are permitted under the Credit Agreement or create a right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law or (y) would require governmental or regulatory approval, consent or authorization (other than to the extent such requirement is ineffective under the Uniform Commercial Code or other applicable law notwithstanding such requirement);

(i)    Letter-of-Credit Rights, except to the extent constituting Supporting Obligations of other Collateral;

(j)    any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law;

(k)    assets where the burden or cost (including any adverse tax consequences) of obtaining a security interest therein exceeds the practical benefit to the Lenders afforded thereby as reasonably determined between the Borrower and the Administrative Agent;

(l)    any assets to the extent a security interest in such assets would result in material adverse tax consequences to Holdings or the Borrower, any direct or indirect parent company of Holdings or the Borrower or any of the Restricted Subsidiaries as reasonably determined by the Borrower and the Administrative Agent;

(m)    any assets excluded by application of the Guaranty and Security Principles; and

(n)    any assets that are listed on Schedule 1.01(c),

in each case other than (I) any Proceeds, substitutions or replacements of any of the assets described in clauses (a) through (n) (unless any such Proceeds, substitution or replacement would in itself constitute an asset described in clauses (a) through (n)) and (II) Equity Interests issued by any AWAC Parent.

“Excluded Deposit Account” shall mean (a) any deposit account the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation and similar expenses, (b) subject to the requirements of Section 5.13(c), deposit accounts (other than concentration accounts, investment accounts and accounts already subject to a perfected security interest in favor of the Administrative Agent on behalf of the Secured Parties) not falling under any other exception in this definition of Excluded Deposit Accounts, the average daily balance for any calendar month of which, as of the end of such calendar month, does not exceed $30,000,000 for all such deposit accounts, (c) any deposit account that is a zero-balance disbursement account, (d) any deposit account the funds in which consist solely of (i) funds held by Holdings, the Borrower or any Restricted Subsidiary in trust for any director, officer or employee of Holdings, the Borrower or any Restricted Subsidiary or any employee benefit plan maintained by Holdings, the Borrower or any Restricted Subsidiary or (ii) funds representing deferred compensation for the directors and employees of Holdings, the Borrower or any Restricted Subsidiary, and (e) any account held in any Specified Collateral Jurisdiction other than the United States for which a Control Agreement is not required pursuant to the Guaranty and Security Principles.

“Excluded Equity Interests” shall mean (i) Equity Interests in any Person (other than any wholly owned Subsidiary or any AWAC Parent), to the extent the assignment, pledge and grant requires, pursuant to the constituent documents of such Person or any related joint venture, shareholder or similar agreement binding on any shareholder, partner or member of such Person or applicable law, (a) the consent of any governing body of or Persons (other than of the Borrower or any of its Affiliates) holding Equity Interests in such Person and such consent shall not have been obtained (other than to the extent such requirement is ineffective under the Uniform Commercial Code or other applicable law notwithstanding such requirement) or (b) any notifications to be made to such Person, or any other shareholder, partner or member of such Person (other than the Borrower or any of its Affiliates), other than general notice filings or notifications in connection with exercise of remedies on and after an Event of Default, in each case, as reasonably determined by Holdings, and (ii) Equity Interests in any AWAC Entities.

“Excluded Securities Account” shall mean any (x) securities account the securities entitlements in which consist solely of (a) securities entitlements held by Holdings, the Borrower or any Restricted Subsidiary in trust for any director, officer or employee of Holdings, the Borrower or any Restricted Subsidiary or any employee benefit plan maintained by Holdings, the Borrower or any Restricted Subsidiary or (b) securities entitlements representing deferred compensation for the directors and employees of Holdings, the Borrower or any Restricted Subsidiary and (y) securities account held in any Specified Collateral Jurisdiction other than the United States for which a Control Agreement is not required pursuant to the Guaranty and Security Principles.

“Excluded Swap Guarantor” shall mean any Subsidiary Loan Party (a) all or a portion of whose Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Subsidiary Loan Party), at the time the Guarantee of (or grant of such security interest by, as applicable) such Subsidiary Loan Party becomes or would become effective with respect to such Swap Obligation or (b) with respect to which any Swap Obligation has been designated as an “Excluded Swap Obligation” of such Subsidiary Loan Party as specified in any agreement between the Borrower or the Subsidiary Loan Party, on the one hand, and the hedge bank applicable to such Swap Obligation, on the other hand.

“Excluded Swap Obligations” shall mean, with respect to any Subsidiary Loan Party, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Subsidiary Loan Party), at the time the Guarantee of (or grant of such security interest by, as applicable) such Subsidiary Loan Party becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Subsidiary Loan Party as specified in any agreement between the Borrower or the Subsidiary Loan Party, on the one hand, and the hedge bank applicable to such Swap Obligation, on the other hand. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean (i) any Taxes based upon, or measured by, any Lender’s, any Issuer’s, any Transferee’s or the Administrative Agent’s net income, net receipts or net profits (including franchise or similar Taxes imposed in lieu of such Taxes), but only to the extent such Taxes are imposed by a taxing authority (a) in a jurisdiction (or political subdivision thereof) under the laws of which such Lender, Issuer,

Transferee or the Administrative Agent is organized or incorporated, (b) in a jurisdiction (or a political subdivision thereof) in which such Lender, Issuer, Transferee or the Administrative Agent is a resident for the purpose of Tax on the basis of its place of effective management being situated therein, (c) in a jurisdiction (or political subdivision thereof) in which such Lender, Issuer, Transferee or the Administrative Agent does business, or (d) in a jurisdiction (or political subdivision thereof) in which such Lender, Issuer, Transferee or the Administrative Agent maintains a lending office (or branch), or (e) in a jurisdiction (or political subdivision thereof) in which such Lender, Issuer, Transferee or the Administrative Agent is subject to non-resident taxation in respect of amounts received in or from that jurisdiction, inter alia, as a result of such Lender, Issuer, Transferee or the Administrative Agent having a substantial interest (aanmerkelijk belang) in one or more of the Loan Parties as laid down in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), (ii) any franchise Taxes, branch Taxes, branch profits Taxes or any similar Taxes imposed by any jurisdiction (or political subdivision thereof) described in clause (i), (iii) with regard to any Lender, Issuer or Transferee, any withholding Tax of the Netherlands (and in the case of any US Secured Obligations or other Secured Obligations of Holdings or a Domestic Subsidiary, and any United States federal withholding Tax) that is (a) imposed on amounts payable to such Lender, Issuer or Transferee pursuant to a law in effect on the date on which (i) such Lender, Issuer or Transferee acquires an applicable interest in a Loan Document Obligation (other than in the case of an assignment made at the request of the Borrower) or (ii) such Lender designates a new lending office, except in each case to the extent that such Lender, Issuer or Transferee’s predecessor or assignor, as applicable, was entitled to receive such additional amounts pursuant to Section 2.18(a) immediately before such Lender, Issuer, or Transferee acquired the applicable interest or immediately before such Lender changed its lending office, or (b) attributable to such Lender’s, Issuer’s or Transferee’s failure to comply with Section 2.18(g), (h) or (i), as applicable (including, for the avoidance of doubt, any U.S. federal backup withholding), (iv) any Tax that is found in a final, non-appealable judgment by a court of competent jurisdiction to have been imposed solely as a result of any Lender’s, Issuer’s, Transferee’s or the Administrative Agent’s gross negligence or willful misconduct and (v) any withholding Taxes imposed under FATCA.

“Excluded US Obligations Payor” shall mean any Person other than a US Obligations Loan Party.

“Existing Maturity Date” shall have the meaning assigned to such term in Section 2.21(a).

“Existing Revolving Borrowings” shall have the meaning assigned to such term in Section 2.24(e).

“Extended Maturity Effective Date” shall have the meaning assigned to such term in Section 2.21(b).

“Extension Request” shall have the meaning assigned to such term in Section 2.21(a).

“Facility” shall mean the Commitments and the provisions herein related to the Loans and Letters of Credit.

“Factoring Transaction” means any transaction or series of transactions entered into by Holdings, the Borrower or any Restricted Subsidiary pursuant to which such party consummates a “true sale” of its Receivables to a non-related third party on market terms as determined in good faith by the senior management of Holdings, provided that (i) such Factoring Transaction is non-recourse to Holdings, the Company or any Restricted Subsidiary and their assets, other than any recourse solely attributable to a breach by Holdings, the Borrower or any Restricted Subsidiary of representations and warranties that are customarily made by a seller in connection with a “true sale” of Receivables on a non-recourse basis, and (ii) such Factoring Transaction is consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of Receivables on market terms of similar factoring transactions.

“FATCA” shall mean Sections 1471 through 1474 of the Code (or any amended or successor provision of the Code that is substantively comparable and not materially more onerous to comply with); any applicable intergovernmental agreement entered into in respect thereof; any current or future regulations, administrative guidance or official interpretations thereof; and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal” shall refer to the Federal government of the United States.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, “Financial Officer” shall mean a Financial Officer of Holdings.

“Foreign Benefit Event” shall mean (a) with respect to any Foreign Pension Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (iii) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee to administer any such Foreign Pension Plan, or to the insolvency of any such Foreign Pension Plan and (iv) the incurrence of any liability of Holdings, the Borrower or any Restricted Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein and (b) with respect to any Foreign Plan, (i) the occurrence of any transaction that is prohibited under any applicable law and could result in the incurrence of any liability by Holdings, the Borrower or any Restricted Subsidiary, or the imposition on Holdings, the Borrower or any Restricted Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law and (ii) any other event or condition that could reasonably be expected to result in liability of Holdings, the Borrower or any Restricted Subsidiary.

“Foreign Pension Plan” shall mean any benefit plan which under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan” shall mean any plan or arrangement established or maintained outside the United States for the benefit of present or former employees of Holdings, the Borrower or any Restricted Subsidiary.

“Foreign Mortgage” shall mean a Mortgage governed by the laws of a jurisdiction other than a US Jurisdiction and including any related re-affirmation agreements or documentation.

“Foreign Pledge Agreement” shall mean a pledge or charge agreement granting a Lien on Equity Interests in a Foreign Subsidiary in order to, in the case of such Equity Interests constituting US Collateral, secure all the Secured Obligations and in the case of such Equity Interests constituting Non-US Collateral, secure only the Global Secured Obligations, and, in each case, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and including any related re-affirmation agreements or documentation, and in form and substance reasonably satisfactory to the Administrative Agent .

“Foreign Security Agreement” shall mean an agreement (a) granting a Lien on assets owned by any Foreign Subsidiary or (b) providing a guarantee by any Foreign Subsidiary, in each case of (a) and (b), to secure the Global Secured Obligations and/or the US Secured Obligations, as applicable, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and including any related re-affirmation agreements or documentation, and in form and substance reasonably satisfactory to the Administrative Agent, and including each Dutch Security Document.

“Foreign Subsidiary” shall mean any Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Form 10” shall mean the registration statement on Form 10, originally filed by Holdings with the SEC on June 29, 2016, as amended on August 12, 2016, September 1, 2016, and September 13, 2016, and as the same may be amended, supplemented or modified on or prior to the date that is three Business Days prior to the Effective Date (including any amendment, supplement or modification disclosed by

Holdings to the Lenders in writing on or prior to such date even if such amendment, supplement or modification has not yet been reflected in such registration statement), and, except as otherwise expressly provided herein, as further amended, supplemented or modified pursuant to a filing with the SEC after such date.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Global Intercompany Note” shall mean the global intercompany promissory note substantially in the form of Exhibit G pursuant to which intercompany obligations and advances (i) owed by any Loan Party are subordinated to the Secured Obligations and (ii) owed to any Loan Party are pledged to the Administrative Agent as Collateral to secure the Secured Obligations.

“Global Secured Cash Management Obligations” shall mean the due and punctual payment and performance of any and all obligations of the Borrower and each Foreign Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services provided to any such Person that (a) are owed to the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or to any person that, at the time such obligations were incurred, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) are owed on the Initial Funding Date to a person that is a Lender or an Affiliate of a Lender as of the Initial Funding Date or (c) are owed to a person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.

“Global Secured Commercial Obligations” shall mean all Secured Commercial Obligations that are not US Secured Commercial Obligations.

“Global Secured Hedging Obligations” shall mean all Secured Hedging Obligations that are not US Secured Hedging Obligations.

“Global Secured Obligations” shall mean, collectively, (a) all the Loan Document Obligations (other than the US Loan Document Obligations), (b) all the Global Secured Cash Management Obligations, (c) all the Global Secured Hedging Obligations and (d) all the Global Secured Commercial Obligations. For avoidance of doubt, the Global Secured Obligations shall not include any US Secured Obligations.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange and including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Grupiara” means Grupiara Participacoes SA, a Brazilian sociedade anônima.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, monetary obligations arising from Hedging Agreements or Commercial Agreements or other monetary obligations (other than monetary obligations arising in the ordinary course of business) payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Initial Funding Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer)). The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means (i) the Guarantee Agreement among Holdings, Borrower and each other Loan Party required to execute a guarantee under the Collateral and Guarantee Requirement, substantially in the form of Exhibit B-2, (ii) with respect to any Foreign Subsidiary to the extent not a party to the Guarantee Agreement under clause (i), any other written guarantee of payment and performance substantially similar to the Guarantee Agreement described in clause (i) in form and substance as reasonably requested by the Administrative Agent, in each case, as such form may be modified to account for changes that are necessary, based on the advice of counsel for the Borrower and the Administrative Agent, as a result of requirements or limitations under any laws applicable to the Subsidiary Loan Parties that are Foreign Subsidiaries, or otherwise as agreed between the Borrower and the Administrative Agent, and (iii) any agreements or documentation reaffirming the guarantees provided under clauses (i) and (ii) above.

“Guaranty and Security Principles” shall mean the principles pursuant to which Collateral and guarantees from Designated Subsidiaries located outside of the United States shall be provided, as set forth in Schedule 1.01(d) hereto.

“Hazardous Materials” shall mean all explosive, radioactive, hazardous or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, or chlorofluorocarbons and other ozone-depleting substances.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any Restricted Subsidiary shall be a Hedging Agreement.

“Holdings” shall have the meaning assigned to it in the preamble hereto.

“Icelandic Subsidiary Loan Parties” shall mean (a) Alcoa á Íslandi ehf., (b) Reyðarál ehf., and (c) Alcoa-Fjarðaál sf.

“IFRS” shall mean the International Financial Reporting Standards set by the International Accounting Standards Board (or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or the SEC, as the case may be) or any successor thereto, as in effect from time to time.

“Incremental Extensions of Credit” shall have the meaning specified in Section 2.24(a)(ii).

“Incremental Facility Amendment” shall have the meaning specified in Section 2.24(d).

“Incremental Leverage Ratio Increase” shall have the meaning specified in Section 6.13(a).

“Incremental Term Loans” shall have the meaning specified in Section 2.24(a)(i).

“Indebtedness” of any Person at any time shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person and for the deferred purchase price of property or services (other than (i) trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business, and (ii) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, a liability on the balance sheet of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable), (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any

Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (i) all Disqualified Equity Interests issued by such Person, valued, as of the date of determination, at the greater of (A) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (B) the maximum liquidation preference of such Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (d) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to it in Section 9.05(b).

“Information Memorandum” means the Confidential Information Memorandum dated July 19, 2016, relating to the Transactions.

“Initial Funding Date” shall mean the date on or after the Effective Date on which the conditions specified in Section 4.02 are first satisfied (or waived in accordance with Section 9.08).

“Initial Funding Date Distribution” shall mean the payment, on or after the Initial Funding Date (but no later than the Spin-Off Date), of a cash distribution or other cash transfer in an aggregate amount not to exceed $1,500,000,000, through intervening subsidiaries of Alcoa, to Alcoa with a portion of the Net Proceeds of the Senior Unsecured Debt and other cash on hand of Holdings, the Borrower and the Subsidiaries.

“Initial Scheduled Maturity Date” shall mean November 14, 2022.

“Insolvency Regulation” shall mean the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings.

“Intellectual Property” shall have the meaning specified in the Collateral Agreement.

“Interest Election Request” shall have the meaning specified in Section 2.04(a).

“Interest Payment Date” shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, and, in addition, the effective date of any continuation of such Borrowing in its existing Type or conversion of such Borrowing to a Borrowing of a different Type, and the applicable Maturity Date.

“Interest Period” shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that the Borrower may not elect any Interest Period that ends after any Maturity Date, and (b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) any Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.11; provided, however, that in each case of clauses (a) and (b) above, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

“Interpolated Screen Rate” shall mean, with respect to any LIBOR Borrowing for any Interest Period (or for purposes of determining the Base Rate in accordance with clause (c) of the definition thereof and assuming an Interest Period of one month), a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, for purposes of determining the Base Rate in accordance with clause (c) of the definition thereof, on the applicable date of determination).

“Investment” shall mean, as to any Person, (i) any purchase, holding or acquisition of (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger or consolidation) any Equity Interests in, or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, any other Person, (ii) the making or permitting to exist any loans or advances to, Guarantees of Indebtedness of, or making or permitting to exist any investment or any other interest in, any other Person, or

(iii) any purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, provided that Investments shall not include any endorsements of negotiable instruments and documents, accounts receivable, credit card and debit card receivables and trade credit, in each case occurring in the ordinary course of business.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940.

“ISP” shall mean, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practices, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issue” shall mean, with respect to any Letter of Credit, to issue, extend the expiry of, renew (including any auto-renewal thereof) or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms “Issued” and “Issuance” shall have a corresponding meaning.

“Issuer” shall mean each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an “Issuer” or (b) is designated by the Borrower and hereafter becomes an Issuer with the approval of the Administrative Agent by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

“Latest Maturity Date” shall mean, at any time, the latest of the Maturity Dates in respect of the Loans and Commitments that are outstanding at such time.

“Lenders” shall mean the financial institutions or other entities listed on Schedule 2.01 and any other financial institution or other entity that has become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Amendment, in each case that (i) has a Commitment, (ii) holds a Loan or (iii) participates in any Letter of Credit, other than any such financial institution or other entity that has ceased to be a party hereto pursuant to an Assignment and Assumption or otherwise; provided, however, that Section 9.05 (Expenses; Indemnity) shall continue to apply to each such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise as if such Person is a “Lender”.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment. Notwithstanding anything to the contrary above, a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any stock in such Lender or its Parent Company by any Governmental Authority; provided that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.

“Letter of Credit” shall mean any letter of credit Issued pursuant to Section 2.22. A Letter of Credit may be a Standby Letter of Credit or a Documentary Letter of Credit.

“Letter of Credit Commitments” shall mean, with respect to each Issuer, the commitment of such Issuer to issue Letters of Credit hereunder. The initial amount of each Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01, or if an Issuer has entered into an Assignment and Assumption or became an Issuer pursuant to the terms hereunder, the amount set forth for such Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent or as otherwise set forth pursuant to the terms hereunder.

“Letter of Credit Obligations” shall mean, at any time, the Dollar Equivalent of the aggregate of all liabilities at such time of the Borrower or Holdings to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

“Letter of Credit Reimbursement Agreement” shall mean, collectively, with respect to any Letters of Credit Issued by an Issuer hereunder, applications, agreements and other documentation as such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the same type as such Letters of Credit, each in form and substance reasonably acceptable to it and, if applicable, duly executed by the Borrower or Holdings.

“Letter of Credit Request” shall have the meaning specified in Section 2.22(c).

“Letter-of-Credit Rights” shall have the meaning specified in the New York UCC.

“Letter of Credit Sublimit” shall mean $750,000,000.

“Letter of Credit Undrawn Amounts” shall mean, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date).

“LIBO Rate” shall mean, with respect to any LIBOR Borrowing denominated in Dollars or Euros for any Interest Period, an interest rate equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any Person that takes over administration of such rate for the relevant currency) for deposits in such currency for a period equal to the Interest Period for such LIBOR Borrowing that appears on the Reuters LIBOR01 Page (or any page that can reasonably be considered a replacement page) (such applicable rate being called the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. The Administrative Agent shall determine the LIBO Rate and such determination shall be conclusive absent manifest error. Notwithstanding the foregoing, if the LIBO Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

“LIBO Screen Rate” shall have the meaning assigned to such term in the definition of the term “LIBO Rate”.

“LIBOR Borrowing” shall mean a Borrowing comprised of LIBOR Loans.

“LIBOR Loan” shall mean any Loan during any period in which it bears interest based on the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Document Obligations” shall mean, collectively, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, (b) the due and punctual payment by Holdings of each payment required to be made by Holdings under this Agreement in respect of any US Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (c) the due and punctual payment and performance of all other amounts, obligations (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), covenants and duties owing by each other Loan Party to the Administrative Agent, any Lender, any Issuer, or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification or otherwise), present or future, arising under or pursuant to this Agreement or any other Loan Document, whether primary or secondary, direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all Letters of Credit and other fees, interest, charges, expenses, attorneys’ fees and disbursements, and other sums chargeable to a Loan Party under this Agreement or any other Loan Document.

“Loan Documents” shall mean, collectively, this Agreement, each Extension Request, any Incremental Facility Amendment, the Collateral Agreement, the Guarantee Agreement, each Mortgage, each other Security Document, the Global Intercompany Note, the Amendment and Restatement Agreement and that certain Reaffirmation Agreement dated as of the Amendment Effective Date, substantially in the form set out as Exhibit B to the Amendment and Restatement Agreement, the Notes (if any, but excluding for purposes of Section 9.04 (“Successors and Assigns”) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).

“Loan Parties” shall mean, collectively, Holdings, the Borrower and the Subsidiary Loan Parties.

“Local Time” means (a) with respect to any Loan or Borrowing denominated in Dollars or any Letter of Credit denominated in Dollars, New York City time, and (b) with respect to any Loan or Borrowing denominated in Euros or any Letter of Credit denominated in Euros, London time.

“Loans” shall mean the loans made by the Lenders to the Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment. Each Loan shall be a LIBOR Loan or a Base Rate Loan.

“Ma’aden Entities” shall mean Ma’aden Aluminum Company, Ma’aden Rolling Company, Saudi Auto Rolling JV, and Ma’aden Bauxite & Alumina Company.

“Ma’aden Operations” shall mean the operations, business and assets (including any refineries, smelters or rolling assets) owned or operated by the Ma’aden Entities.

“Ma’aden Guarantees” shall mean (i) the guarantees by Holdings or the Borrower of the Ma’aden Indebtedness or (ii) any back-to-back guarantees by Holdings or the Borrower to Alcoa, in respect to any Alcoa Ma’aden Guarantees.

“Ma’aden Indebtedness” shall mean any Indebtedness incurred in connection to the Ma’aden Operations, as of the Effective Date.

“Material Adverse Effect” shall mean a materially adverse effect on the business, assets, operations or financial condition of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, or a material impairment (i) of the ability of the Loan Parties, taken as a whole, to perform the payment obligations under this Agreement or any other Loan Document or (ii) of the rights of or remedies available to the Administrative Agent or the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans, the Letters of Credit (including the Letter of Credit Obligations) and the Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Restricted Subsidiaries in an aggregate principal amount of $100,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Real Property” means any real property acquired after the Effective Date (or owned by a Person at the time it becomes a Subsidiary after the Effective Date), that is located in the United States or a Specified Collateral Jurisdiction, wholly owned in fee (or the foreign jurisdiction equivalent) by any Loan Party and having a fair market value that, in the reasonable opinion of the Borrower, exceeds $15,000,000.

“Material Subsidiary” shall mean each Restricted Subsidiary (a) the consolidated total assets of which equal 5.0% or more of the consolidated total assets of Holdings, the Borrower and the Restricted Subsidiaries or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of Holdings for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of Holdings most recently ended prior to the Initial Funding Date); provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries shall have exceeded 7.5% of the consolidated total assets of Holdings, the Borrower and the Restricted Subsidiaries or 7.5% of the consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries, respectively, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as applicable, until such excess shall have been eliminated. For purposes of this definition, the consolidated total assets and consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries as of any date prior to, or for any period that commenced prior to, the Initial Funding Date shall be determined on a pro forma basis to give effect to the Transactions to occur on the Initial Funding Date or the Spin-Off Date.

“Maturity Date” shall mean the earlier of (a) (i) the Initial Scheduled Maturity Date, if the Borrower does not deliver an Extension Request, (ii) with respect to any Commitment, Loan or other right or obligation hereunder of any Lender or Issuer that did not consent to any Extension Request, the Initial Scheduled Maturity Date, (iii) with respect to any Commitment, Loan or other right or obligation hereunder of any Lender or Issuer that has consented to any Extension Request, if each of the conditions set forth in Section 2.21(b) with respect to such Extension Request shall have been satisfied, the applicable extended Maturity Date provided for therein and (b) the date on which the Loan Document Obligations become due and payable pursuant to Article VII.

“Maximum Leverage Ratio” shall have the meaning specified in Section 6.13(a).

“Maximum Rate” has the meaning assigned to such term in Section 9.09.

“MNPI” shall mean material information concerning Holdings, the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning Holdings, the Borrower, the Subsidiaries or any Affiliate of any of the foregoing or any of their respective securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.

“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” shall mean a mortgage, deed of trust, or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” shall mean, initially, each parcel of real property and the improvements thereto owned by a Loan Party in fee (or the foreign jurisdiction equivalent) and identified on Schedule 1.02, and shall include each other parcel of Material Real Property and the improvements thereon on which a Mortgage is required to be granted pursuant to Section 5.12 or 5.13.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Proceeds” shall mean, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any reasonable interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all reasonable fees and out-of-pocket expenses paid in connection with such event by Holdings, the Borrower and the Restricted Subsidiaries to Persons other than Affiliates of Holdings, the Borrower or any Restricted Subsidiary, (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof attributable to minority interests and not available for distribution to or for the account of Holdings, the Borrower and the Restricted Subsidiaries as a result thereof, and (z) the amount of any Indebtedness directly associated with such asset and retained by Holdings, the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and other liabilities (other than any earnout obligations, but including pension and other post-employment benefit liabilities and liabilities related to environmental matters). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“New York UCC” shall have the meaning specified in the Collateral Agreement.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 9.08(c).

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-US Collateral” shall mean all Collateral other than the US Collateral.

“Norsk Alcoa Smelting” shall mean Norsk Alcoa Smelting AS, a Norwegian aksjeselskaper.

“Note” shall have the meaning given such term in Section 2.05(e).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further, however, that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.

“OFAC” shall mean the United States Treasury Department Office of Foreign Assets Control.

“Other Permitted Initial Funding Date Indebtedness” shall mean Indebtedness (a) incurred by one or more Loan Parties (or, in the case of clause (v) below, incurred by one or more of Holdings, the Borrower and the Restricted Subsidiaries) consisting of (i) Senior Unsecured Debt, (ii) Indebtedness incurred in the ordinary course of business, including short term debt for working capital, capital leases, purchase money debt, equipment financings and any Indebtedness described in the Effective Date Form 10, (iii) accounts receivable sale or securitization programs, (iv) bilateral lines of credit, including any domestic or foreign working capital facility, or (v) Indebtedness under any federal new markets tax credit program or any federal subsidized loans for any U.S. facilities and (b) in each case, that is permitted under Section 6.01(a)(iv).

“Other Taxes” shall have the meaning assigned to such term in Section 2.18(b).

“Outside Date” shall mean June 30, 2017.

“Overnight Bank Funding Rate” shall mean, for any date, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the stock of such Lender.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Refinancing Debt” shall mean any Indebtedness incurred by any Loan Party, the proceeds of which are used to fund mandatory or discretionary contributions to the pension and other postretirement benefit plans of Holdings and its consolidated Subsidiaries from time to time and any fees or expenses in connection with any such incurrence.

“Perfection Certificate” shall mean (a) with respect to the US Obligations Loan Parties (other than the Borrower and Aluminerie Lauralco, Sàrl) and any Loan Party organized in Canada, a certificate in the form of Exhibit C or any other form reasonably approved by the Administrative Agent, and (b) with respect to any other Loan Party, a certificate relating to the disclosure of Collateral information, if any, that is functionally equivalent to the Perfection Certificate in clause (a) to the extent customarily delivered to lenders in any applicable Specified Collateral Jurisdiction.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting in the acquisition by Holdings, the Borrower or any Restricted Subsidiary of all the outstanding Equity Interests (other than directors’ qualifying shares) in, all or substantially all the assets of or all or substantially all the assets constituting a business unit, division, product line or line of business of a Person if (a) such acquisition was not preceded by, or consummated pursuant to, a hostile offer (including a proxy contest), (b) no Event of Default has occurred and is continuing or would result therefrom, (c) such acquisition and all transactions related thereto are consummated in accordance with applicable laws in all material respects, (d) all actions required to be taken with respect to such acquired or newly formed Subsidiary or such acquired assets under Sections 5.12 (“Additional Subsidiaries”) and 5.13 (“Further Assurances”) shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), within 15 Business Days after the date of such acquisition (or such longer period as the Administrative Agent may agree in writing), (e) Holdings is in compliance, on a Pro Forma Basis after giving effect to such acquisition as of the last day of the most recently ended fiscal quarter of Holdings, with the financial covenants contained in Sections 6.12, (f) the Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such acquisition as of the last day of the most recently ended fiscal quarter of Holdings, is less than 2.00 to 1.00, (g) the business of such Person or such assets, as applicable, constitutes a business permitted by Section 6.03(b) and (h) with respect to any transaction or series of related transactions involving consideration of more than $50,000,000, the Borrower has delivered to the Administrative Agent a certificate of a Financial Officer to the effect set forth in clauses (a) through (g) above, together with all relevant financial information for the Person or assets to be acquired and setting forth reasonably detailed calculations demonstrating compliance with clauses (e) and (f) above (which calculations shall, if made as of the last day of any fiscal quarter of Holdings for which Holdings has not delivered to the Administrative Agent the financial statements and certificate of a Financial Officer required to be delivered by Section 5.01(a) or (b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Cash Interest Expense for the relevant period).

“Permitted Encumbrances” shall mean:

(a)    Liens imposed by law for Taxes or other similar governmental charges that are not yet due or are being contested in compliance with Section 5.05;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c)    pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)    pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business or consistent with past practice or in respect of any governmental requirement, including in relation to a governmental requirement to provide a guarantee or bond, and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

(f)    easements, zoning and similar restrictions, encroachments, restrictions on use of real property, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any obligations for borrowed money and do not detract from the value of the affected property or interfere in any material respect with the ordinary conduct of business of Holdings, the Borrower or any Restricted Subsidiary;

(g)    Liens arising from Permitted Investments described in clause (d) of the definition of the term “Permitted Investments”;

(h)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Holdings, the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(i)    (i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business and (ii) Liens regarding goods consigned or entrusted to or bailed to a Person in the ordinary course of business in connection with the processing, reprocessing, recycling or tolling of such goods;

(j)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;

(l)    Liens representing non-exclusive licenses of Intellectual Property granted in the ordinary course of business;

(m)    ground leases in respect of real property on which facilities owned or leased by Holdings, the Borrower or any of its Restricted Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by Holdings, the Borrower or any Restricted Subsidiary, so long as such ground lease or other Lien, as applicable, does not interfere with the ordinary conduct of business of Holdings, the Borrower or any Restricted Subsidiary;

(n)    leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(o)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(p)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(q)    right of set-off relating to purchase orders and other similar arrangements entered into with customers or any Subsidiary in the ordinary course of business;

(r)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)    Liens arising under the Dutch General Banking Terms and Conditions (Algemene bankvoorwaarden); and

(t)    Liens that are contractual rights of set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments.

“Permitted Holdings Successor” shall mean any successor of Holdings that (a) becomes the direct parent of the Borrower and owns no other direct Subsidiaries, (b) has expressly assumed (and is in compliance with) all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and thereto, as applicable, in a form reasonable satisfactory to the Administrative Agent, (c) is organized under the laws of the United States, any State thereof or the District of Columbia and (d) the direct or indirect holders of the Voting Stock of which immediately following such Person becoming the direct parent of the Borrower are substantially the same as the holders of Holding’s Voting Stock immediately prior to such transaction.

“Permitted Investments” shall mean:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A-1 or better from S&P or P-1 or better from Moody’s;

(c)    investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Approved Bank ;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)    “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f)    in the case of the Borrower or any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Permitted Receivables Facility” shall mean the receivables facility or facilities created under the Permitted Receivables Facility Documents providing for the sale or pledge by Holdings, the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller) for fair market value (as determined in good faith by the Borrower), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue notes or other evidences of Indebtedness secured by Permitted Receivables Facility Assets or investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.

“Permitted Receivables Facility Assets” shall mean (a) Receivables (whether now existing or arising in the future) of Holdings, the Borrower and the Restricted Subsidiaries which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (b) loans to Holdings, the Borrower and the Restricted Subsidiaries secured by Receivables (whether now existing or arising in the future) of Holdings, the Borrower and the Restricted Subsidiaries which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, or the issuance of notes or other evidence of Indebtedness secured by such notes, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (in the good faith determination of Holdings) either (a) the terms as so amended, modified, supplemented, refinanced or replaced are reasonably customary for transactions of this type or (b)(x) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on Holdings, the Borrower or any of the Restricted Subsidiaries that, taken as a whole, are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement as determined by Holdings in good faith and (y) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders as determined by Holdings in good faith.

“Permitted Receivables Related Assets” shall mean any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing.

“Permitted Specified Transaction” shall mean each transaction specified and set forth on Schedule 1.01(e).

“Person” shall mean any natural person, corporation, organization, business trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Proceeds” shall have the meaning specified in the New York UCC.

“Professional Lender” shall mean (i) until the publication of an interpretation of public (within the meaning of the Capital Requirements Regulation (EU/575/2013)) by the competent authority/ies, any Person who qualifies as a professional market party within the meaning of the Dutch Act on financial supervision (Wet op het financieel toezicht) or otherwise qualifies as not forming part of the public, or (ii) as soon as the interpretation of the term public (within the meaning of the Capital Requirements Regulation (EU/575/2013)) has been published by the relevant authority/ies, any Person who does not form part of the public.

“Pro Forma Basis” shall mean, with respect to the calculation of the financial covenants contained in Sections 6.12 and 6.13 or otherwise for purposes of determining the Leverage Ratio, Consolidated Cash Interest Expense or Consolidated

EBITDA as of any date, that such calculation shall give pro forma effect to all Permitted Acquisitions, all designations of Restricted Subsidiaries as Unrestricted Subsidiaries, all designations of Unrestricted Subsidiaries as Restricted Subsidiaries, all issuances, incurrences or assumptions of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms), all sales, transfers or other dispositions of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) and all Subsidiary Designations, in each case, that have occurred during (or, if such calculation is being made for the purpose of determining whether any proposed acquisition will constitute a Permitted Acquisition or any Subsidiary Designation may be made, since the beginning of) the four consecutive fiscal quarter period of Holdings most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including expected cost savings (without duplication of actual cost savings) to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act as interpreted by the Staff of the SEC, and as certified by a Financial Officer). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

“Proposed Change” shall have the meaning assigned to such term in Section 9.08(c).

“Public Side Lender Representatives” shall mean, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Subsidiary Loan Party that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any rules or regulations promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) at the time such Swap Obligation is incurred.

“Qualified Equity Interests” shall mean Equity Interests of Holdings other than Disqualified Equity Interests.

“Ratable Portion” or “ratably”, unless the context otherwise requires, shall mean, for any Lender, the percentage obtained by dividing (i) the amount of the Commitment of such Lender by (ii) the sum of the aggregate outstanding amount of the Commitments of all Lenders (or, at any time on or after the Commitments have terminated or expired, the percentage obtained by dividing the principal amount of such Lender’s Revolving Credit Outstandings by the aggregate principal amount of all Revolving Credit Outstandings).

“Receivables” shall mean all accounts receivable (including all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Receivables Entity” shall mean a wholly-owned Restricted Subsidiary of Holdings that engages in no activities other than in connection with the financing of Receivables of the Receivables Sellers and that is designated (as provided below) as the “Receivables Entity” and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any other Restricted Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of Holdings, the Borrower or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings, the Borrower nor any other Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower (as determined by the Borrower in good faith), and (c) to which neither Holdings, the Borrower nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate of a Financial Officer certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” shall mean Holdings, the Borrower and those Restricted Subsidiaries (other than Receivables Entities) that are from time to time party to the Permitted Receivables Facility Documents.

“Refinancing Indebtedness” shall mean, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that:

(a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any bona fide fees, premium and expenses relating to such extension, renewal or refinancing;

(b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than the earlier of (i) the stated final maturity of such Original Indebtedness and

(ii) the date that is 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirement set forth in this definition;

(c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness and (y) in the case of any such Refinancing Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the incurrence of such refinancing or replacement Indebtedness so long as such refinancing or replacement Indebtedness would have constituted Refinancing Indebtedness if originally incurred to refinance such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the remaining term to maturity of the Commitments under this Agreement;

(d) such Refinancing Indebtedness shall not be guaranteed or borrowed by any Restricted Subsidiary that shall not have been (or, in the case of after-acquired Restricted Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor (either as a borrower or a guarantor) in respect of such Original Indebtedness, and shall not be an obligation of the Borrower or Holdings as borrower or guarantor if such Person shall not have been an obligor (either as a borrower or or guarantor) in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of Holdings, the Borrower or such Restricted Subsidiary, as applicable, only to the extent of their obligations in respect of such Original Indebtedness;

(e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and

(f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Register” shall have the meaning given such term in Section 2.05(b).

“Regulation U” shall mean Regulation U of the Board or any Governmental Authority succeeding to its functions, as in effect from time to time.

“Reimbursement Date” shall have the meaning specified in Section 2.22(h).

“Reimbursement Obligations” shall mean, as and when matured, the obligation of Holdings or the Borrower, as applicable, to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency specified in Section 2.17(c), all amounts of each draft and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of Holdings or the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, managers, advisors, representatives and controlling persons of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Reportable Event” shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, collectively, Lenders having more than fifty percent (50%) of the sum of (x) the aggregate principal amount of all Revolving Credit Outstandings and (y) the aggregate amount of the unused Commitments. A Defaulting Lender shall not be included in the calculation of “Required Lenders.”

“Requirement of Law” shall mean, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date” shall have the meaning assigned to such term in Section 1.03(a).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary, or any other payment (including any payment under any Hedging Agreement) that has a substantially similar effect to any of the foregoing.

“Restricted Subsidiary” shall mean each Subsidiary other than an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” shall have the meaning assigned to such term in Section 2.24(e).

“Revolving Commitment Increase” shall have the meaning specified in Section 2.24(a)(ii).

“Revolving Commitment Increase Lender” shall have the meaning assigned to such term in Section 2.24(e).

“Revolving Credit Outstandings” shall mean, at any particular time, the sum of (a) the Dollar Equivalent of the aggregate principal amount of the Loans outstanding at such time and (b) the Letter of Credit Obligations outstanding at such time.

“Revolving Credit Period” shall mean, with respect to each Lender and Issuer, the period from and including the Initial Funding Date to, but excluding, the applicable Maturity Date (or in the case of any Issuance of any Letter of Credit, 5 Business Days prior to the applicable Maturity Date) or any earlier date on which the Commitments shall be terminated.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Lender’s Loans and (b) such Lender’s Letter of Credit Obligations.

“Reynolds Becancour” shall mean Reynolds Becancour Inc, a Delaware corporation.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill Financial Inc., and any successor to its rating agency business.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom (b) any Person located, organized or resident in a Sanctioned Territory, (c) any Person that is a target of Sanctions as a result of a relationship of ownership or control.

“Sanctioned Territory” means, at any time, a country or territory which is itself, or whose government is, the subject of any Sanctions broadly prohibiting dealings with such government, country or territory (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions” shall mean sanctions or trade embargoes imposed, administered or enforced by (a) OFAC, the U.S. Department of State or the U.S. Department of Commerce, (b) the United Nations Security Council or (c) the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission (or any successor agency).

“Secured Cash Management Obligations” shall mean the Global Secured Cash Management Obligations and the US Secured Cash Management Obligations.

“Secured Commercial Obligations” shall mean the due and punctual payment and performance of any and all obligations of Holdings, the Borrower and each Restricted Subsidiary arising under each Commercial Agreement (a) entered into by any such Person that (i) is with a counterparty that is the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or any Person that, at the time such Commercial Agreement was entered into, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (ii) is in effect on the Initial Funding Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Initial Funding Date or (iii) is entered into after the Initial Funding Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Commercial Agreement is entered into and (b) designated as a Secured Commercial Obligation in a joint written notice delivered to the Administrative Agent by (i) Holdings or the Borrower and (ii) the applicable counterparty, provided that the aggregate amount of obligations of Holdings, the Borrower and the Restricted Subsidiaries under all Secured Commercial Obligations shall not exceed $100,000,000 at any time outstanding.

“Secured Hedging Obligations” shall mean the due and punctual payment and performance of any and all obligations of Holdings, the Borrower and each Restricted Subsidiary arising under each Hedging Agreement (a) entered into by any such Person that (i) is with a counterparty that is the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or any Person that, at the time such Hedging Agreement was entered into, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (ii) is in effect on the Initial Funding Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Initial Funding Date or (iii) is entered into after the Initial Funding Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (b) designated as a Secured Hedging Obligation in a joint written notice delivered to the Administrative Agent by (i) Holdings or the Borrower and (ii) the applicable counterparty. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“Secured Obligations” shall mean the Global Secured Obligations and the US Secured Obligations.

“Secured Parties” shall mean, collectively, (a) each Lender, (b) the Administrative Agent, (c) each Arranger, (d) each Issuer, (e) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (f) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, (g) each counterparty to any Commercial Agreement the obligations under which constitute Secured Commercial Obligations, (h) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document, (i) the other Persons the obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Agreement and (j) the successors and assigns of each of the foregoing.

“Securities Act” shall mean the United States Securities Act of 1933.

“Security Documents” shall mean the Collateral Agreement, the Guarantee Agreement, the Foreign Security Agreements, the Foreign Pledge Agreements, the Foreign Mortgages, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Sections 5.12 or 5.13 to secure any of the Secured Obligations.

“Senior Unsecured Debt” shall mean (a) the senior unsecured notes or term loans issued by the Borrower on or before the Initial Funding Date in connection with the Spin-Off and (b) to the extent senior unsecured notes are issued under clause (a), any substantially identical senior unsecured notes that are registered under the Securities Act and issued in exchange for the senior unsecured notes described in clause (a) of this definition.

“Senior Unsecured Debt Documents” shall mean the credit agreement or indenture, all side letters, instruments, agreements and other documents evidencing or governing the Senior Unsecured Debt, providing for any Guarantee or other right in respect thereof, affecting the terms of the foregoing or entered into in connection therewith and all schedules, exhibits and annexes to each of the foregoing.

“Spanish Subsidiary Loan Parties” shall mean Alcoa Inespal Aviles S.L., Alcoa Inespal Coruna S.L. and Aluminio Español S.L.

“Specified Collateral Jurisdiction” shall mean the United States, Australia, Brazil, Canada, Luxembourg, the Netherlands, and Norway and, solely with respect to (a) pledges of Equity Interests in AWAC Parents, any other jurisdiction in which any AWAC Parent is organized and (b) security interests in and perfection actions with respect to any deposit account owned by a Loan Party (other than Excluded Deposit Accounts), the jurisdiction in which such deposit account is located or maintained.

“Specified Company” shall mean each of (a) AAHP, ASC Alumina, Alcoa Inespal, Alcoa Saudi, Grupiara and (b) Alcoa WolinBec, Norsk Alcoa Smelting and Reynolds Becancour.

“Spin-Off” shall mean the spin-off of Holdings from Alcoa, as more fully described in the Form 10.

“Spin-Off Date” shall mean the date, occurring on or after the Initial Funding Date but not later than the first calendar day after the Initial Funding Date, on which the Spin-Off shall have been consummated.

“Spin-Off Documents” shall mean (a) the Separation and Distribution Agreement, (b) the Transition Services Agreement, (c) the Tax Matters Agreement, (d) the Employee Matters Agreement, (e) the Stockholder and Registration Rights Agreement, (f) the Alcoa Corporation to Arconic Inc. Patent, Know-How, and Trade Secret License Agreement, (g) the Arconic Inc. to Alcoa Corporation Patent, Know-How, and Trade Secret License Agreement, (h) the Alcoa Corporation to Arconic Inc. Trademark License Agreement, (i) the Master Agreement for the Supply of Primary Aluminum, (j) the Massena Lease and Operations Agreement, (k) the Fusina Lease and Operations Agreement, and (l) the Toll Processing and Services Agreement, in each case, to be entered into between Alcoa or Affiliates thereof, on the one hand, and Holdings or Affiliates thereof, on the other hand, in connection with the Spin-Off, and together with any other agreements, instruments or other documents entered into in connection with any of the foregoing.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary in connection with the Permitted Receivables Facility that are reasonably customary in an accounts receivable financing transaction.

“Standby Letter of Credit” shall mean any Letter of Credit that is not a Documentary Letter of Credit.

“State” shall refer to any State of the United States.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve

Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”) at any date, any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the Voting Stock or, in the case of a partnership, more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held or (b) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP.

“Subsidiary” shall mean any subsidiary of Holdings (other than the Borrower).

“Subsidiary Designation” shall mean (a) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (b) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case in accordance with Section 5.15.

“Subsidiary Guarantor” shall mean each Designated Subsidiary that is or, after the date hereof, becomes a party to the Collateral Agreement, the Guarantee Agreement, a Foreign Pledge Agreement, a Foreign Security Agreement, a Mortgage or a Foreign Mortgage.

“Subsidiary Loan Party” shall mean each Subsidiary Guarantor, provided that, for the purposes of Article VI, each Icelandic Subsidiary Loan Party, each Spanish Subsidiary Loan Party and Alcoa Inespal shall also be deemed to be a Subsidiary Loan Party.

“Successor Entity” has the meaning assigned to such term in Section 6.03(a).

“Supplemental Perfection Certificate” shall mean (a) with respect to the US Obligations Loan Parties (other than the Borrower and Aluminerie Lauralco, Sàrl) and any Loan Party organized in Canada, a certificate in the form of Exhibit D or any other form reasonably approved by the Administrative Agent and (b) with respect to any other Loan Party, a post-closing certificate relating to the disclosure of Collateral information, if any, that is functionally equivalent to the Supplemental Perfection Certificate in clause (a) to the extent customarily delivered to lenders in any applicable Specified Collateral Jurisdiction.

“Supporting Obligations” shall have the meaning specified in the New York UCC.

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Syndication Agent” shall mean Citibank, N.A., in its capacity as syndication agent under this Agreement.

“TARGET Date” shall mean a day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is operating.

“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings of a similar nature, and including, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, mineral severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

“Ticking Fee” shall have the meaning assigned to such term in Section 2.06(c).

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments of all Lenders, as in effect at such time.

“Total Indebtedness” shall mean, as of any date, the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding as of such date of the type set forth clauses (a), (b), (c) and (f) of the definition of “Indebtedness”, other funded Indebtedness that would appear on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP and Indebtedness incurred pursuant to Permitted Receivables Facilities, provided that, for the avoidance of doubt, “Total Indebtedness” shall not include any Indebtedness in respect of Hedging Agreements.

“Transaction Costs” shall mean all fees, costs and expenses incurred or payable by Holdings, the Borrower or any Subsidiary in connection with the Transactions.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the Issuance of Letters of Credit hereunder, (b) the consummation of the Spin-Off and the other transactions contemplated by the Spin-Off Documents (including the payment of the Initial Funding Date Distribution), and (c) the payment of the Transaction Costs.

“Transferee” shall mean any transferee or assignee of any Lender, including a participation holder.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall mean the Adjusted LIBO Rate and the Base Rate.

“Uniform Commercial Code” shall have the meaning specified in the Collateral Agreement.

“United States” shall mean the United States of America.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary that is formed or acquired after the Initial Funding Date and is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 5.15 (“Designation of Subsidiaries”) subsequent to the Initial Funding Date and (b) any subsidiary of an Unrestricted Subsidiary. As of the Initial Funding Date, there shall be no Unrestricted Subsidiaries.

“US Collateral” shall mean, collectively,

(a)    all Collateral owned by each US Obligations Loan Party (other than Collateral owned by the Borrower and Aluminerie Lauralco, Sàrl),

(b)    65% of the Equity Interests of the Borrower,

(c)    100% of the Equity Interests of AAHP,

(d)    65% of the Equity Interests of Aluminerie Lauralco, Sàrl, and

(e)    all products and proceeds of the foregoing;

provided, however, that except as set forth in clause (c) (or clause (e) with respect to clause (c)), US Collateral shall not include any Equity Interests of the Borrower or any Foreign Subsidiary in excess of 65% of the outstanding Equity Interests of such Foreign Subsidiary (and shall, for the avoidance of doubt, include no more than 65% of the Voting Stock of any of the Borrower, Aluminerie Lauralco, Sàrl, or any other Foreign Subsidiary (other than AAHP) in any event) or any Collateral owned by any Foreign Subsidiary. For the avoidance of doubt, only US Collateral shall secure US Secured Obligations, and Non-US Collateral and US Collateral shall secure Global Secured Obligations.

“US Jurisdiction” shall mean the United States, any State thereof, the District of Columbia or any territory or possession thereof that has adopted the Uniform Commercial Code.

“US Letter of Credit” shall have the meaning assigned to such term in Section 2.22(a).

“US Letter of Credit Sublimit” shall mean $400,000,000.

“US Loan Document Obligations” shall mean (i) the Loan Document Obligations in respect of or in connection with US Letters of Credit, US Secured Cash Management Obligations, US Secured Commercial Obligations and US Secured Hedging Obligations and (ii) any other Loan Document Obligations of Holdings or a Domestic Subsidiary.

“US Obligations Loan Parties” shall mean Holdings, the Borrower, Aluminerie Lauralco, Sàrl and each other Loan Party that is a Domestic Subsidiary (other than any Domestic Subsidiary owned directly or indirectly, in whole or in part by a Foreign Subsidiary or any Domestic Subsidiary which is a disregarded entity for U.S. federal income tax purposes and substantially all the assets of which consist of equity interests (or equity interests and non-equity interests) in one or more Subsidiaries that are “controlled foreign corporations” for U.S. federal income tax purposes).

“US Secured Cash Management Obligations” shall mean the due and punctual payment and performance of any and all obligations of Holdings and each Domestic Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services provided to any such Person that (a) are owed to the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or to any person that, at the time such obligations were incurred, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) are owed on the Initial Funding Date to a person that is a Lender or an Affiliate of a Lender as of the Initial Funding Date or (c) are owed to a person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.

“US Secured Commercial Obligations” shall mean any Secured Commercial Obligations that are (a) obligations of Holdings or a Domestic Subsidiary and (b) not specifically designated as Global Secured Commercial Obligations in a joint written notice delivered to the Administrative Agent by (i) Holdings or the Borrower and (ii) the counterparty to the applicable Commercial Agreement.

“US Secured Hedging Obligations” shall mean any Secured Hedging Obligations that are (a) obligations of Holdings or a Domestic Subsidiary and (b) designated as US Secured Hedging Obligations in a joint written notice delivered to the Administrative Agent by (i) Holdings or the Borrower and (ii) the counterparty to the applicable Hedging Agreement.

“US Secured Obligations” shall mean, collectively, (a) the US Loan Document Obligations, (b) the US Secured Cash Management Obligations, (c) the US Secured Hedging Obligations and (d) the US Secured Commercial Obligations.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“VAT” shall mean (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112), and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to such tax referred to in paragraph (a) above, or imposed elsewhere.

“Voting Stock” with respect to the Equity Interests of any Person shall mean issued and outstanding Equity Interests of any class or classes (however designated) having ordinary voting power for the election of the directors or other governing body of such Person (other than as a limited partner of such Person), other than Equity Interests having such power only by reason of the occurrence of a contingency.

“wholly owned Subsidiary” shall mean, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person. Unless otherwise specified, the term “wholly owned Subsidiary” refers to a wholly owned Subsidiary of Holdings.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yadkin Facility” shall mean the Yadkin Hydro power plant located in Stanly County, NC, USA.

SECTION 1.02.    Terms Generally; Accounting Principles. (a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise or except as expressly provided herein, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (iii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) all references to “the date hereof”, “the date of this Agreement” or similar phrases shall be construed to refer to the Effective Date.

(b)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, (i) if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP (provided such change in GAAP occurs after the date hereof), then such provision shall be interpreted on the basis of GAAP in effect immediately before such change became effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 842), issued by the Financial Accounting Standards Board on May 16, 2013, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof. If at any time the SEC permits or requires United States reporting companies to use IFRS in lieu of GAAP for reporting purposes, Holdings may notify the Administrative Agent that it has elected to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time; provided that, to the extent that such election would affect any financial ratio or other requirement set forth in this Agreement, (i) Holdings and the Borrower shall provide to the Administrative Agent financial statements and other documents reasonably requested by the Administrative Agent or any Lender setting forth a reconciliation with respect to such ratio or requirement made before and after giving effect to such election and (ii) if the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change; provided, further, that until such time as such an amendment shall have become effective, references herein to GAAP shall be construed to mean GAAP as in effect and applied immediately before such election to use IFRS.

SECTION 1.03.    Exchange Rates; Currency Equivalents.

(a)    Not later than 12:00 noon, Local Time, on each Determination Date, the Administrative Agent shall (x) determine the Exchange Rate as of such Determination Date with respect to Euro, which shall be conclusive absent manifest error and (y) give notice thereof to the Lenders and the Borrower. The Exchange Rates so determined shall become effective (i) in the case of the initial Determination Date, on the Initial Funding Date and (ii) in the case of each subsequent Determination Date, on the first Business Day immediately following such Determination Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current exchange rate) be the Exchange Rates employed in converting any amounts between Dollars and Euro.

(b)    Solely for purposes of Article II and related definitional provisions to the extent used therein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent and notified to the applicable Lender and the Borrower in accordance with paragraph (a) of this Section.

(c)    Notwithstanding any other provision of this Agreement, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (A) calculating the financial maintenance covenants under Sections 6.12 and 6.13, and (B) calculating the Consolidated Cash Interest Expense and the Leverage Ratio (other than for purposes of determining compliance with Sections 6.12 and 6.13) at the exchange rates then used by Holdings in its financial statements.

(d)    For purposes of Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on the applicable Exchange Rate, in the case of such Indebtedness incurred or committed, on the date that such Indebtedness was incurred or committed, as applicable; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the applicable Exchange Rate on the date of such refinancing, such Dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the sum of (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

(e)    For purposes of Article VI, the amount of any Indebtedness, Liens, Investments, asset sales and Restricted Payments, as applicable, denominated in any currency other than Dollars shall be calculated based on the applicable Exchange Rate. If any basket is exceeded solely as a result of fluctuations in the applicable Exchange Rate after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in the applicable Exchange Rate.

SECTION 1.04.    Rounding-Off. The Administrative Agent may, in its discretion, set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollars or Euros, as applicable, or cents thereof, to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or Euros, as applicable, or in whole cents thereof, as may be necessary or appropriate.

SECTION 1.05.    Pro Forma Calculations. With respect to any period during which any Permitted Acquisition or any sale, transfer or other disposition of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business occurs, or during which any Subsidiary Designation occurs, for purposes of determining compliance with the covenants contained in Sections 6.12 and 6.13 or otherwise for purposes of determining the Leverage Ratio, Consolidated EBITDA and Consolidated Cash Interest Expense, calculations with respect to such period shall be made on a Pro Forma Basis.

ARTICLE II

THE CREDITS

SECTION 2.01.    Commitments. Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to make revolving credit loans in Dollars or Euros to the Borrower during the Revolving Credit Period applicable to such Lender in accordance with the terms hereof; provided, however, that (i) after giving effect to any Borrowing, (A) the Dollar Equivalent of the aggregate principal amount of the outstanding Loans shall not exceed the Total Commitments and (B) the Dollar Equivalent of the aggregate principal amount of the outstanding Loans denominated in Euros shall not exceed $750,000,000, (ii) at all times the aggregate principal amount of all outstanding Loans made by each Lender shall equal its Ratable Portion of the aggregate principal amount of all outstanding Loans, (iii) at no time shall any Lender be obligated to make a Loan in excess of such Lender’s Ratable Portion of the Available Credit and (iv) the Dollar Equivalent of the aggregate principal amount of Loans made on the Initial Funding Date shall not exceed $100,000,000. Within the limits set forth in this Section 2.01, the Borrower may borrow, pay or prepay Loans and reborrow at any time during the Revolving Credit Period, subject to the terms, conditions and limitations set forth herein.

SECTION 2.02.    Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate principal amount which, in the case of any LIBOR Borrowing denominated in Dollars, is an integral multiple of $1,000,000 and not less than $25,000,000, and in the case of any LIBOR Borrowing denominated in Euros, is an integral multiple of €1,000,000 and not less than €25,000,000; provided that a LIBOR Borrowing that results from a continuation of an outstanding LIBOR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $50,000,000 (or an aggregate principal amount equal to (i) the remaining balance of the applicable Commitments or (ii) the amount that is required to finance the reimbursement of a Reimbursement Obligation as contemplated by Section 2.22(h), as the case may be).

(b)    Each Borrowing shall be comprised entirely of LIBOR Loans or Base Rate Loans, as the Borrower may request pursuant to Section 2.03; provided, however, that Borrowings denominated in Euros shall be comprised entirely of LIBOR Loans. Each Lender may at its option fulfill its Commitment with respect to any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or any of the Borrower’s rights thereunder. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten (or such greater number as may be agreed to by the Administrative Agent) separate LIBOR Loans in each currency (Dollars or Euros) of any Lender being made to the Borrower and outstanding under this Agreement at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

(c)    Each Lender shall make each Loan that is (A) a Base Rate Loan or (B) a LIBOR Loan, to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 1:00 p.m., Local Time, and the Administrative Agent shall promptly thereafter credit the amounts so received to the general deposit account of the Borrower maintained with the Administrative Agent, or such other account as the Borrower may designate in a written notice to the Administrative Agent, or, in the case of Base Rate Loans made to finance the reimbursement of a Reimbursement Obligation as provided in Section 2.22(h), to the applicable Issuer, in each case as specified by the Borrower in the applicable Borrowing request. If such Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met or waived, the Administrative Agent shall return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to (A) in the case of Loans denominated in Dollars, Base Rate Loans, and (B) in the case of Loans denominated in Euros, LIBOR Loans and (ii) in the case of such Lender, (A) in the case of Loans denominated in Dollars, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in Euros, the rate determined by the Administrative Agent to be the cost to it of funding such amount (in the case of each of clause (A) and (B) of this clause (ii), which determination shall be conclusive absent manifest error). If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(d)    The occurrence of any Lender becoming a Defaulting Lender shall not relieve any other Lender of its obligation to make a Loan or payment on such date but no such other Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or payment required under this Agreement.

(e)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Borrowing if the Interest Period requested with respect thereto would end after any Maturity Date applicable thereto.

SECTION 2.03.    Notice of Borrowings. In order to request a Borrowing, a Borrower shall give written or faxed notice (or telephone notice promptly confirmed in writing or by fax) (a) in the case of a Base Rate Borrowing, to the Administrative Agent not later than 12:00 noon, New York City time, on the Business Day of such proposed Borrowing or (b) in the case of a LIBOR Borrowing, to the Administrative Agent not later than 10:00 a.m., Local Time, three Business Days before such proposed Borrowing (or in the case of a LIBOR Borrowing to be made on the Initial Funding Date or Amendment Effective Date, one Business Day). Such notice shall be irrevocable, and shall in each case refer to this Agreement and specify (i) whether such Borrowing is to be denominated in Dollars or Euros; (ii) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be a LIBOR Borrowing or a Base Rate Borrowing; (iii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; (iv) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto; (v) the location and number of the account of the Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c), or, in the case of any Base Rate Borrowing requested to finance the reimbursement of a Reimbursement Obligation as provided in Section 2.22(h), the identity of the applicable Issuer; and (vi) that as of such date Sections 4.03(a) and 4.03(b) are satisfied. In the case of a Borrowing denominated in Dollars, if no election as to the Type of Borrowing is specified in any such notice, then such requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any LIBOR Borrowing is specified in any such notice, then the Borrower giving the notice of Borrowing shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.    Interest Elections. (a) Subject to the terms and conditions set forth in this Agreement, (i) at the option of the Borrower, each Borrowing denominated in Dollars initially shall be of the Type specified in the applicable Borrowing request, (ii) each Borrowing denominated in Euros shall be a LIBOR Borrowing, and (iii) each LIBOR Borrowing shall have an initial Interest Period as specified in the Borrowing request with respect to such Borrowing. Thereafter, the Borrower may elect (each an “Interest Election Request”) to convert such Borrowing to a different Type (other than in the case of a Borrowing denominated in Euros) or to continue such Borrowing in its existing Type and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. In the case of any Borrowing denominated in Dollars, the applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    To make an Interest Election Request, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type (and in the currency) resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Sections 2.02 and 2.03:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a LIBOR Borrowing; and

(iv)    if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a LIBOR Borrowing denominated in Dollars, such Borrowing shall be converted to a Base Rate Borrowing and (ii) in the case of a LIBOR Borrowing denominated in Euros, such Borrowing shall be continued as a LIBOR Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to Holdings or the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing (i) no outstanding Base Rate Borrowing may be converted to a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing (A) denominated in Dollars, shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto and (B) denominated in Euros, shall be continued as a LIBOR Borrowing with an Interest Period of one month’s duration.

SECTION 2.05.    Repayment of Loans; Evidence of Debt. (a) The outstanding principal balance of each Loan shall be payable by the Borrower on the applicable Maturity Date.

(b)    The Administrative Agent, acting as a non-fiduciary agent of the Borrower or Holdings, as applicable, solely for this purpose and for tax purposes, shall establish and maintain at one of its offices a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry each Lender’s and each

Issuer’s interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as a non-fiduciary agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders and the Issuers, (ii) the Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a LIBOR Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower or Holdings to, or for the account of, each Lender hereunder, (v) the amount that is due and payable, and paid, by the Borrower or Holdings to, or for the account of, each Issuer, including the amount of Letter of Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vi) the amount of any sum received by the Administrative Agent hereunder from the Borrower or Holdings, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s and Issuer’s, as the case may be, share thereof, if applicable.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the Reimbursement Obligations are registered obligations and the right, title, and interest of the Lenders and the Issuers and their respective assignees in and to such Loans or Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence a Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.05 and Section 9.04 shall be construed so that the Loans and Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(d)    The entries made in the Register and in the accounts therein maintained pursuant to clauses (b) and (c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower or Holdings, as applicable, to repay any amounts due hereunder in accordance with the terms of this Agreement. In addition, the Borrower, each Applicant, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrower, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

(e)    Notwithstanding any other provision of this Agreement, in the event any Lender shall request a promissory note evidencing the Loans made by it hereunder (each a “Note”) to the Borrower, the Borrower shall deliver such a Note, reasonably satisfactory to the Administrative Agent, payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns), and, subject to Section 2.05(c), the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.06.    Fees. (a) Commitment Fees. The Borrower agrees to pay in immediately available Dollars for the account of the Lenders as set forth below in this Section 2.06, a commitment fee (collectively, the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused amount of such Lender’s Commitment, for the period from and including the Initial Funding Date to but excluding the earlier of the date such Commitment is terminated and the applicable Maturity Date. Accrued Commitment Fees shall be payable in arrears (i) on the last Business Day of each calendar quarter, commencing on the first such Business Day following the Initial Funding Date, for the account of each Lender, (ii) on each Maturity Date, for the account of each Lender the Commitment of which terminates on such date, and (iii) on any date on which the Commitments shall be terminated in whole (or, in the case of Letters of Credit, fully cash collateralized in accordance with the last paragraph of Article VII), for the account of each Lender; provided, however, that if any Revolving Credit Outstandings shall be outstanding after the date on which the Commitments have been terminated in whole, then such Commitment Fee shall be payable on demand. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day).

(b)    Letter of Credit Fees. Each Applicant agrees to pay in immediately available Dollars or Euros, as applicable, the following amounts with respect to Letters of Credit issued by any Issuer to it:

(i)    to each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer to such Applicant, an issuance fee equal to a percentage per annum to be mutually agreed upon by such Applicant and such Issuer of the undrawn face amount of such Letter of Credit, during the period from and including the Initial Funding Date to but excluding the later of the date on which such Issuer ceases to be an Issuer hereunder and the date on which such Issuer ceases to have any exposure to Letter of Credit Obligations in respect of such Letters of Credit;

(ii)    to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit issued to such Applicant, a participation fee accruing at a rate per annum equal to the Applicable Margin for LIBOR Loans on the undrawn face amount of such Letter of Credit, during the period from and including the Initial Funding Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any exposure to the Letter of Credit Obligations; and

(iii)    to the Issuer of any Letter of Credit issued to such Applicant, with respect to the issuance, amendment, renewal, extension or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, renewal, extension, transfer or drawing, as the case may be, payable within 10 days after demand.

(iv)    All fees payable under this Section 2.06(b) shall be computed on the basis of the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day). Issuance fees and participation fees payable under the foregoing clauses (i) and (ii), respectively, and accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Initial Funding Date; provided that all such fees shall be payable on each Maturity Date and any such fees accruing after the date on which the Commitment of any applicable Lender or Issuer terminates shall be payable on demand.

(c)    Ticking Fees. [Reserved]

(d)    Upfront Fees. The Borrower agrees to pay, on the Amendment Effective Date, such fees as set forth in Section 11(a) of the Amendment and Restatement Agreement.

(e)    The Borrower agrees to pay to the Administrative Agent and the Arrangers, for their respective accounts, the fees payable in the amounts and at the times separately agreed upon among the Borrower and the Administrative Agent or any Arranger.

(f)    All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuer, in the case of fees payable to it), for distribution, if and as appropriate, among the Lenders. Once paid, the fees shall not be refundable under any circumstances except in the case of an error which results in the payment of fees in excess of those due and payable as of such date, in which case the applicable Lenders or Issuers shall cause a refund in the amount of such excess to be paid to the Borrower or Holdings, as applicable.

(g)    Defaulting Lender Fees. Notwithstanding anything herein to the contrary, but subject to Section 9.26, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees relating to such Defaulting Lender’s unused Commitments accruing during such period pursuant to clauses (a) and (b) above (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees); provided, that (i) to the extent that a Ratable Portion of the Letter of Credit Obligations of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.23(a) (“Reallocation of Defaulting Lender Commitment”), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, (ii) to the extent that all or any portion of such Letter of Credit Obligations cannot be so reallocated and is not cash collateralized pursuant to Section 2.23(a) (“Reallocation of Defaulting Lender Commitment”), such fees will, without prejudice to any rights or remedies of any Issuer or any Lender hereunder, instead accrue for the benefit of and be payable to the relevant Issuer and the pro rata payment provisions of Section 2.15 will automatically be deemed adjusted to reflect the provisions of this paragraph), and (iii) in no event shall the Borrower be required to pay any Commitment Fee in respect of the Commitments of a Defaulting Lender that otherwise would have been required to have been paid to such Lender during such period such Lender is a Defaulting Lender.

SECTION 2.07.    Interest on Loans. (a) Subject to the provisions of Section 2.08, the unpaid principal amount of the Loans comprising each Base Rate Borrowing shall bear interest for each day (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Base Rate is determined by reference to clause (a) of the definition of Base Rate and over a year of 360 days at all other times) at a rate per annum equal to the Base Rate from time to time in effect during the Interest Period for such Borrowing plus the Applicable Margin.

(b)    Subject to the provisions of Section 2.08, the unpaid principal amount of the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)    Interest on each Loan shall be payable by the Borrower on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period; provided that, if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid. The applicable Adjusted LIBO Rate or Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.08.    Default Interest. If the Borrower or Holdings, as applicable shall default in the payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower or Holdings, as applicable shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to (a) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided in Section 2.07 plus 2% per annum, or (b) in the case of any other amount, the rate applicable to Base Rate Borrowings plus 2% per annum. Payment or acceptance of the increased rates of interest provided for in this Section is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuer or any Lender.

SECTION 2.09.    Alternate Rate of Interest.

(a)    In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Administrative Agent shall have determined in good faith that Dollar or Euro deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or other market in which Lenders ordinarily raise Dollars or Euros, as applicable, to fund Loans of the requested Type, or that the rates at which such Dollar or Euro, as applicable, deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its LIBOR Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, then the Administrative Agent shall, as soon as practicable thereafter, give written or faxed notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (a) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected LIBOR Borrowing shall be ineffective, (b) any affected LIBOR Borrowing that is requested to be continued shall (i) if denominated in Dollars, be continued as a Base Rate Borrowing and (ii) if denominated in Euros, be repaid on the last day of the then-current Interest Period applicable thereto and (c) any Borrowing request for an affected LIBOR Borrowing shall (i) in the case of a Borrowing denominated in Dollars, be deemed to be a request for a Base Rate Borrowing and (ii) in the case of a Borrowing denominated in Euros, be ineffective (and no Lender shall be obligated to make a Loan on account thereof). Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date any notice of such alternate rate of interest is provided to the Lenders (which notice shall be in writing and shall specify such five Business Day period), a written notice from the Required Lenders stating that such Lenders object to such amendment (it being understood that, if the Required Lenders object to any such amendment, the Administrative Agent and the Borrower shall be permitted to continue to establish an alternate rate of interest and provide one or more additional notices hereunder until an amendment pursuant to this Section 2.09(b) has become effective). Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this clause (b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any request by the Borrower for a LIBOR Borrowing pursuant to Section 2.03 shall be deemed to be a request of an Base Rate Borrowing and (y) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and such Borrowing shall be converted to an Base Rate Borrowing on the last day of the Interest Period applicable thereof.

SECTION 2.10.    Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitment of each Lender shall terminate on the applicable Maturity Date.

(b)    Upon at least ten (10) Business Days’ prior irrevocable, written or faxed notice (which notice may be conditioned upon the closing of any financing arrangement obtained to refinance or replace the Facility) to the Administrative Agent, the Borrower may at any time during the Revolving Credit Period in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $50,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the aggregate principal amount of the Revolving Credit Outstandings (after giving effect to any simultaneous prepayment pursuant to Section 2.11).

(c)    Each reduction in Commitments hereunder shall be made ratably among the Lenders in accordance with each such Lender’s Ratable Portion of the Total Commitment. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each such termination or reduction pursuant to this Section 2.10, the Commitment Fee on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

(d)    The Commitment of each Lender shall terminate if, prior to the Initial Funding Date, Holdings receives a public corporate family rating from Moody’s of B1 or lower or a public corporate credit rating of B+ or lower from S&P.

SECTION 2.11.    Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or faxed notice (or telephone notice promptly confirmed by written or faxed notice) to the Administrative Agent; provided, however, that each partial prepayment shall be in an amount which is, in the case of Borrowings denominated in Dollars, an integral multiple of $1,000,000 and not less than $25,000,000, and in the case of Borrowings denominated in Euros, an integral multiple of €1,000,000 and not less than €25,000,000.

(b)    On the date of any termination or reduction of any Commitment pursuant to Section 2.10, the Borrower shall pay or prepay so much of the Loans (or cash collateralize Letters of Credit in accordance with the last paragraph of Article VII), as shall be necessary in order that, after giving effect to such reduction or termination, the aggregate principal amount of the Revolving Credit Outstandings shall not exceed the Total Commitment so reduced.

(c)    Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable (but may be conditioned upon the closing of any financing arrangement obtained to refinance or replace the Facility) and shall commit the Borrower to prepay the Loan to which such notice relates by the amount stated therein on the date stated therein. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. All prepayments under this Section shall be subject to Section 2.14 (“Indemnity”) but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

(d)    If at any time, (i) the aggregate principal amount of Revolving Credit Outstandings exceeds the Total Commitment at such time (other than as a result of any revaluation of the Dollar Equivalent of Loans or any part of the Letter of Credit Obligations on any Determination Date in accordance with Section 1.03) or (ii) the aggregate principal amount of Revolving Credit Outstandings exceeds 105% of the Total Commitment at such time solely as a result of any revaluation of the Dollar Equivalent of Loans or any part of the Letter of Credit Obligations on any Determination Date in accordance with Section 1.03, the Borrower shall forthwith prepay the Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Loans, each Applicant shall provide cash collateral for the Letter of Credit Obligations with respect to Letters of Credit issued to such Applicant in accordance with the last paragraph of Article VII in an amount equal to the amount of such excess.

SECTION 2.12.    Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein other than Section 2.14(c), if any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of,

deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuer;

(ii)    impose on any Lender or any Issuer or the London interbank market or other market in which Lenders ordinarily raise Dollars or Euros, as applicable, to fund Loans of the requested Type, or any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject the Administrative Agent, any Lender or any Issuer to any Taxes (other than (A) Indemnified Taxes indemnifiable pursuant to Section 2.18 and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of funding, making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to Issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such Issuer hereunder (whether of principal, interest or otherwise), then the Borrower (or, with respect to the US Letters of Credit, Holdings) will pay to such Lender or such Issuer, as applicable, upon demand such additional amount or amounts as will compensate such Lender or such Issuer, as applicable for such additional costs or expenses incurred or reduction suffered.

(b)    If any Lender or any Issuer reasonably determines that any Change in Law regarding capital adequacy or liquidity has had or would have the effect of reducing the rate of return on the capital of such Lender or Issuer or any holding company of such Lender or Issuer by an amount reasonably determined by such Lender or Issuer or such holding company as a consequence of this Agreement, the Commitments of each Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit Issued by such Issuer, or such Lender’s or Issuer’s obligations hereunder (taking into consideration such Lender’s or Issuer’s policies and the policies of such Lender’s or such Issuer’s holding company with respect to capital adequacy and/or liquidity and such Lender’s or such Issuer’s desired return on capital), then from time to time upon demand of such Lender or such Issuer (with a copy of such demand to the Administrative Agent), the Borrower (or, with respect to the US Letters of Credit, Holdings) shall pay to such Lender or such Issuer such additional amount or amounts as will compensate such Lender or such Issuer or such Lender’s or such Issuer’s holding company for such reduction; provided, that such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by Holdings or the Borrower, as the case may be, under any other provision of this Agreement.

(c)    A certificate of each Lender or Issuer setting forth such amount or amounts as shall be necessary to compensate such Lender or such Issuer or its Parent

Company as specified in paragraph (a) or (b) above, as the case may be, together with a statement of reasons for such demand and showing the calculation for such amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section in respect of any Change in Law described in the proviso to the definition of the term “Change in Law” unless such certificate states that it is the general policy or practice of such Lender or Issuer to demand such compensation in similar circumstances from similarly-situated borrowers under similar credit facilities (to the extent such Lender or Issuer has the right under such similar credit facilities to do so). The Borrower shall pay or cause to be paid to each Lender the amount shown as due on any such certificate delivered by it within ten (10) days after its receipt of the same.

(d)    Except as provided in this paragraph, failure or delay on the part of any Lender or Issuer to demand compensation pursuant to this Section with respect to any period shall not constitute a waiver of such Lender’s or such Issuer’s right to demand compensation with respect to such period or any other period. The protection of this Section 2.12 shall be available to each Lender and to each Issuer regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed. No Lender or Issuer shall be entitled to compensation under this Section 2.12 for any costs or expenses incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 120 days after the later of (i) such date and (ii) the date on which it shall have or reasonably should have become aware of such costs or reductions; provided that if the applicable Change in Law giving rise to such costs, expenses or reductions is retroactive, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof. In the event the Borrower or Holdings shall reimburse any Lender pursuant to this Section 2.12 for any cost and the Lender shall subsequently receive a refund in respect thereof, the Lender shall so notify Holdings or the Borrower, as applicable, and shall pay to Holdings or the Borrower, as applicable the portion of such refund which it shall determine in good faith to be allocable to the cost so reimbursed.

SECTION 2.13.    Change in Legality. (a) Notwithstanding any other provision herein other than Section 2.14(c), if any Change in Law shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written or faxed notice to the Borrower and the Administrative Agent, such Lender may:

(i)    declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon any request by a Borrower for a LIBOR Borrowing shall, as to such Lender only, (A) in the case of a LIBOR Borrowing to be denominated in Dollars, be deemed a request for a Base Rate Loan or (B) in the case of a LIBOR Borrowing to be denominated in Euros, be ineffective (and such Lender shall not be obligated to make a Loan on account thereof), in each case, unless such declaration shall be subsequently withdrawn; and

(ii)    require that all outstanding LIBOR Loans made by it (A) that are denominated in Dollars be converted to Base Rate Loans, in which event all such LIBOR Loans shall automatically be so converted as of the effective date of such notice as provided in paragraph (b) below (with the interest rate on such Base Rate Loans of such Lender, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Base Rate) or (B) that are denominated in Euros be prepaid promptly following the effective date of such notice.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

(b)    For purposes of this Section 2.13, a notice by any Lender shall be effective as to each LIBOR Loan, if lawful, on the last day of the Interest Period applicable to such LIBOR Loan; in all other cases such notice shall be effective on the date of receipt.

SECTION 2.14.    Indemnity. The Borrower shall indemnify each Lender against any loss, cost or expense (excluding loss of anticipated profits) which such Lender may sustain or incur as a consequence of (a) any failure to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow, convert, continue or prepay any Loan hereunder on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (c) any payment, prepayment or conversion of a LIBOR Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, other than any loss of profit resulting from any event, circumstance or condition set forth in Section 2.12 or 2.13, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), (e) the occurrence of any Event of Default or (f) the assignment of a LIBOR Loan other than on the last day of the Interest Period applicable thereto as the result of a request by a Borrower pursuant to Section 2.19 (“Assignment of Loans and Commitments Under Certain Circumstances”) or Section 9.08(c), including, in each such case, any loss, cost, or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or not borrowed (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section together with a statement of reasons for such demand and the calculation of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.15.    Pro Rata Treatment. Except as required under Section 2.13 (Change in Legality) or as provided under Section 2.06(g) (Defaulting Lender Fees), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees and each conversion or continuation of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). All payments of fees (other than the Commitment Fees) and all other payments in respect of any other Loan Document Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

SECTION 2.16.    Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any principal of or interest on any of its Loan or Loans or any of its participations in Letters of Credit as a result of which the unpaid principal portion of its Revolving Credit Outstandings and accrued interest thereon shall be proportionately less than the unpaid principal portion of the Revolving Credit Outstandings and accrued interest thereon of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price in cash for, a participation in the Revolving Credit Outstandings of such other Lender, so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Letters of Credit; provided, however, that, (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Holdings or the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any

Eligible Assignee. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in any of the Revolving Credit Outstandings deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan or otherwise extended credit directly to the Borrower in the amount of such participation.

SECTION 2.17.    Payments. (a) Each payment or prepayment by the Borrower of the principal of or interest on any Loans, any fees payable to the Administrative Agent or the Lenders or any other amounts due hereunder or under any other Loan Document shall be made, without any defense, setoff, recoupment or counterclaim, not later than the time (subject to clause (b) below) expressly required hereunder or under such other Loan Document (or, if no time is expressly required, not later than 12:00 (noon), New York City time, on the date when due, in the currency specified herein (or, if no such currency is specified, in Dollars), in immediately available funds. All such payments shall be made to the account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuer shall be so made, payments pursuant to Sections 2.12 (Reserve Requirements; Change in Circumstances), 2.14 (Indemnity), 2.18 (Taxes) and 9.05 (Expenses; Indemnity) shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(b)    Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, except as provided in the definition of Interest Period, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

(c)    Each payment by Holdings or the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Loan Document Obligation shall be made in the currency in which such Loan was made, such Letter of Credit issued or such cost, expense or other Loan Document Obligation was incurred; provided, that the Letter of Credit Reimbursement Agreement for a Letter of Credit may specify another currency for the Reimbursement Obligation in respect of such Letter of Credit.

(d)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed Reimbursement Obligations, interest and fees then due hereunder, such funds shall be, subject to Section 9.26, applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Reimbursement Obligations then due to such parties.

(e)    In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any compliance certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of the Commitments and the repayment in full of the principal of all Loans and the reduction of the Reimbursement Obligations to zero, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders and the Issuers (or former Lenders and Issuers) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.

SECTION 2.18.    Taxes. (a) Any and all payments by or on behalf of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes, unless required by law. If any Loan Party shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder to the Lenders or the Issuers (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender or Issuer (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this Section 2.18 than such Lender would have been entitled to receive immediately before assignment, participation or other transfer with respect to the rights assigned, participated or transferred unless such assignment, participation or transfer shall have been made (A) prior to the occurrence of an event (including any change in treaty, law or regulation) giving rise to such greater payment or (B) at the request of the Borrower.

(b)    In addition, the Loan Parties shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made at the request of the Borrower) as a result of a present or former connection between a Lender, Issuer or Transferee and the jurisdiction imposing such Tax (other than connections arising from such Lender, Issuer or Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document) (herein referred to as “Other Taxes”).

(c)    The Loan Parties will indemnify each Lender and each Issuer (or Transferee) and the Administrative Agent for the full amount of Indemnified Taxes and Other Taxes payable pursuant to Section 2.18(a) or Section 2.18(b) (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18(c)) paid by such Lender or Issuer (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within 30 days after the date any Lender or Issuer (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor, together with a statement of reasons for such demand and the calculations of such amount. Such calculations, if made in good faith, absent manifest error, shall be final and conclusive on all parties.

(d)    Within 30 days after the date of any payment of Taxes or Other Taxes withheld by any Loan Party in respect of any payment to any Lender or Issuer (or Transferee) or the Administrative Agent, such Loan Party will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof (or other evidence satisfactory to the Administrative Agent).

(e)    Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

(f)    Each Lender and each Issuer (or Transferee) represents to the Borrower that, on the date such Lender or Issuer (or such Transferee) becomes a party to this Agreement, it is eligible to receive payments of interest hereunder from the Borrower without withholding in respect of United States Federal withholding tax (except, in the case of a Transferee of any Lender, as a result of the occurrence of an event (including a change in treaty, law or regulation) after the Amendment Effective Date giving rise to withholding to which such Lender would be subject).

(g)    Each Lender and each Issuer (or Transferee), other than a Transferee described in the exception in Section 2.18(f), that is not a “United States person,” within the meaning of Section 7701(a)(30) of the Code, shall, on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such Transferee becomes a participation holder hereunder), deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any other applicable certificate or statement of exemption, properly completed and duly executed by such Lender or Issuer (or Transferee) establishing that payment made to such Lender or Issuer (or Transferee) is (i) not subject to United States Federal withholding tax under the Code because such payments are effectively connected with the conduct by such Lender or Issuer (or Transferee) of a trade or business in the United States, (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty, or (iii) eligible for the benefits of the exemption for portfolio interest under Section 881(c) of the Code, in which case such Lender or Issuer

(or Transferee) shall also deliver an applicable certificate consistent with the exhibits in Exhibit F to the effect that such Lender or Issuer is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code. In addition, each such Lender or Issuer (or such Transferee) and each Transferee described in the exception in Section 2.18(f) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to, or subject to a reduced rate of, such withholding upon receipt of a written request therefor from the Borrower, Holdings or the Administrative Agent or within 30 days of any certificate or statement of exemption previously provided becoming incorrect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to, or subject to a reduced rate of, United States Federal withholding tax, the Borrower, Holdings or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

(h)    Each Lender and each Issuer (or Transferee) that is a “United States person,” within the meaning of Section 7701(a)(30) of the Code, shall, on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such Transferee becomes a participation holder hereunder), deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-9 or any other applicable certificate or statement of exemption properly completed and duly executed by such Lender or Issuer (or Transferee) establishing that payment made to such Lender or Issuer (or Transferee) is not subject to United States Federal backup withholding tax under the Code. In addition, each such Lender or Issuer (or such Transferee) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent. Unless the Borrower, Holdings and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States Federal backup withholding tax, the Borrower, Holdings or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

(i)    Each Lender or Issuer (or Transferee) that is entitled to any exemption or reduction of non-U.S. withholding tax with respect to any payment under this Agreement shall, on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such Transferee becomes a participation holder hereunder), deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by law, or as may reasonably be requested by the Borrower, establishing that such payment is not subject to, or is subject to a reduced rate of, withholding. In addition, each such Lender or Issuer (or such Transferee) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such certificates, documents or other evidence shall not be required if in the Lender’s or Issuer’s (or Transferee’s) reasonable judgment such completion, execution or submission would subject such Lender or Issuer (or Transferee) to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Issuer (or Transferee).

(j)    The Loan Parties shall not be required to pay any additional amounts to any Lender or Issuer (or Transferee) in respect of any withholding tax pursuant to paragraph (a) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Lender or Issuer (or Transferee) to deliver the certificates, documents or other evidence required to be delivered under the preceding paragraph (g), (h) or (i) unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Lender or Issuer (or Transferee) became a party to this Agreement.

(k)    Any Lender or Issuer (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to, at the expense of the Borrower or Holdings, as applicable, file any certificate or document reasonably requested in writing by the Borrower or Holdings if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender or Issuer (or Transferee), be otherwise disadvantageous to such Lender or Issuer (or Transferee).

(l)    If any Lender or Issuer (or Transferee) or the Administrative Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party pursuant to this Section 2.18, it shall promptly repay such refund to such Loan Party (to the extent of amounts that have been paid by such Loan Party under this Section 2.18 with respect to such refund), net of all out-of-pocket expenses (including Taxes imposed with respect to such refund) of such Lender or Issuer (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant taxing authority with respect to such refund); provided, however, that such Loan Party, upon the request of such Lender or Issuer (or Transferee) or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or Issuer (or Transferee) or the Administrative Agent in the event such Lender or Issuer (or Transferee) or the Administrative Agent is required to repay such refund. Nothing in this Section 2.18 shall obligate any Lender or Issuer (or Transferee) or the Administrative Agent to apply for any such refund. Notwithstanding anything to the contrary in this paragraph (l), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(m)    Nothing contained in this Section 2.18 shall require any Lender or Issuer (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its Taxes which it deems to be confidential).

(n)    The Loan Parties shall not be required to reimburse any Lender or Issuer (or Transferee) or the Administrative Agent with respect to any Indemnified Taxes or Other Taxes unless such Lender, Issuer, Transferee or the Administrative Agent notifies the Borrower or Holdings, as applicable, of the amount of such Indemnified Taxes or Other Taxes on or before the second anniversary of the date such Lender, Issuer, Transferee or the Administrative Agent pays such Indemnified Taxes or Other Taxes.

(o)    All amounts set out, or expressed in, this Agreement, a note or any other Loan Document to be payable by any Loan Party to any Lender, Issuer (or Transferee) or the Administrative Agent which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, if VAT is or becomes chargeable on any supply made by any Lender, Issuer (or Transferee) or Administrative Agent under this Agreement, a note or any other Loan Document and such Lender, Issuer (or Transferee) or Administrative Agent is required to account to the relevant tax authority for the VAT, that Loan Party shall pay to such Lender, Issuer (or Transferee) or Administrative Agent (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender, Issuer (or Transferee) or Administrative Agent shall promptly provide an appropriate VAT invoice to such Loan Party) unless such VAT is owed by that Loan Party to the relevant Tax authority under a reverse charge mechanism.

SECTION 2.19.    Assignment of Loans and Commitments Under Certain Circumstances. In the event that (i) any Lender shall have delivered a notice or certificate pursuant to Section 2.12 (Reserve Requirements; Change in Circumstances) or 2.13 (Change in Legality), (ii) the Borrower or Holdings, as applicable shall be required to make additional payments to or for the account of any Lender under Section 2.18 or (iii) any Lender becomes a Defaulting Lender, the Borrower shall have the right, at its own expense and effort, upon notice to such Lender and the Administrative Agent, to require such Lender to assign and delegate without recourse (in accordance with and subject to the consents required by and all other restrictions and processing and recordation fees contained in Section 9.04) all its interests, rights (other than its rights to payments already due pursuant to Section 2.12 or 2.18) and obligations under this Agreement and the other Loan Documents to another Eligible Assignee which shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided, however, that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (ii) the

Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.18, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower or Holdings to require such assignment and delegation have ceased to apply.

SECTION 2.20.    Mitigation. If any Lender requests compensation under Section 2.12, or if the Borrower or Holdings is required to pay any material amount of Indemnified Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender (at the request of the Borrower or Holdings, as applicable) shall use its commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment and delegation (A) would eliminate or materially reduce amounts payable pursuant to Sections 2.12 or 2.18, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower and Holdings hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

SECTION 2.21.    Extensions of Maturity Date.

(a)    The Borrower may, by written notice to the Administrative Agent (each an “Extension Request”) given on any date no later than forty-five (45) days prior to the then existing Maturity Date (the “Existing Maturity Date”), request that the Lenders and Issuers extend the Existing Maturity Date in accordance with this Section. The Administrative Agent shall promptly advise the Lenders and the Issuers of any Extension Request given pursuant to this Section 2.21.

(b)    The Existing Maturity Date shall be extended with respect to the Commitment, Loans and the other rights and obligations of the Lenders or Issuers that, each acting in its sole discretion, have consented to such Extension Request (it being understood and agreed that any Lender or Issuer that shall have failed to exercise such right as set forth below shall be deemed to have not consented), to the date specified in such Extension Request, if (A) the Administrative Agent shall have received the written consent of the Required Lenders prior to the date to be agreed upon by the Borrower and the Administrative Agent following the date on which the applicable Extension Request has been given (each such date, an “Extended Maturity Effective Date”); (B) the representations and warranties hereof the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the applicable Extended Maturity Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) as of such earlier date; (C) no Event of Default or Default shall have occurred and be continuing on or as of the applicable Extended Maturity Effective Date (after giving effect to such extension); and (D) the Administrative Agent shall have received (x) the relevant Extension Request and (y) a certificate dated the applicable Extended Maturity Effective Date confirming the satisfaction of the condition set forth in clause (B) above and that as of such Extended Maturity Effective Date, no Event of Default or Default has occurred and is continuing. In no event shall the Maturity Date be extended with respect to the Commitments, Loans or any other right or obligations hereunder of any Lender or Issuer, without the prior written consent of such Lender or Issuer to such extension.

(c)    In the event that any Lender or any Issuer shall not have consented to an Extension Request, the Borrower shall have the right, at its own expense and effort, upon notice to such Lender or Issuer and the Administrative Agent, to require such Lender or Issuer to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement and the other Loan Documents to another Eligible Assignee (provided, in the case of a replacement of an Issuer, that such Eligible Assignee complies with the definition of Issuer hereunder) that has informed the Administrative Agent of its consent to such Extension Request in writing prior to the applicable Extended Maturity Effective Date, which shall assume such obligations; provided, however, that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender or Issuer in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made or Letter of Credit Issued by such affected Lender or Issuer, as applicable, and all other amounts accrued for such affected Lender’s or Issuer’s account or owed to it hereunder.

(d)    If an Extension Request has become effective hereunder:

(i)    not later than the fifth Business Day prior to the Existing Maturity Date, Holdings and the Borrower, as applicable, shall pay or prepay so much of the Loans (or cash collateralize Letters of Credit in accordance with the last paragraph of Article VII), such that, after giving effect to such prepayments and such provision of cash collateral, the aggregate Revolving Credit Outstandings as of such date will not exceed the aggregate Commitments of the Lenders that consented to such Extension Request (and neither Holdings nor the Borrower shall be permitted thereafter to request any Loan or any Issuance of a Letter of Credit if, after giving effect thereto, the Revolving Credit Outstandings would exceed the aggregate amount of the Commitments so extended); and

(ii)    on the Existing Maturity Date, the Commitment of each Lender that did not consent to such Extension Request shall, to the extent not assumed, assigned or transferred as provided in paragraph (c) of this Section, terminate, and the Borrower shall repay all the Loans of each such Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.03, such repayments may be funded with the proceeds of new Borrowings made simultaneously with such repayments by the Lenders that consented to such Extension Request, which such Borrowings shall be made ratably by such consenting Lenders in accordance with their extended Commitments.

(e)    Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section shall be deemed to (i) violate the first sentence of Section 2.10(c) or Section 2.15 (“Pro Rata Treatment”) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.08(b).

SECTION 2.22.    Letters of Credit. (a) General. On the terms and subject to the conditions contained in this Agreement, each Issuer shall Issue one or more Letters of Credit denominated in Dollars or Euros in a form reasonably acceptable to the Administrative Agent and the applicable Issuer from time to time on any Business Day during the Revolving Credit Period (x) at the request of Holdings and for the account of Holdings (or for the account of any Domestic Subsidiary so long as Holdings is a joint and several co-applicant with respect thereto) (each Letter of Credit pursuant to this clause (x), a “US Letter of Credit”) or (y) at the request of the Borrower and for the account of the Borrower (or for the account of any Foreign Subsidiary so long as the Borrower is a joint and several co-applicant with respect thereto); provided, however, that neither Holdings nor the Borrower shall request, and no Issuer shall Issue, any Letter of Credit upon the occurrence of any of the following:

(i)    such Issuer shall have received any written notice of the type described in clause (d) below;

(ii)    after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the Total Commitment in effect at such time;

(iii)    after giving effect to the Issuance of such Letter of Credit, (A) the Letter of Credit Obligations in respect of US Letters of Credit would exceed the US Letter of Credit Sublimit, (B) the portion of the Letter of Credit Obligations attributable to Letters of Credit issued by any Issuer would exceed the Letter of Credit Commitment of such Issuer (unless otherwise agreed to by such Issuer) or (C) the Letter of Credit Obligations would exceed the Letter of Credit Sublimit

(and upon each Issuance of any Letter of Credit, the Borrower shall be deemed to represent and warrant that it is compliance with this clause (iii));

(iv)    any fees due in connection with a requested Issuance have not been paid;

(v)    such Letter of Credit or the proceeds of such Letter of Credit would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Country except to the extent permissible for a Person required to comply with Sanctions or (ii) in any manner that would result in a violation of any Sanctions applicable to any party hereto; or

(vi)    any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the Amendment Effective Date or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the Amendment Effective Date and that such Issuer in good faith deems material to it.

Each Issuer agrees that it shall not permit any Issuance of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof as required under paragraph (f) of this Section and the Administrative Agent shall have confirmed, upon written request directed to rea.n.seth@jpmorgan.com, that the applicable Issuance will not violate clause (ii) or (iii) of this paragraph (a). Each Applicant unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for its account and for the account of any Domestic Subsidiary or Foreign Subsidiary, as applicable, as provided in the first sentence of this Section, it will be fully responsible for the reimbursement of Reimbursement Obligations in respect of Letters of Credit for which it was the Applicant, the payment of interest thereon and the payment of fees due under Section 2.06(b) (Letter of Credit Fees) with respect to such Letters of Credit to the same extent as if it were the sole account party in respect of such Letter of Credit. None of the Lenders (other than, subject to the satisfaction of the conditions set forth in this Section 2.22, the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit. Notwithstanding anything else to the contrary in this Agreement, none of Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Deutsche Bank AG New York Branch (or any of its affiliates) nor Morgan Stanley Senior Funding, Inc., shall be required to issue Documentary Letters of Credit.

(b)    Expiration Date. In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof (or, in the case of any renewal or extension thereof, one year after such renewal or extension) or (ii) be less than five Business Days prior to the Initial Scheduled Maturity Date (or, with respect to any Letter of Credit Issued by any Issuer that has consented to an Extension Request, if each of the conditions set forth in Section 2.21(b) with respect to such Extension Request shall have been satisfied, the applicable extended Maturity Date), unless cash collateralized or backstopped prior to the relevant date of issuance pursuant to arrangements satisfactory to the applicable Issuer; provided, however, that any Letter of Credit may provide, in the sole discretion of the applicable Issuer, for the renewal thereof for additional periods less than or equal to one year, as long as, (x) on or before the expiration of each such term and each such period, each of the Applicant and the Issuer of such Letter of Credit shall have the option to prevent such renewal and (y) neither the Applicant nor the Issuer shall permit any such renewal to extend the expiration date of any Letter of Credit beyond the date set forth in clause (ii) above, unless cash collateralized or backstopped prior to the date of such renewal pursuant to arrangements satisfactory to the applicable Issuer. Subject to the foregoing clauses (x) and (y), if any Letter of Credit providing for the automatic renewal thereof has been Issued by any Issuer, the Lenders shall be deemed to have authorized (but may not require) such Issuer to permit the extension of such Letter of Credit.

(c)    Letter of Credit Requests. In connection with the Issuance of each Letter of Credit, the Applicant thereof shall give the relevant Issuer and the Administrative Agent at least two Business Days’ prior written notice, in substantially the form of Exhibit E (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested (whose Dollar Equivalent shall not be less than $1,000,000), the date of Issuance of such requested Letter of Credit (which date shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day and shall comply with the paragraph (b) of this Section), whether the requested Letter of Credit is a Documentary Letter of Credit or a Standby Letter of Credit and, in the case of an issuance, the name and address of the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (Local Time) on the second Business Day prior to the requested Issuance of such Letter of Credit. If requested by the applicable Issuer, the applicable Applicant also shall submit a letter of credit application on such Issuer’s standard form in connection with any request for a Letter of Credit, and provide such other information as shall be requested by the applicable Issuer as necessary to enable such Issuer to Issue such Letter of Credit.

(d)    Certain Conditions. Subject to the satisfaction of the conditions set forth in this Section 2.22, the relevant Issuer shall Issue, on the requested date, a Letter of Credit in accordance with such Issuer’s usual and customary business practices. No Issuer shall Issue (or, in the case of an automatic renewal permitted pursuant to paragraph (b) of this Section, permit the renewal of) any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender or the Administrative Agent that one or more of the conditions precedent contained in Section 4.03 or paragraph (a) above (other than the condition set forth in clause (iv) of paragraph (a) above, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 4.03 or paragraph (a) above have been satisfied in connection with the Issuance of any Letter of Credit.

(e)    Letter of Credit Reimbursement Agreements. Each Applicant agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. Notwithstanding anything contained in any Letter of Credit Reimbursement Agreement or other application or agreement (other than this Agreement or any Security Document) submitted by any Applicant to, or entered into by any Applicant with, any Issuer relating to any Letter of Credit, (i) all provisions of such Letter of Credit Reimbursement Agreement or other application or agreement purporting to grant Liens in favor of such Issuer to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any conflict between the terms of this Agreement and the terms of such Letter of Credit Reimbursement Agreement or other application or agreement, as applicable, the terms and conditions of this Agreement shall govern.

(f)    Issuer Reports. Each Issuer shall comply with the following:

(i)    unless otherwise agreed by the Administrative Agent, give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), of (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit Issued by such Issuer, including all Issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuer Issues, amends, renews or extends any Letter of Credit, the date of such Issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit Issued, amended, renewed or extended by it and outstanding after giving effect to such Issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuer makes any disbursement in respect of a Letter of Credit, the date and amount of such disbursement, (iv) on any Business Day on which an Applicant fails to reimburse a Reimbursement Obligation required to be reimbursed by it to such Issuer on such day, the date of such failure and the amount of such Reimbursement Obligation and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit Issued by such Issuer (which notice the Administrative Agent shall promptly transmit to each Lender);

(ii)    [Reserved]; and

(iii)    no later than 10 Business Days following the last day of each calendar quarter, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each quarter and any information requested by any Applicant or the Administrative Agent relating thereto.

(g)    Participations. Immediately upon the issuance by an Issuer of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) in accordance with the terms and conditions of this Agreement and without any further action on the part of the applicable Issuer or any Lender, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer an undivided interest and participation, to the extent of such Lender’s Ratable Portion of the Commitments, in such Letter of Credit and the obligations of the applicable Applicant with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuer, such Lender’s Ratable Portion of each Reimbursement Obligation not reimbursed by the applicable Applicant on the date due as provided in paragraph (h) of this Section, or of any reimbursement payment required to be refunded to the applicable Applicant for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(h)    Reimbursements. Each Applicant agrees to pay to the Issuer of any Letter of Credit, irrespective of any claim, set-off, defense or other right that such Applicant may have at any time against such Issuer or any other Person, the amount of all Reimbursement Obligations owing to such Issuer (i) under any Letter of Credit (other than US Letters of Credit) with respect to which it is an applicant no later than the Business Day immediately following the day that the Applicant receives written notice from the Issuer that payment has been made under such Letter of Credit (the date such payment is due, the “Reimbursement Date”) and (ii) under any US Letters of Credit with respect to which it is an applicant, no later than three Business Days immediately following the day that the Applicant receives such notice; provided that, with respect to any Letter of Credit to be reimbursed in Dollars in accordance with the terms of this Agreement and the applicable Letter of Credit Reimbursement Agreement, if the amount of the Dollar Equivalent of such Reimbursement Obligation is $10,000,000 or more, the

Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the applicable Applicant’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. The applicable Applicant shall cause the applicable Issuer to be reimbursed in the currency specified in Section 2.17(c). In the case of any reimbursement in Dollars of a drawing under a Letter of Credit denominated in a currency other than Dollars, the applicable Issuer shall notify the applicable Applicant of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that any Issuer makes any payment under any Letter of Credit and the applicable Applicant shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the applicable Applicant is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from and including the date on which such Reimbursement Obligation arose to but excluding the Reimbursement Date, at the rate of interest applicable during such period to Loans that are Base Rate Loans and (ii) from and including the Reimbursement Date to but excluding the date of repayment in full, at the rate of interest applicable during such period to past due Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender’s Ratable Portion of such payment (or the Dollar Equivalent thereof, determined using the Exchange Rate as of the date thereof, if such payment was made in any currency other than Dollars) in immediately available Dollars. If the Administrative Agent so notifies such Lender prior to 11:00 a.m. (New York time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day (and if such notification is later than 11:00 a.m. (New York time), such amount shall be made available on the immediately following Business Day) in immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuer the amounts so received by it from the Lenders. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuer for a Reimbursement Obligation (other than the funding of a Base Rate Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the applicable Applicant of its obligation to reimburse such Reimbursement Obligation. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to this paragraph to reimburse such Issuer shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Applicant reimburses the applicable Reimbursement Obligation in full. Whenever any Issuer receives from any Applicant a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Lender, in immediately available funds, an amount equal to such Lender’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

(i)    Interim Interest. If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans under the Facility.

(j)    Obligations Absolute. The applicable Applicant’s obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i)    any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)    any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iii)    payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(iv)    any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of, or provide a right of setoff against, the Applicant’s obligations hereunder.

None of the Administrative Agent, the Lenders, the Issuers or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the Issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit

(including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuer from liability to the applicable Applicant to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the applicable Applicant to the extent permitted by applicable law) suffered by the applicable Applicant that are caused by such Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuer (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may, in its sole discretion, either accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in substantial compliance with the terms of such Letter of Credit, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance, payment or refusal shall be deemed not to constitute willful misconduct, bad faith or gross negligence of the Issuer.

(k)    Disbursement Procedures. Each Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuer shall promptly notify the Administrative Agent and the applicable Applicant of such demand for payment and whether such Issuer has made a disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Applicant of its obligation to reimburse such Issuer and the Lenders with respect to any such disbursement in accordance with paragraph (h) of this Section.

(l)    Letter of Credit Obligations Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination.

(m)    Applicability of ISP and UCP.

(i)    Unless otherwise expressly agreed by the Issuer and the applicable Applicant when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(ii)    For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

SECTION 2.23.    Defaulting Lender.

(a)    Reallocation of Defaulting Lender Commitment. Notwithstanding any provision of this Agreement to the contrary, but subject to Section 9.26, if a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Loan Document Obligations:

(i)    the Ratable Portion of such Defaulting Lender with respect to any Letter of Credit Obligations will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the date such Lender becomes a Defaulting Lender) among the Lenders that are Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided, that (A) the sum of each Non-Defaulting Lender’s Ratable Portion of the Revolving Credit Outstandings may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) subject to Section 9.23, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim Holdings, the Borrower, the Administrative Agent, the Issuer or any other Lender may have against such Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation, or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii)    to the extent that any portion (the “unreallocated portion”) of the Ratable Portion of such Defaulting Lender with respect to any Letter of Credit Obligations cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the applicable Applicant will, not later than three Business Days after demand by the Administrative Agent (including at the direction of any applicable Issuer), (A) deposit in a cash collateral account maintained with the Administrative Agent an amount equal to the aggregate amount of the unreallocated portion of such Letter of Credit Obligations or (B) make other arrangements satisfactory to the Administrative Agent, and to the applicable Issuer or Issuers, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii)    any amount paid by Holdings or the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated, non-interest bearing account until (subject to Section 2.10 (Termination and Reduction of Commitments)) the termination of the Commitments and payment in full of all Loan Document Obligations hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuers under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and Reimbursement Obligations then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all Loan Document Obligations hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(b)    Cure. If Holdings, the Borrower, the Administrative Agent and each Issuer agree in writing in their discretion that a Lender is no longer a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.23(a)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause such Lender to hold Loans and participate in Letter of Credit Obligations in accordance with its Ratable Portion, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and the relevant Applicant shall be released from the cash collateralization requirements set forth in Sections 2.23(a)(ii) with respect to the unreallocated portion relating to such Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

SECTION 2.24.    Incremental Facilities.

(a)     At any time and from time to time, commencing on the Amendment Effective Date and ending on the Latest Maturity Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to:

(i)    add one or more additional tranches of term loans (the “Incremental Term Loans”); and

(ii)    solely during the Revolving Credit Period, on one or more occasions, increase the aggregate amount of the Commitments (each such increase, a “Revolving Commitment Increase” and, together with the Incremental Term Loans, the “Incremental Extensions of Credit”),

in an aggregate principal amount of up to $500,000,000. Each Incremental Term Loans and each Revolving Commitment Increase shall be in an integral multiple of $5,000,000 and be in an aggregate principal amount that is not less than $50,000,000; provided that such amount may be less than $50,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.

(b)    The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making (but not the conversion or continuation) of a Loan and the issuance, increase in the amount, or extension of a Letter of Credit thereunder) pursuant to such Incremental Facility Amendment shall be subject to delivery of a Borrowing Request in accordance with Section 2.03 and the satisfaction of the following conditions and such other conditions as the parties thereto shall agree:

(i)    no Default or Event of Default (or, in the event the proceeds of any Incremental Extension of Credit are used to finance any acquisition or Investment permitted hereunder, no Event of Default under Sections 7(a), 7(h) or 7(i)) has occurred and is continuing or shall result therefrom,

(ii)    the representations and warranties of the Borrower and each other Loan Party, as applicable, set forth in the Loan Documents would be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of, and immediately after giving effect to, the incurrence of such Incremental Extension of Credit (except in the case of a representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct in all material respects (or in all respects, as applicable) as of such earlier date) (or, in the event the proceeds of any Incremental Extension of Credit are used to finance any acquisition or Investment permitted hereunder, such condition precedent set forth in this clause (b)(ii) may be limited to (x) customary specified representations and warranties with respect to Holdings, the Borrower and its Restricted Subsidiaries and (y) customary specified acquisition agreement representations with respect to the Person to be acquired or Person in which such Investment is to be made),

(iii)    the financial covenants contained in Sections 6.12 and 6.13 would be satisfied on a Pro Forma Basis on and as of the date of, and immediately after giving effect to, the incurrence of such Incremental Extension of Credit and the application of the proceeds therefrom (and assuming, for the purposes of this Section 2.24(b)(iii) only, that the full amount of Commitments under such Incremental Extension of Credit shall have been funded as Loans as of such date),

(iv)    Holdings shall have delivered a certificate of a Financial Officer to the effect that and to the effect set forth in clauses (i), (ii) and (iii) above, together with reasonably detailed calculations demonstrating compliance with clause (iii) above (which calculations shall, if made as of the last day of any fiscal quarter of Holdings for which Holdings has not delivered to the Administrative Agent the financial statements and certificate of a Financial Officer required to be delivered by Section 5.01(a) or 5.01(b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA for the relevant period), and

(v)    all fees and expenses owing in respect of such Incremental Extension of Credit to the Administrative Agent and the Lenders have been paid.

(c)    The parties intend that each Incremental Extension of Credit (including any related Loan Document Obligations), if secured by the Collateral, shall be secured by the Collateral on a pari passu basis with the other Secured Obligations (notwithstanding, for the avoidance of doubt, the classification of any Lien or Security Document securing all or any portion of such Incremental Extension of Credit as “second ranking” under applicable law in any Specified Collateral Jurisdiction) and no Incremental Extension of Credit shall be guaranteed by any Person other than the Loan Parties or be secured by any assets other than the Collateral.

(d)    Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Extension of Credit. Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments in respect of any Incremental Extension of Credit shall be reasonably satisfactory to the Borrower and the Administrative Agent (and, in the case of any Revolving Commitment Increase, each Issuer) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the

Administrative Agent. No Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees. Commitments in respect of any Incremental Extension of Credit shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Lender, an increase in such Lender’s Commitment) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment. One or more additional financial maintenance covenants may be added to this Agreement for the benefit of any Incremental Extension of Credit so long as such financial maintenance covenants are for the benefit of all Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Incremental Facility Amendment becomes effective.

(e)    On the date of effectiveness of any Revolving Commitment Increase, (i) the aggregate principal amount of the Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Revolving Commitment Increase shall be deemed to be repaid, (ii) each Additional Lender providing a portion of such Revolving Commitment Increase (each, a “Revolving Commitment Increase Lender”) that shall have had a Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Ratable Portion (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Revolving Commitment Increase Lender’s Ratable Portion (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that did not have a Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to (1) such Revolving Commitment Increase Lender’s Ratable Portion (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the amount, if any, by which (A) (1) such Lender’s Ratable Portion (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Lender’s Ratable Portion (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Revolving Commitment Increase, the Borrower shall be deemed to have made new Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing request delivered to the Administrative Agent in accordance with Section 2.03 (and the Borrower shall deliver such Borrowing request), (vi) each Revolving Lender shall be deemed to hold its Ratable Portion of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) and (vii) the Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.14 if the date of the effectiveness of such Revolving Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Revolving Commitment Increase pursuant to this Section, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit, in each case held by each Lender (including each such Revolving Commitment Increase Lender) will equal such Lender’s Ratable Portion. Each Revolving Commitment Increase shall be on the same terms and pursuant to the same documentation as are applicable to the Loans.

(f)    An Incremental Facility Amendment may, without the consent of any other Lenders, (i) effect such amendments to this Agreement or to any other Loan Document (or permit the entry into any other document to effect such amendments to a Loan Document or to effect the provisions of this Section) as may be necessary or appropriate, in the reasonable opinion of the Borrower and Administrative Agent, to effect the provisions of this Section, including, to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of Section 9.08(b), and (ii) provide for the issuance of Letters of Credit pursuant to any Revolving Commitment Increase established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Commitments (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by Borrower, the lenders of such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment); provided that no Issuer shall be required to act as “issuing bank” under any such Incremental Facility Amendment without its written consent.

(g)    Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.15 or Section 9.08 to the contrary.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to each of the Lenders, the Issuers and the Administrative Agent as follows:

SECTION 3.01.    Organization. Each of Holdings, the Borrower and each Restricted Subsidiary is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign corporation (or other entity, as applicable) and, where applicable, is in good standing in all other jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except to the extent that failure to be so qualified, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02.    Authorization. Each Loan Party has the requisite power and authority, corporate or otherwise, to carry on its business as now conducted, to execute, deliver and carry out the Transactions and the provisions of this Agreement and each other Loan Document to which it is a party, or to become a party to this Agreement or any other Loan Document in accordance with the terms hereof and the terms of each other Loan Document, to borrow hereunder (if applicable) and to perform its obligations under each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary proceedings, corporate or otherwise, on its part.

SECTION 3.03.    Enforceability. This Agreement and each other Loan Document to which any Loan Party is a party have been duly executed and delivered by each such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

SECTION 3.04.    Governmental Approvals. No material authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is necessary in connection with the Transactions except (a) such as have been obtained or made and are in full force and effect (or, in the case of filings relating to the consummation of the Spin-Off, such as will be obtained or made and will be in full force and effect substantially concurrently with the initial Borrowings on the Initial Funding Date) and (b) filings necessary to perfect Liens created under the Loan Documents.

SECTION 3.05.    No Conflict. None of the execution and delivery by Holdings and the Borrower of this Agreement and by each Loan Party of each other Loan Document to which such Loan Party is a party, the consummation by such Loan Party of the Transactions or performance by the Loan Parties of or compliance by the Loan Parties with the terms and conditions hereof or thereof will (a) violate any Requirement of Law applicable to Holdings, the Borrower or any Loan Party, (b) conflict with or result in a breach or default under its charter or Memorandum and Articles of Association or by-laws (or equivalent organizational or governing documents), as applicable, or any AWAC Agreement, (c) conflict with or result (alone or with notice or lapse of time or both) in a breach or default which is material in the context of this Agreement under any material agreement or instrument to which any Loan Party is a party or by which it or any of its properties, whether now owned or hereafter acquired, may be subject or bound, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Loan Party or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder and (d) result in the creation or imposition of any Lien prohibited by Section 6.02 upon any property or assets, whether now owned or hereafter acquired, by Holdings, the Borrower or any Loan Party.

SECTION 3.06.    Financial Statements. (a) The Borrower has furnished to the Lenders (or made available on the website of the SEC as set forth in Section 5.01) copies of (i) Holdings’s audited combined balance sheet as of December 31, 2016, and the related combined statements of operations, comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2016, all audited by and accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants (without a “going concern” statement or like qualification or exception and without any qualification or exception as to the scope of such audit) and (ii) unaudited combined balance sheets as of March 31, 2017, June 30, 2017 and September 30, 2017 (and comparable periods for the prior fiscal year) and the related unaudited combined statements of operations, comprehensive income and shareholders’ equity and cash flows for the three months and six months, as applicable, then ended (and comparable periods for the prior fiscal year), in each case certified by a Financial Officer of Holdings. Such financial statements (including the notes thereto) present fairly, in all material respects, the financial condition of Holdings and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for the periods then ended (subject, in the case of said balance sheets as at March 31, 2017, June 30, 2017, and September 30, 2017 and said statements of income, shareholders equity and cash flows for the three months and six months, as applicable, then ended, to the absence of footnote disclosure and normal year-end audit adjustments), all in conformity with GAAP consistently applied (except as otherwise disclosed in such financial statements).

(b)     The Borrower has heretofore furnished to the Lenders, to the extent available, Holdings’s pro forma combined balance sheet as of the date hereof, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma financial statement, if furnished, (i) has been prepared by Holdings in good faith, based on the assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower on the date hereof to be reasonable), (ii) is based on the best information available to Holdings and the Borrower as of the date of delivery thereof after due inquiry, (iii) accurately reflects all adjustments determined by Holdings in good faith to be necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of Holdings and its consolidated subsidiaries as of such date as if the Transactions had occurred on such date.

SECTION 3.07.    No Defaults. No event has occurred and is continuing and no condition exists which constitutes a Default or Event of Default hereunder.

SECTION 3.08.    Litigation and Environmental Matters. Except as set forth in the financial statements referred to in Section 3.06 and the Effective Date Form

10 or otherwise disclosed on Schedule 3.08 (each matter so disclosed, a “Disclosed Matter”):

(a)     there is no pending or, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, threatened action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority (i) against Holdings, the Borrower or any Restricted Subsidiary or that involve the Transactions, that in each case, has a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents.

(b)    except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Restricted Subsidiary (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.09.    No Material Adverse Change. Except as set forth in the financial statements referred to in Section 3.06 and the Effective Date Form 10, there has been no event, change or condition that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations or financial condition of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, since December 31, 2016.

SECTION 3.10.    Employee Benefit Plans. (a) U.S. Plans. Each Plan is in compliance with all requirements of ERISA and the regulations and published interpretations thereunder except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate was required to file a report with the PBGC that alone or together with any other Reportable Event would reasonably be expected to result in a liability of such Borrower to the PBGC in an aggregate amount in excess of $50,000,000. The aggregate present value of all benefit liabilities under the Plans (based on the assumptions used to fund such Plans) did not, as of the last annual valuation dates applicable thereto, exceed the aggregate value of the assets of the Plans by more than 10% of Consolidated Net Worth. None of Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate has incurred any Withdrawal Liability that would reasonably be expected to result in a Material Adverse Effect. None of Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and none of Holdings, the Borrower or any Restricted Subsidiary has knowledge of any fact which would reasonably be expected to result in the reorganization or termination of a Multiemployer Plan where such reorganization or termination has resulted or would reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

(b)    Foreign Plans. Each Foreign Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of Holdings, the Borrower, any Restricted Subsidiary, their respective Affiliates or any of their directors, officers, employees or agents has engaged in a transaction which would subject Holdings, the Borrower or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Plan, adequate reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any such reserves for such liabilities, with respect to such Foreign Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened in writing against any of Holdings, the Borrower, any Restricted Subsidiary or any of their Affiliates with respect to any Foreign Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.11.    Title to Properties; Possession Under Leases; IP. (a) Each of Holdings, the Borrower and the Restricted Subsidiaries has good title to (or the equivalent in foreign jurisdictions), or valid leasehold interests in, all its material properties and assets (including, after the Initial Funding Date, the Mortgaged Property), except for any failures to have such title or interest that would not reasonably be expected to have a Material Adverse Effect. All such property is free and clear of Liens, other than Liens created under the Loan Documents and any Liens permitted by Section 6.02.

(b)    Except where failure to comply would not reasonably be expected to have a Material Adverse Effect, (i) each of Holdings, the Borrower and the Restricted Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, and (ii) each of Holdings, the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

(c)    (i) Except for any infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (A) the use by Holdings, the Borrower and each Restricted Subsidiary of trademarks and tradenames, does not infringe any trademarks or tradenames of any other Person; and (B) the use, production, and sale of products by Holdings, the Borrower and each Restricted Subsidiary does not infringe any trade secrets, copyrights, patents or other intellectual property of any other Person; and (ii) no claim or litigation by any Person alleging infringement of any trademarks, tradenames, copyrights, patents, trade secrets or other intellectual property owned or used by (to the extent such claim or litigation is a result of the use thereof) Holdings, the Borrower or any Restricted Subsidiary is pending or threatened in writing against Holdings, the Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(d)    As of the Initial Funding Date, none of Holdings, the Borrower or any Restricted Subsidiary has received written notice of, any pending condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein (other than in connection with a sale permitted by Section 6.05).

SECTION 3.12.    Investment Company Act. None of Holdings, the Borrower or any Subsidiary Guarantor is required to be registered as an “investment company” under, the Investment Company Act of 1940.

SECTION 3.13.    Tax Returns. Each of Holdings, the Borrower and the Restricted Subsidiaries has filed or caused to be filed all material Federal, State, local and foreign tax returns required to have been filed by it in all jurisdictions in which such tax returns are required to be filed and all such tax returns are true, complete and correct, except as would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. Each of Holdings, the Borrower and the Restricted Subsidiaries has paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the applicable financial statements in accordance with GAAP. As of the date of this Agreement, the fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes consists of Dutch Loan Parties only.

SECTION 3.14.    Compliance with Laws and Agreements. (a) Each of Holdings, the Borrower and each Restricted Subsidiary is in compliance with all Requirements of Law, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)    None of Holdings, the Borrower nor any Restricted Subsidiary is in default in any material manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15.    Disclosure; No Material Misstatements. Except for information not prepared by or on behalf of Holdings, the Borrower or any Restricted Subsidiary and expressly disclaimed thereby, no information, report, financial statement, certificate, exhibit or schedule furnished by or on behalf of Holdings, the Borrower or any Restricted Subsidiary to any Arranger, the Administrative Agent, any Issuer or any Lender in connection with the negotiation of this Agreement or any other Loan

Document or included herein or therein or delivered pursuant hereto or thereto (as modified or supplemented by other information so provided) contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided that, with respect to projected financial information, each of Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished and, if such projected financial information was furnished prior to the Effective Date, as of the Effective Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material).

SECTION 3.16.    Use of Proceeds; Federal Reserve Regulations. The proceeds of any Loan, any Incremental Extension of Credit (unless otherwise provided in the applicable Incremental Facility Amendment) and any Letter of Credit will be used as set forth in Section 5.11. None of Holdings, the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation (including on the part of any Lender) of any regulations of the Board, including Regulations U and X.

SECTION 3.17.    Sanctions; Anti-Corruption Laws. Holdings and the Borrower have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by Holdings, the Borrower, the Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of Holdings, the Borrower, any Subsidiary or, to the knowledge of Holdings, the Borrower or such Subsidiary, any of their respective directors or officers is a Sanctioned Person.

SECTION 3.18.    Subsidiaries. Schedule 3.18 sets forth the name and jurisdiction of organization of, and the ownership interest of Holdings, the Borrower and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Spin-Off Date, provided that (i) [reserved] and (ii) prior to the Initial Funding Date, Holdings may supplement or amend Schedule 3.18, to the extent such supplements or amendments would not, as reasonably determined by the Administrative Agent, be material and adverse to the rights or interests of the Lenders. The Equity Interests in the Borrower and each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and such Equity Interests are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents and any Liens permitted under Section 6.02). Except as set forth in Schedule 3.18, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings, the Borrower or any Restricted Subsidiary is a party requiring, and there are no Equity Interests in any Restricted Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by the Borrower or any Restricted Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in the Borrower or any Restricted Subsidiary.

SECTION 3.19.    [Reserved].

SECTION 3.20.    Solvency. Immediately after the consummation of the Transactions to occur on the Spin-Off Date and immediately following the making of each Loan and the application of the proceeds thereof, and giving effect to the rights of indemnification, subrogation and contribution under the Collateral Agreement, (a) the sum of the debts and liabilities (including contingent liabilities) of Holdings and its subsidiaries, on a consolidated basis, will not exceed the present fair saleable value of the present assets of Holdings and its subsidiaries, on a consolidated basis, (b) the capital of Holdings and its subsidiaries, on a consolidated basis, will not be unreasonably small for the conduct of their business as such business is conducted or proposed to be conducted at such time, (c) Holdings and its subsidiaries, on a consolidated basis, will not have incurred, and will not intend to incur, or believe that they will incur, debts and liabilities (contingent or otherwise) including current obligations, beyond their ability to pay such debts and liabilities as they become due (whether at maturity or otherwise), (d) the present fair saleable value of the assets of Holdings and its subsidiaries, on a consolidated basis, will be greater than the total amount that will be required to pay the probable debts and liabilities (including contingent liabilities), on a consolidated basis, of Holdings and its subsidiaries as they become due (whether at maturity or otherwise) and (e) Holdings and its subsidiaries, on a consolidated basis, will be “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this Section, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 3.21.    Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person (in each case, subject to any Liens permitted under Section 6.02), (ii) when control agreements required under the Collateral Agreement have been entered into with respect to deposit accounts (other than Excluded Deposit Accounts) constituting Collateral, will constitute a fully perfected security interest in all right, title and interest of the applicable Loan Parties in such deposit accounts and (iii) when Uniform Commercial

Code financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(b)    Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first lien security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the appropriate filing or recording office in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(c)    Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States, in each case prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Initial Funding Date).

(d)    Each Security Document, other than the Collateral Agreement, the Guarantee Agreement and the Mortgages, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

SECTION 3.22.    Centre of Main Interest and Establishments.

(a)    The centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) of each Dutch Loan Party is situated in its jurisdiction of incorporation.

(b)    The Borrower does not have an establishment (as that term is used in Article 2(10) of the Insolvency Regulation) situated outside of its jurisdiction of incorporation.

ARTICLE IV

CONDITIONS OF EFFECTIVENESS, LENDING, AND LETTERS OF CREDIT

The obligations of the Lenders to make Loans and of the Issuers to issue Letters of Credit to the Borrower hereunder and are subject to the satisfaction of the conditions set forth in Sections 4.01, 4.02 and 4.03 below:

SECTION 4.01.    [Reserved].

SECTION 4.02.    Initial Funding Date. The obligations of the Lenders to make Loans shall not become effective until the date on or following the Effective Date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.08):

(a)    The Administrative Agent shall have received a written opinion (addressed to the Arrangers, the Administrative Agent, the Issuers and the Lenders) of each of (i) Cleary Gottlieb Steen & Hamilton LLP, counsel for Holdings, the Borrower and the Restricted Subsidiaries, (ii) subject to the penultimate paragraph of this Section, local counsel in each jurisdiction where a Loan Party is organized, where Mortgaged Property is located or which provides the governing law for any Foreign Pledge Agreement or Foreign Security Agreement, and the laws of which are not covered by the opinion letter referred to in clause (i) of this paragraph, and (iii) a senior legal counsel of Alcoa or Holdings, in each case, (A) dated as of the Initial Funding Date and (B) in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(b)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or equivalent concepts in any applicable jurisdiction) of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)    The Administrative Agent shall have received certificates dated the Initial Funding Date and signed by a Financial Officer confirming the satisfaction of the conditions precedent set forth in (i) paragraph (g) of this Section, and (ii) in paragraphs (b) and (c) of Section 4.03.

(d)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Initial Funding Date, to the extent invoiced at least three Business Days prior to the Initial Funding Date, including reimbursement or payments of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan

Party hereunder, under any other Loan Document or under any other engagement letter or fee letter relating to this Agreement and entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties or Alcoa, on the other hand.

(e)    Subject to the penultimate paragraph of this Section and the Guaranty and Security Principles, the Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent, on behalf of the Secured Parties, shall have a security interest in the Collateral of the type and priority described in each Security Document, including, notwithstanding anything to the contrary set forth herein or in any other Loan Document, a perfected first-priority pledge of the equity interests of each AWAC Parent. The Administrative Agent shall have received a completed Perfection Certificate relating to (i) the US Obligations Loan Parties (other than the Borrower and Aluminerie Lauralco, Sàrl) and (ii) subject to the penultimate paragraph of this Section and to the extent required by the definition of “Perfection Certificate”, the other Loan Parties, in each case of (i) and (ii), dated the Initial Funding Date and signed by each of a Financial Officer or legal officer of Holdings and a managing director of the Borrower, together with all attachments contemplated thereby. The Administrative Agent shall also have received, the results of searches of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in any applicable Specified Collateral Jurisdictions and copies of the financing statements (or similar documents) disclosed by such search, together with Federal and State (or other relevant) tax lien searches and judgment lien searches in respect of the Loan Parties and their respective assets in those jurisdictions reasonably requested by the Administrative Agent, and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) and other lien search results are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of Loans on the Initial Funding Date be released or terminated.

(f)    Subject to the penultimate paragraph of this Section, the Administrative Agent shall have received evidence that the insurance and endorsements thereto required by Section 5.06 and the Security Documents is in effect.

(g)    The Transactions and all conditions to the Spin-Off set forth in the Form 10 (other than the ability to borrow under the Facility) shall have been consummated or satisfied, or shall be consummated or satisfied substantially concurrently with the initial borrowing under the Facility, in accordance with applicable law and, in all material respects, consistent with the information set forth in the Effective Date Form 10.

(h)    The Administrative Agent shall have received prior to the Spin-Off Date true and complete copies of the Effective Date Spin-Off Documents.

(i)    There shall be no material payments or distributions by Holdings or any of its subsidiaries to Alcoa or any of Alcoa’s subsidiaries in connection with the Spin-Off, other than (i) as described in the Effective Date Form 10 or (ii) solely to the extent reflected in the projections provided to the Lenders prior to the date of the Engagement Letter, in respect of the Yadkin Facility.

(j)    Immediately after giving effect to the Transactions and the other transactions contemplated hereby, none of Holdings, the Borrower or any Restricted Subsidiary shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) Other Permitted Initial Funding Date Indebtedness and (iii) Indebtedness permitted under Section 6.01.

(k)    The Lenders shall have received either (a) a certificate from the Chief Financial Officer of Holdings, substantially in the form of Exhibit H, certifying as to the solvency of Holdings, the Borrower and the Subsidiaries, on a consolidated basis, after giving effect to the Transactions or (b) a solvency opinion, in form and substance and from an independent evaluation firm satisfactory to the Administrative Agent; provided that the solvency opinion delivered to the board of directors of Alcoa, as described in the Form 10, shall be deemed to be satisfactory, if it is acceptable to the board of directors of Alcoa.

(l)    Holdings shall have received minimum corporate ratings from Moody’s and S&P of Ba3 and BB-, respectively.

(m)    No action or event shall have occurred during the period from and including the Effective Date to and including the Initial Funding Date which would have constituted a non-compliance by Holdings or the Borrower with Section 6.02 as if the covenants therein had been effective from and including the Effective Date; provided that, if any such action or event shall have occurred, the condition precedent in this paragraph shall nonetheless be satisfied if such action or event has been cured with respect to such covenant such that, as of the Initial Funding Date, Holdings and the Borrower are in compliance with such covenant.

Notwithstanding the foregoing, if (a) Holdings and the Borrower shall have used commercially reasonable efforts to deliver, but shall nevertheless be unable to deliver, any of the Perfection Certificates required by clause (e)(ii) of this Section, then such delivery shall not be a condition precedent to the obligations of the Lenders and the Issuers hereunder on the Initial Funding Date, but shall be required to be delivered in accordance with the provisions of Section 5.16 (“Post-Initial Funding Date Matters”), (b)(i) any security interest in any asset (other than any Excluded Asset) of any Loan Party or (ii) any guarantee by any Loan Party that is a Foreign Subsidiary is not or cannot be provided or perfected on the Initial Funding Date (in the case of (b)(i), other than the creation of and perfection (including by delivery of stock or other equity certificates, if any) of security interests (A) in the Equity Interests in, or intercompany debt owing to, any Restricted Subsidiary that is not a Foreign Subsidiary (in each case, except to the extent constituting Excluded Assets) and (B) in other assets with respect to which a Lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after Holdings’s and the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the perfection of a security interest in such assets or provision of guarantee by such Loan Party shall not constitute a condition precedent to the obligations of the Lenders and the Issuers hereunder on the Initial Funding Date, but instead shall be required to be provided or delivered in accordance with the provisions of Section 5.16 (“Post-Initial Funding Date Matters”) and (c)

Holdings and the Borrower shall have used commercially reasonable efforts to procure and deliver, but shall nevertheless be unable to deliver, evidence that the insurance and endorsements thereto required by Section 5.06 (“Insurance”) and the Security Documents is in effect (other than with respect to flood insurance in respect of Mortgaged Properties located in a US Jurisdiction that is required under applicable law), then such delivery shall not be a condition precedent to the obligations of the Lenders and the Issuers hereunder on the Initial Funding Date, but shall be required to be provided and delivered in accordance with the provisions of Section 5.16 (“Post-Initial Funding Date Matters”).

The Administrative Agent shall notify the Borrower and the Lenders of the Initial Funding Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.08) at or prior to 5:00 p.m., New York City time, on the Outside Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.03.    All Borrowings and Issuances of Letters of Credit. Subject to Section 2.24, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuer to Issue any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)    The Borrower shall have provided the notice as required by Section 2.03, and, with respect to any Letter of Credit, the Administrative Agent and the applicable Issuer shall have received a duly executed Letter of Credit Request.

(b)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of such Borrowing or such Issuance, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(c)    At the time of and immediately after such Borrowing or such Issuance, as applicable, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each Issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

From and including the Initial Funding Date and until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (other than (i) contingent amounts not yet due and (ii) Cash Management Services), all Letters of Credit shall have expired or been terminated or shall have been cash collateralized or backstopped (in each case, in a manner reasonably satisfactory to the applicable Issuer) and all Reimbursement Obligations shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.    Financial Statements, Reports, etc. Holdings and the Borrower shall furnish to the Administrative Agent the following, and the Administrative Agent shall make a copy thereof available to each Lender:

(a)    Within 90 days after the end of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, comprehensive income, stockholders’ equity and cash flow as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, in each case audited by independent public accountants of recognized national standing, accompanied by an opinion of such accountants (which shall not be qualified as to scope of audit or include a statement or like qualification or exception in any manner calling into question the status of its business as a going concern (other than solely as a result of a maturity date in respect of any Loans or Commitments)) to the effect that such consolidated financial statements fairly present in all material respects its financial condition, results of operations and cash flows and that of its consolidated subsidiaries, taken as a whole, in accordance with GAAP consistently applied (except as otherwise disclosed in such financial statements) and accompanied by a narrative report describing the financial position, results of operations and cash flows of Holdings and its consolidated subsidiaries;

(b)    Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its unaudited consolidated balance sheet and unaudited related statements of operations, comprehensive income, stockholders’ equity and cash flow as of the end of and for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition, results of operations and cash flows of Holdings and its consolidated subsidiaries, taken as a whole, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flows of Holdings and its consolidated subsidiaries;

(c)    No later than the respective delivery due dates of financial statements under (a) and (b) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants contained in Sections 6.12 and 6.13, (iii) at any time when there is one or more Unrestricted Subsidiaries, of the aggregate revenue and the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower ended on the last day of the fiscal quarter covered by financial statements delivered for such period, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the later of the date of Holdings’s audited financial statements referred to in Section 3.06 and the date of the prior certificate delivered pursuant to this clause (c) indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)    No later than the delivery due date for annual financial statements under (a) above, a detailed annual consolidated budget for such fiscal year of Holdings (including projected cash, Indebtedness and, to the extent available, pension balances, and projected consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);

(e)    No later than five Business Days after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(f)    Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings (other than registration statements and prospectuses related to offerings to directors, officers or employees) with the SEC or any Governmental Authority succeeding to any of or all the functions of the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

(g)    Promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of Holdings, the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request; provided that none of Holdings, the Borrower or any Restricted Subsidiary will be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower or any Restricted Subsidiary or any of their respective customers and suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by Holdings, the Borrower or any Restricted Subsidiary; provided, further, that if any information is withheld pursuant to clause (i), (ii), or (iii) above, Holdings, the Borrower or any Restricted Subsidiary shall promptly notify the Administrative Agent of such withholding of information and the basis therefor.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an Approved Electronic Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.01 (other than the information that pursuant to the immediately preceding sentence is deemed to have been delivered if it is made available on the website of the SEC) may also be delivered by electronic communications pursuant to the procedures approved by the Administrative Agent.

In addition, the Borrower shall hold a conference call once annually for the Lenders to discuss financial information for the previous fiscal year. Each conference call shall be held at a time mutually agreed with the Administrative Agent (and communicated to the Lenders and the Issuers not less than 10 Business Days in advance of such conference call) that is promptly following delivery of the financial statements required under Section 5.01(a). The requirements of this paragraph shall be satisfied by the Borrower providing the Lenders with reasonably advance notice of, and access to, the annual earnings call with the holders of the Equity Interests of Holdings or with bondholders of the Borrower.

SECTION 5.02.    Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent, which shall furnish to each Lender, prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    to the extent permissible by Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Holdings, the Borrower or any Restricted Subsidiary, or, to the knowledge of a Financial Officer or another executive officer of Holdings or the Borrower, affecting Holdings, the Borrower or any Restricted Subsidiary thereof, or any materially adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Holdings or the Borrower to the Administrative Agent, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d)    any other development (including any notice of any Environmental Liability) that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.    Information Regarding Collateral. (a) Holdings and the Borrower shall furnish to the Administrative Agent prompt (and in any event, within 30 days) written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party (including as a result of any merger or consolidation), (iii) in the form of organization of any Loan Party, (iv) in any Loan Party’s organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party or (v) in any other information relating to any Loan Party that would require any steps to be taken to maintain a valid, legal and perfected security interest in any Collateral.

(b)    At the time of delivery of financial statements pursuant to Section 5.01(a), Holdings and the Borrower shall deliver to the Administrative Agent completed Supplemental Perfection Certificates, signed by a Financial Officer of either Holdings or the Borrower (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Supplemental Perfection Certificates delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Initial Funding Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Initial Funding Date). Supplemental Perfection Certificates shall be delivered relating only to the US Obligations Loan Parties (other than the Borrower and Aluminerie Lauralco, Sàrl), Loan Parties organized in Canada and any other Loan Parties for which is it customary in such Loan Parties’ respective jurisdictions to deliver Supplemental Perfection Certificates on an annual basis.

SECTION 5.04.    Maintenance of Properties. Each of Holdings and the Borrower shall, and shall cause each Restricted Subsidiary to, maintain and keep its material real properties in good working order and condition, except for ordinary wear and tear and for any damage from casualty or condemnation, or where the failure to maintain such properties would, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 5.04 shall prevent Holdings, the Borrower or any Restricted Subsidiary, as

applicable, from selling, abandoning or otherwise disposing of any of its respective properties or discontinuing a part of its respective businesses from time to time if, (i) in the judgment of such Person, such sale, abandonment, disposition or discontinuance is advisable and (ii) in the case of a sale or other disposition, is a transaction permitted under Section 6.05.

SECTION 5.05.    Obligations and Taxes. Each of Holdings and the Borrower shall, and shall cause each Restricted Subsidiary to, pay its Indebtedness and other obligations that, if not paid, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, and pay and discharge all material Taxes upon or against it, or against its properties, and all material claims which could reasonably be expected, if unpaid, to become a Lien upon its property (other than a Lien permitted under Section 6.02), in each case prior to the date on which penalties attach thereto, unless and to the extent that (a) any such obligation, claim or Tax is being contested in good faith by appropriate proceedings, (b) adequate reserves with respect thereto are maintained on the applicable financial statements in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect. The fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes, if any, shall consist of Dutch Loan Parties only, unless with the prior written consent of the Administrative Agent.

SECTION 5.06.    Insurance. Each of Holdings and the Borrower shall, and shall cause each Restricted Subsidiary to, insure and keep insured, in each case with reputable insurance companies, so much of its respective material properties to such an extent and against such risks, or in lieu thereof, in the case of Holdings or the Borrower, maintain or cause to be maintained a system or systems of self-insurance using an adequately capitalized captive insurance subsidiary, (a) as is customary in the case of corporations engaged in the same or similar business or having similar properties similarly situated and is considered adequate by Holdings and the Borrower or (b) as may be otherwise required by applicable law or any other Loan Document. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties will (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder and (c) to the extent available from the applicable insurance provider, provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy (it being understood and agreed that the replacement of any insurance policy obtained by Alcoa or its subsidiaries with an insurance policy obtained by Holdings, the Borrower or any Subsidiaries in the context of the Spin-Off shall not be deemed to be such a cancellation and no notice shall be required to be delivered by the applicable insurer with respect thereto). With respect to each Mortgaged Property located in a US Jurisdiction that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will obtain (in the case of each Mortgaged Property listed on Schedule 1.02, not later than the later of (x) the date on which a Mortgage for such Mortgaged Property is executed and delivered to the Administrative Agent and (y) the Initial Funding Date, unless otherwise agreed by the Administrative Agent in its sole discretion), and will maintain, with reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board (including polices of such insurance). The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The provisions of this Section are subject to the penultimate paragraph of Section 4.02.

SECTION 5.07.    Existence; Businesses and Properties. (a) Each of Holdings and the Borrower shall, and shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence in its jurisdiction of organization, except as otherwise expressly permitted under Section 6.03.

(b)    Each of Holdings and the Borrower shall, and shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business as its Board of Directors shall determine in its judgment (except for the abandonment of patent, copyrights and trademarks that are no longer used or useful, or economically practicable to maintain).

SECTION 5.08.    Maintenance of Ratings. Holdings and the Borrower will use commercially reasonable efforts to maintain continuously in effect a public corporate rating and a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of Holdings.

SECTION 5.09.    Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower shall, and shall cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries, in all material respects, in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower shall, and shall cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (during normal business hours) and as often as reasonably requested; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent, acting individually or on behalf of the Lenders, may exercise rights under this Section and (b) the Administrative Agent shall not exercise the rights under this Section more often than one time during any calendar year. Notwithstanding anything to the contrary in this Section 5.09, none of Holdings, the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by law or any binding agreement or (iii) is subject to an attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.10.    Compliance with Laws. (a) Each of Holdings and the Borrower shall, and shall cause each Restricted Subsidiary to, comply with all Requirements of Law with respect to it or its property, such that no failure so to comply, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)    Holdings and the Borrower shall maintain in effect and enforce policies and procedures reasonably designed to promote compliance by Holdings, the Borrower, the Subsidiaries and the respective directors, officers, employees and agents (to the extent such agents are working on behalf of Holdings, the Borrower or any of the Subsidiaries) of the foregoing with Anti-Corruption Laws and applicable Sanctions.

(c)    Each Borrower shall comply in all material respects with the applicable provisions of ERISA and all other related applicable laws and furnish to the Administrative Agent and each Lender (i) as soon as possible, and in any event within 30 days after such Borrower or any ERISA Affiliate either knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event would reasonably be expected to result in liability of such Borrower to the PBGC in an aggregate amount exceeding $50,000,000, a statement of a Financial Officer setting forth details as to such ERISA Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such ERISA Event given to the PBGC or other Governmental Authority, (ii) promptly after receipt thereof, a copy of any notice such Borrower or any ERISA Affiliate may receive from the PBGC or other Governmental Authority relating to the intention of the PBGC or other Governmental Authority to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), or any Foreign Plan or Foreign Plans, or to appoint a trustee to administer any Plan or Plans, or any Foreign Plan or Foreign Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by such Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower or ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in excess of $50,000,000, or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, if such termination or reorganization would reasonably be expected to result, alone or with any other such termination or reorganization, in increases in excess of $50,000,000 in the contributions required to be made to the relevant Plan or Plans.

SECTION 5.11.    Use of Proceeds and Letters of Credit. (a) The proceeds of the Loans made on the Initial Funding Date will be used solely for the payment of (i) first, Transaction Costs and (ii) second, to the extent of the remaining proceeds thereof, working capital and other general corporate purposes of Holdings, the Borrower and the Restricted Subsidiaries. The proceeds of the Loans drawn after the Initial Funding Date, as well as any Incremental Extension of Credit (unless otherwise provided in the applicable Incremental Facility Amendment), will be used solely for working capital and other general corporate purposes (including Permitted Acquisitions) of Holdings, the Borrower and the Restricted Subsidiaries. No part of the proceeds of any Loan will be used in violation of the representation set forth in Section 3.16. Letters of Credit will be issued only to support obligations of Holdings, the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business; provided that US Letters of Credit will be issued only to support the obligations of Holdings or any Domestic Subsidiary.

(b)    The Borrower will not request any Borrowing or Letter of Credit, and neither Holdings nor the Borrower shall use, and each shall procure that the Subsidiaries shall not use, the proceeds of any Borrowing or any Letter of Credit, or make the proceeds thereof available to any other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating the activities of or any transaction with any Sanctioned Person or in any Sanctioned Country except to the extent permissible for a Person required to comply with Sanctions or (iii) in any manner that would result in a violation of any Sanctions applicable to any party hereto (including any Person participating in the Borrowings or Letters of Credit, whether as underwriter, advisor, investor, or otherwise).

SECTION 5.12.    Additional Subsidiaries. If any additional Subsidiary (other than any Subsidiary that is not a Designated Subsidiary pursuant to clauses (b) and (f) of such definition) is formed or acquired after the Initial Funding Date (or any Subsidiary becomes a Designated Subsidiary), then the Borrower shall, as promptly as practicable and, in any event, within 30 days (in the case of a Domestic Subsidiary) or 60 days (in the case of a Foreign Subsidiary), or such longer period as the Administrative Agent may, in its sole discretion, agree to in writing) after such Subsidiary is formed or acquired (or any Subsidiary becomes a Designated Subsidiary), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is or becomes a Designated Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party (consistent with the definition of “Collateral and Guarantee Requirement” and the Guaranty and Security Principles).

SECTION 5.13.    Further Assurances. (a) Each of Holdings and the Borrower shall, and shall cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings with respect to Mortgaged Property, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and in each case subject to the Guaranty and Security Principles. Each of Holdings and the Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)    Subject to the Guaranty and Security Principles, if any material assets (including Material Real Property, but excluding (A) any Excluded Assets and (B) any material assets owned by Alcoa on the Effective Date (other than any real property set forth on Schedule 1.02) that are transferred to or acquired by Holdings, the Borrower or any Restricted Subsidiary by or from Alcoa in connection with the Spin-Off on or prior to the Initial Funding Date) are acquired by Holdings, the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien created by such Security Document upon acquisition thereof), the Borrower shall notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, Holdings and the Borrower shall, following the Initial Funding Date, cause such assets to be subjected to a Lien securing the Global Secured Obligations or US Secured Obligations, as applicable (subject to any exceptions provided for herein or under the Security Documents and consistent with the definition of “Collateral and Guarantee Requirement” and the Guaranty and Security Principles) and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties. With respect to any Material Real Property, the applicable Loan Party shall deliver to the Administrative Agent the items set forth under subclause (e) of the definition of “Collateral and Guarantee Requirement” within ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the acquisition of such Material Real Property.

(c)    If the average daily balance for any calendar month, as of the end of such calendar month, for all deposit accounts of Loan Parties (other than concentration accounts, investment accounts, accounts already subject to a perfected security interest in favor of the Administrative Agent on behalf of the Secured Parties and accounts falling under clause (a), (c), (d) or (e) of the definition of Excluded Deposit Accounts) exceeds $30,000,000, then, within ten (10) Business Days of the end of such calendar month, the Borrower shall notify the Administrative Agent in writing of such excess. Subject to the Guaranty and Security Principles and upon the Administrative Agent’s request following receipt of such notice, the Borrower shall, or shall cause the applicable Loan Party to, enter into one or more Control Agreements with respect to one or more deposit accounts (which accounts shall cease to be Excluded Deposit Accounts), to be selected at the Borrower’s discretion, in form and substance reasonably satisfactory to the Administrative Agent, within sixty (60) days of the date such notice must be sent (or such later date as agreed to by the Administrative Agent), such that the average daily balance for the remaining deposit accounts of the Loan Parties (other than concentration accounts, investment accounts, accounts already subject to a perfected security interest in favor of the Administrative Agent on behalf of the Secured Parties and accounts falling under clause (a), (c), (d) or (e) of the definition of Excluded Deposit Accounts) for the calendar month, as of the end of such calendar month, following the effectiveness of any such Control Agreements does not exceed $30,000,000.

SECTION 5.14.    [Reserved].

SECTION 5.15.    Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result from such designation and (b) immediately after giving effect to such designation, Holdings shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 6.12 and 6.13 recomputed as of the last day of the most recently ended fiscal quarter of Holdings. The Borrower may not designate a Restricted Subsidiary as an Unrestricted Subsidiary if, at the time of such designation (and, thereafter, any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary automatically if) such Restricted Subsidiary or any of its subsidiaries is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under Section 6.04 at the date of designation in an amount equal to the net book value of such parent company’s Investment therein. Any Subsidiary Loan Party that is designated as an Unrestricted Subsidiary shall, upon effectiveness of such designation, cease to be a Loan Party and shall automatically be released from any guarantee and collateral obligations. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time. Prior to any designation made in accordance with this Section, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer certifying that the designation satisfies the applicable conditions set forth in this Section and setting forth reasonably detailed calculations demonstrating compliance with clause (b) of the first sentence of this Section.

SECTION 5.16.    Post-Initial Funding Date Matters. (a) Within one Business Day after the Initial Funding Date the Spin-Off shall be consummated.

(b)    As promptly as practicable after the Initial Funding Date, Holdings and the Borrower shall, and shall cause each other Loan Party to, deliver all Loan Documents and other documents or instruments that would have been required to be delivered on the Initial Funding Date but for the penultimate paragraph of Section 4.02, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”; provided that in any event, the foregoing requirement shall be satisfied (i) within 90 days of the Initial Funding Date, to the extent relating to (A) any Collateral in any US Jurisdiction or (B) the delivery of evidence that the insurance required by

Section 5.06 or any Security Document is in effect, (ii) within 120 days of the Initial Funding Date, to the extent relating to any Collateral or guarantee in any other jurisdiction and (iii) notwithstanding the foregoing clauses (i) and (ii), within 10 Business Days following the Initial Funding Date, to the extent relating to any Equity Interests of any AWAC Parent (or, in each case of (i), (ii) and (iii), within such longer period as the Administrative Agent may reasonably agree to in writing).

ARTICLE VI

NEGATIVE COVENANTS

From and including the Initial Funding Date and until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated, or shall have been cash collateralized or backstopped (in each case, in a manner satisfactory to each applicable Issuer), and all Reimbursement Obligations shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with each Lender that:

SECTION 6.01.    Indebtedness; Certain Equity Securities. (a) Neither Holdings nor the Borrower shall, nor shall Holdings or the Borrower permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)    Indebtedness created hereunder and under the other Loan Documents (including any Indebtedness incurred pursuant to Section 2.24);

(ii)    (A) the Senior Unsecured Debt in an aggregate principal amount not to exceed $1,500,000,000 and (B) Refinancing Indebtedness in respect of Senior Unsecured Debt issued pursuant to clause (A) above or Refinancing Indebtedness incurred pursuant to this clause (B) (it being understood and agreed that, for purposes of this Section, any Indebtedness that is incurred for the purpose of repurchasing or redeeming any Senior Unsecured Debt (or any Refinancing Indebtedness in respect thereof (or Refinancing Indebtedness in respect of any Refinancing Indebtedness) shall, if otherwise meeting the requirements set forth above and in the definition of the term “Refinancing Indebtedness”, be deemed to be Refinancing Indebtedness in respect of the Senior Unsecured Debt (or Refinancing Indebtedness), and shall be permitted to be incurred and be in existence, notwithstanding that the proceeds of such Refinancing Indebtedness shall not be applied to make such repurchase or redemption of the Senior Unsecured Debt (or Refinancing Indebtedness) immediately upon the incurrence thereof, if (1) the proceeds of such Refinancing Indebtedness are applied to make such repurchase or redemption not later than 120 days following the date of the incurrence thereof and (2) at all times pending such application all the proceeds of such Refinancing Indebtedness are held in an account with the Administrative Agent, subject to its exclusive dominion and control, including the exclusive right of withdrawal, as collateral for the payment and performance of the obligations of the Borrower under this Agreement (with the Administrative Agent hereby agreeing that it shall permit the Borrower to withdraw funds from such account upon request if (x) at the time thereof, no Event of Default shall have occurred and be continuing, (y) immediately following such withdrawal, such funds shall be applied to make any such repurchase or redemption of the Senior Unsecured Debt or to repay any such Refinancing Indebtedness and (z) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer as to the matters set forth in the preceding clauses (x) and (y)); provided that, immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (ii), the aggregate principal amount of Indebtedness incurred in accordance with this clause (ii), together with the aggregate principal amount of Indebtedness incurred in accordance with clause (iv) of this Section 6.01(a), shall not exceed $1,750,000,000 at any time outstanding;

(iii)    Indebtedness existing on the Amendment Effective Date and set forth on Schedule 6.01 (including Indebtedness of Alcoa set forth on Schedule 6.01 that will become an obligation of Holdings, the Borrower or any Restricted Subsidiary) and any Refinancing Indebtedness in respect thereof;

(iv)    Other Permitted Initial Funding Date Indebtedness and any Refinancing Indebtedness in respect thereof; provided that, immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (iv), the aggregate principal amount of Indebtedness incurred in accordance with this clause (iv), together with the aggregate principal amount of Indebtedness incurred in accordance with clause (ii) of this Section 6.01(a), shall not exceed $1,750,000,000;

(v)    Indebtedness of Holdings to the Borrower or any Restricted Subsidiary, of the Borrower to Holdings or any Restricted Subsidiary and of any Restricted Subsidiary to Holdings, the Borrower or any other Restricted Subsidiary; provided that (A) Indebtedness of any Restricted Subsidiary that is not a Loan Party to Holdings, the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04 and (B) Indebtedness of the Borrower or Holdings or any Subsidiary Loan Party to any Restricted Subsidiary that is not a Subsidiary Loan Party shall be unsecured and subordinated to the Secured Obligations on the terms set forth in the Global Intercompany Note;

(vi)    Guarantees by Holdings of Indebtedness of the Borrower or any Restricted Subsidiary, by the Borrower of Indebtedness of Holdings or any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary; provided that (A) the Indebtedness so Guaranteed is permitted by this Section (other than clause (a)(iii), (a)(iv) or (a)(viii)), (B) Guarantees by Holdings, the Borrower or any Subsidiary Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04, (C) Guarantees permitted under this clause (vi) shall be subordinated to the Secured Obligations of Holdings, the Borrower or the applicable Restricted Subsidiary, as the case may be, to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations and (D) none of the Senior Unsecured Debt shall be Guaranteed by any Subsidiary unless such Subsidiary is a Loan Party that has Guaranteed the Secured Obligations pursuant to, and with respect to the portion thereof as may be required by, the Security Documents;

(vii)    (A) Indebtedness of Holdings, the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction, lease or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by Holdings, the Borrower or any Restricted Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or lease or the completion of such construction or improvement, and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (A) above; provided further that, immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (vii), the aggregate outstanding principal amount of Indebtedness incurred in accordance with this clause (vii) shall not exceed the greater of (x) $350,000,000 and (y) 2.0% of Consolidated Total Assets as of the last day of the fiscal quarter of Holdings most recently ended;

(viii)    (A) Indebtedness of any Person (other than an Unrestricted Subsidiary) that becomes a Restricted Subsidiary (or of any Person (other than an Unrestricted Subsidiary) not previously a Restricted Subsidiary that is merged or consolidated with or into Holdings, the Borrower or a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person (other than an Unrestricted Subsidiary) that is assumed by Holdings, the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition or any other Investments not prohibited under Section 6.04; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired, and (B) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (A) above or Refinancing Indebtedness incurred pursuant to this clause (B); provided further that immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (viii)(A), (I) Holdings is in compliance with the covenant contained in Section 6.12, recomputed on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness as of the last day of the most recently ended fiscal quarter of Holdings and (II) the Leverage Ratio, calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness as of the last day of the most recently ended fiscal quarter of Holdings, is less than 2.00 to 1.00;

(ix)    Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(x)     Indebtedness (i) owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business, or in respect of any governmental requirement, including in relation to a governmental requirement to provide a guarantee or bond, and (ii) incurred as an account party in respect of trade or commercial letters of credit, bank guarantees and similar instruments in favor of suppliers or trade creditors issued or incurred in the ordinary course of business or consistent with industry practice, provided that such Indebtedness under this clause (x)(ii) is repaid or otherwise satisfied within six months;

(xi)     Indebtedness in respect of Hedging Agreements and Commercial Agreements (in each case, including any Back to Back Arrangements) permitted by Section 6.07;

(xii)     Indebtedness owed in respect of any (i) employee credit or purchase card programs or (ii) overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds; provided that, in the case of clause (ii), such Indebtedness shall be repaid in full within ten (10) Business Days of the incurrence thereof;

(xiii)    Indebtedness in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

(xiv)    other Indebtedness in an aggregate principal amount not exceeding the greater of (A) $1,000,000,000 and (B) 6.0% of Consolidated Total Assets as of the last day of the fiscal quarter of Holdings most recently ended; provided that the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not Loan Parties permitted by this clause (xiv) shall not exceed the greater of (1) $150,000,000 and (2) 1.0% of Consolidated Total Assets as of the last day of the fiscal quarter of Holdings most recently ended;

(xv)     [reserved];

(xvi)    the Ma’aden Guarantees and any extension, renewal or refinancing in respect thereof (the “Refinancing Ma’aden Guarantees”), provided that (A) the aggregate amount guaranteed by the Refinancing Ma’aden

Guarantees (including, for the avoidance of doubt, any interest payments or other payment obligations related to the Ma’aden Indebtedness guaranteed thereby) shall not exceed 110% of the aggregate principal amount guaranteed by the Ma’aden Guarantees as of the Effective Date and (B) the terms and conditions (but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, discount and redemption premium) of the Ma’aden Indebtedness guaranteed by the Refinancing Ma’aden Guarantees shall not be, taken as a whole, materially less favorable to Holdings or the Borrower than the terms and conditions of the Ma’aden Indebtedness guaranteed by the Ma’aden Guarantees as of the Effective Date, provided, further, that, subject to the foregoing clauses (A) and (B), any novation of the Alcoa Ma’aden Guarantees to Holdings or the Borrower shall be permitted;

(xvii)    Indebtedness in the form of purchase price adjustments, earnouts, indemnification obligations, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investment not prohibited by Section 6.04;

(xviii)    Indebtedness in the form of (x) Guarantees of loans and advances permitted by Section 6.04(g) and (y) reimbursements owed to officers, directors, consultants and employees in the ordinary course of business;

(xix)    Indebtedness incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not, together with the aggregate face amount of Receivables sold for the period of the most recently ended four consecutive quarters pursuant to Factoring Transactions under Section 6.05(c)(ii), exceed at any time outstanding $150,000,000;

(xx)     all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the clauses of this paragraph (a);

(xxi)    Indebtedness representing deferred compensation payable to directors, officers or employees of Holdings, the Borrower or any Subsidiary incurred in the ordinary course of business;

(xxii)    Indebtedness incurred pursuant to letters of credit issued by any Person for the account of any Loan Party, provided that the aggregate principal amount of Indebtedness permitted by this clause (xxii) shall not exceed $150,000,000;

(xxiii)    Indebtedness incurred pursuant to letters of credit or bank guarantees issued by any Person for the account of any Restricted Subsidiary that is not a Loan Party, provided that the aggregate principal amount of Indebtedness permitted by this clause (xxiii) shall not exceed $250,000,000;

(xxiv)    Pension Refinancing Debt in an aggregate principal amount such that, after giving effect to such incurrence, the Aggregate Incremental Leverage Ratio Cap will not be exceeded; and

(xxv)    Indebtedness (including guarantees) arising as a result of a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes.

(b)    Notwithstanding anything to the contrary in paragraph (a) of this Section, neither Holdings nor the Borrower shall permit any Specified Company to create, incur, assume or permit to exist any Indebtedness owing to a Person that is not Holdings, the Borrower or any Restricted Subsidiary, except trade obligations and Indebtedness that are, in the aggregate, immaterial to each Specified Company, as applicable, and, in each case, incurred in the ordinary course of business.

(c)    Notwithstanding anything to the contrary in paragraph (a) of this Section, neither Holdings nor the Borrower shall permit any Icelandic Subsidiary Loan Party or Spanish Subsidiary Loan Party to create, incur, assume or permit to exist any Indebtedness owing to a Person that is not Holdings, the Borrower or any Restricted Subsidiary, except (i) trade obligations incurred in the ordinary course of business and (ii) Indebtedness existing on the Amendment Effective Date as disclosed to the Administrative Agent and any Refinancing Indebtedness in respect thereof.

SECTION 6.02.    Liens. (a) Neither Holdings nor the Borrower shall, nor shall Holdings or the Borrower permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset or revenues now owned or hereafter acquired by it, except:

(i)    Liens created under the Loan Documents and any Liens on cash or deposits granted in favor of any Issuer to cash collateralize any Defaulting Lender’s participation in Letters of Credit or other obligations in respect of Letters of Credit, in each case as contemplated by this Agreement;

(ii)    Permitted Encumbrances;

(iii)    any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary existing on the Amendment Effective Date and, to the extent the outstanding principal amount of the obligations secured thereby exceeds $3,000,000, set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of Holdings, the Borrower or any Restricted Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business) and (B) such Lien shall secure only those obligations that it secures on the Amendment Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting

Indebtedness, that are permitted under Section 6.01(a)(iii) as Refinancing Indebtedness in respect thereof;

(iv)    Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Restricted Subsidiary; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (vii)(A) of Section 6.01(a) or any Refinancing Indebtedness in respect thereof permitted by clause (vii)(B) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement (provided that this clause (B) shall not apply to any Refinancing Indebtedness permitted by clause (vii)(B) of Section 6.01(a) or any Lien securing such Refinancing Indebtedness), (C) the Indebtedness secured thereby does not exceed the lesser of the cost of acquiring, constructing or improving such fixed or capital asset or, in the case of Indebtedness permitted by clause (vii)(A) of Section 6.01(a), its fair market value at the time such security interest attaches, and in any event, immediately after giving effect to the incurrence of any Lien in accordance with this clause (iv), the aggregate outstanding principal amount of such Indebtedness does not exceed the greater of (1) $350,000,000 and (2) 2.0% of Consolidated Total Assets as of the last day of the fiscal quarter of Holdings most recently ended and (D) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (except assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business);

(v)    any Lien existing on any asset of any Person (other than an Unrestricted Subsidiary) prior to the acquisition of such asset by the Borrower or any Restricted Subsidiary or existing on any asset of any Person (other than an Unrestricted Subsidiary) that becomes a Restricted Subsidiary (or of any Person (other than an Unrestricted Subsidiary) not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or any Restricted Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of Holdings, the Borrower or any Restricted Subsidiary (other than (x) assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under clause (viii) of Section 6.01(a) as Refinancing Indebtedness in respect thereof;

(vi)    in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(vii)    in the case of (A) any Restricted Subsidiary that is not a wholly owned Subsidiary or (B) the Equity Interests in any Person other than the Borrower that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(viii)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(ix)    Liens granted by a Restricted Subsidiary that is not a Loan Party in respect of (i) Hedging Agreements and Commercial Agreements, and (ii) Indebtedness permitted to be incurred by such Restricted Subsidiary under Section 6.01;

(x)    Liens on any property of (A) any Loan Party in favor of any other Loan Party and (B) any Restricted Subsidiary that is not a Loan Party in favor of Holdings, the Borrower or any Restricted Subsidiary;

(xi)    to the extent constituting Liens, any restrictions contemplated by the Effective Date Spin-Off Documents and the Permitted Specified Transactions;

(xii)    Liens not otherwise permitted by this Section to the extent that, immediately after giving effect to the incurrence thereof, the aggregate outstanding principal amount of the obligations secured thereby does not exceed $300,000,000; provided that Liens pursuant to this clause (xii) shall not be on any assets of an Icelandic Subsidiary Loan Party or Spanish Subsidiary Loan Party, or on the Equity Interests of Alcoa Norway ANS;

(xiii)    Liens on Permitted Receivables Facility Assets securing Indebtedness arising under Permitted Receivables Facilities and Liens on deposit accounts of any Receivables Entity in connection with a Permitted Receivables Facility;

(xiv)    Liens to secure letters of credit issued by any Person other than in a capacity as an Issuer under this Agreement for the account of Holdings, the

Borrower or a Subsidiary; provided that (i) the aggregate principal amount of Indebtedness secured thereby does not exceed $150,000,000, (ii) such Person enters into a customary intercreditor agreement that is reasonably satisfactory to the Administrative Agent and (iii) Liens pursuant to this clause (xiv) shall not apply to any assets of an Icelandic Subsidiary Loan Party or Spanish Subsidiary Loan Party, or on the Equity Interests of Alcoa Norway ANS; and

(xv)    Liens arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes.

SECTION 6.03.    Fundamental Changes. (a) Neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to, consolidate or merge with or into any other Person, or permit any other Person to consolidate or merge with or into it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing,

(i)     any Person may merge into or consolidate with Holdings or with the Borrower in a transaction in which Holdings or the Borrower is the surviving entity or the surviving entity (the “Successor Entity”) (A) is organized under the laws of (1) in the case of a merger or consolidation with Holdings, the United States, any State thereof or the District of Columbia and (2) in the case of a merger of consolidation with the Borrower, the Netherlands, (B) expressly assumes Holdings’s or the Borrower’s, as applicable, obligations under this Agreement and the other Loan Documents to which such Loan Party is a party pursuant to a supplement hereto or thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, (C) each Subsidiary Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Collateral Agreement and, if reasonably requested by the Administrative Agent, each other Security Document to which such Subsidiary Loan Party is a party confirmed that its obligations thereunder shall apply to the Successor Entity’s obligations under this Agreement and (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger of consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Entity’s obligations under this Agreement (it being understood that, if the foregoing conditions in clauses (A) through (D) are satisfied, then the Successor Entity will automatically succeed to, and be substituted for, Holdings or the Borrower, as applicable, under this Agreement),

(ii)    any Person (other than Holdings or the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Subsidiary Guarantor, is a Subsidiary Guarantor,

(iii)    any Restricted Subsidiary may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary,

(iv)    any Restricted Subsidiary may liquidate or dissolve (A) if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (B) if such Restricted Subsidiary is a Subsidiary Loan Party, if any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with this Section 6.03 or Section 6.05 or in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Subsidiary Loan Party, after giving effect to such liquidation or dissolution; provided that any such merger or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04 and

(v)    Holdings, the Borrower and the Restricted Subsidiaries may consummate the transactions comprising the Spin-Off in accordance with the Effective Date Spin-Off Documents.

(b)    The Borrower shall not, and Holdings and the Borrower shall not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries as described in the Effective Date Form 10 and businesses reasonably incidental, complementary or related thereto.

SECTION 6.04.    Investments. Neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to make any Investment, except:

(a)    Permitted Investments;

(b)    Permitted Acquisitions; provided that the aggregate amount of cash consideration paid in respect of any investment pursuant to this clause (b) that is an investment by a Loan Party in the Equity Interests of any Person that does not become a Subsidiary Loan Party or in assets not included in the Collateral (to the extent such assets do not constitute Excluded Assets), shall not exceed, at the time such investment is made and after giving effect thereto, the greater of (x) $250,000,000 and (y) 1.5% of Consolidated Total Assets as of the last day of the fiscal quarter of Holdings most recently ended;

(c)    (i) Investments existing on the Amendment Effective Date in Holdings, the Borrower and the Restricted Subsidiaries, and (ii) other Investments existing on the Amendment Effective Date and set forth on Schedule 6.04, and, in the case of each of the foregoing clauses (i) and (ii), any modification, replacement (including, in the case of any existing investment in the form of a guarantee, with a letter of credit, bank guarantee or similar instrument), renewal, reinvestment or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.04 and (y) the terms of any such Investment are not otherwise modified from the terms that are in effect as of the Amendment Effective Date in a manner that is materially adverse to the Lenders (other than solely due to the replacement of an existing Investment in the form of a guarantee with a letter of credit, bank guarantee or similar instrument) unless otherwise permitted by this Section 6.04, provided, further, that, subject to the foregoing clauses (x) and (y), any novation to Holdings or the Borrower of such Investments that have been made or incurred by Alcoa as of the date hereof shall be permitted;

(d)    Investments by Holdings in Equity Interests of the Borrower and by the Borrower and the Restricted Subsidiaries in Equity Interests of any Restricted Subsidiary; provided that (i) any such Equity Interests held by a Loan Party shall be pledged in accordance with the requirements of the definition of the term “Collateral and Guarantee Requirement” and Section 5.13, and (ii) the aggregate amount of such Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under subclause (ii) of the proviso to clause (e) of this Section and outstanding Guarantees permitted under the proviso to clause (f) of this Section) shall not exceed, as of the date that any such investment is made, the greater of (A) $50,000,000 and (B) 0.3% of Consolidated Total Assets determined as of the last day of the fiscal quarter of Holdings most recently ended (in each case determined without regard to any write-downs or write-offs), provided that if any such Investment under this subclause (ii) is made for the purpose of making an Investment permitted under clause (w) of this Section 6.04, the amount available under this clause (d) shall not be reduced by the amount of any such Investment, which reduces the basket under clause (w) of this Section 6.04;

(e)    loans or advances made by Holdings or the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (ii) the aggregate principal amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties (together with Investments permitted under subclause (ii) of the proviso to clause (d) of this Section and outstanding Guarantees permitted under the proviso to clause (f) of this Section) shall not exceed, as of the date that any such loan or advance is made, the greater of (A) $50,000,000 and (B) 0.3% of Consolidated Total Assets determined as of the last day of the fiscal quarter of Holdings most recently ended (in each case determined without regard to any write-downs or write-offs), provided that any intercompany loans or advances made by Alcoa Holland B.V. (including its successors, and any entity that is a Loan Party that performs cash-pooling and cash management activities for Holdings and its subsidiaries) to any Restricted Subsidiaries that are not Loan Parties in connection with ordinary course cash management activities and having a term not exceeding 90 days shall not be taken into account in the calculation of any restriction or basket set forth in subclause (ii) of this Section 6.04(e), provided, further that if any such Investment under this subclause (ii) is made for the purpose of making an Investment, loan or advance permitted under clause (w) of this Section 6.04, the amount available under this clause (e) shall not be reduced by the amount of any such Investment which reduces the basket under clause (w) of this Section 6.04;

(f)    Guarantees of Indebtedness that is permitted under Section 6.01 and other obligations, in each case of Holdings, the Borrower or any Restricted Subsidiary; provided that the total of the aggregate principal amount of Indebtedness and the aggregate amount of other obligations, in each case of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with Investments permitted under subclause (ii) of the proviso to clause (d) of this Section and outstanding intercompany loans and advances permitted under subclause (ii) to the proviso to clause (e) of this Section) shall not exceed, as of the date that any such loan or Investment is made, the greater of (A) $50,000,000 and (B) 0.3% of Consolidated Total Assets determined as of the last day of the fiscal quarter of Holdings most recently ended (in each case determined without regard to any write-downs or write-offs);

(g)    loans or advances to officers, directors, consultants or employees of Holdings, the Borrower or any Restricted Subsidiary not exceeding $10,000,000 in the aggregate principal amount outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);

(h)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings, the Borrower or any Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;

(i)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)    Investments in the form of Hedging Agreements or Commercial Agreements (including any Back to Back Arrangements) permitted by Section 6.07;

(k)    Investments of any Person (other than an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Borrower or any Restricted Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(l)    Investments resulting from pledges or deposits described in clause (c), (d) or (o) of the definition of the term “Permitted Encumbrance”;

(m)    Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(n)    Investments that result solely from the receipt by Holdings, the Borrower or any Restricted Subsidiary from any of its subsidiaries of a dividend or other

Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(o)    receivables or other trade payables owing to the Borrower or a Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any Restricted Subsidiary deems reasonable under the circumstances;

(p)    Guarantees to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;

(q)    Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests;

(r)    Investments effected in connection with (i) the Spin-Off as contemplated by the Effective Date Spin-Off Documents and (ii) the Permitted Specified Transactions;

(s)    other Investments by Holdings, the Borrower or any Restricted Subsidiary (“Specified Investments”) in an aggregate amount, as valued at cost at the time each such Specified Investment is made and including all related commitments for future Specified Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), to the extent (i) such Specified Investments are funded (or in the case of Guarantees, deemed funded) from the proceeds of any dividends, returns on capital or returns of capital received by Holdings, the Borrower or any Subsidiary Loan Party in respect of any Restricted Subsidiary that is not a Loan Party, and (ii) such Investments are made within 90 days of the receipt of such proceeds described in subclause (i) of this clause (s);

(t)    mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Borrower and Restricted Subsidiaries that are wholly owned Restricted Subsidiaries;

(u)    customary Investments in connection with Permitted Receivables Facilities;

(v)    Investments in connection with the Ma’aden Guarantees and the Refinancing Ma’aden Guarantees;

(w)    other Investments by Holdings, the Borrower or any Restricted Subsidiary in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investment (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such investment, loan or advance), not exceeding, at the time such Investments are made and immediately after giving effect thereto, the sum of (i) $400,000,000 and (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Available Amount at such time, for all such Investments made or committed to be made from and after the Initial Funding Date plus, in each case of (i) and (ii), an amount equal to any returns, profits, distributions and similar amounts or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that no Investment may be made under subclause (ii) of this clause (w) other than Investments made by Holdings, the Borrower or any Restricted Subsidiaries in or to AWAC Entities;

(x)    in any fiscal year, if the Consolidated Net Leverage Ratio as of the end of the prior fiscal year is not greater than 1.30 to 1.00, any other Investments by Holdings, the Borrower or any Restricted Subsidiary in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), not exceeding $200,000,000 during any fiscal year, with 50% of any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year (provided that such unused amount shall be available for use in the next succeeding fiscal year regardless of whether or not the Consolidated Net Leverage Ratio test has been satisfied as of the beginning of the next succeeding fiscal year); and

(y)    other Investments by any Restricted Subsidiary that is not a Loan Party, to the extent that such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment permitted under this Section 6.04 (other than Section 6.04(s)).

For purposes of determining compliance with this Section 6.04, in the event that a loan, advance, Guarantee, acquisition or any other investment meets the criteria of more than one of the categories described in clauses (a) – (y) above, Holdings or the Borrower may, in their sole discretion, at the time of the making or taking any such actions above, divide, classify or reclassify, or at any later time, divide, classify or reclassify, such loan, advance, Guarantee, acquisition or other investment (or any portion thereof) in any manner that complies with this Section 6.04, in each case, including as between Section 6.04(w)(i) and Section 6.04(w)(ii).

SECTION 6.05.    Asset Sales. Neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor shall Holdings or the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Restricted Subsidiary in compliance with Section 6.04(d)), except:

(a)    sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete or surplus equipment and (iii) property or other assets no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower or the Restricted Subsidiaries (including allowing any intellectual property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated), in each case, as determined by the Borrower in good faith, (iv) cash and Permitted Investments, in each case in the ordinary course of business, and (v) charitable donations or contributions, in the ordinary course of business;

(b)    sales, transfers, leases and other dispositions to Holdings, the Borrower or a Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;

(c)    (i) sales, transfers or other dispositions of accounts receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction and, (ii) dispositions of Receivables pursuant to Factoring Transactions, provided that the aggregate face amount of Receivables sold for the period of the most recently ended four consecutive quarters shall not, together with the Attributable Receivables Indebtedness incurred pursuant to Permitted Receivables Facilities under Section 6.01(a)(xix), exceed $150,000,000, and (iii) for the avoidance of doubt, notwithstanding anything in this Agreement, Holdings, the Borrower and any Restricted Subsidiary may participate in any customer supply chain financing programs in the ordinary course of business;

(d)    sales, transfers, leases and other dispositions of assets to the extent that such assets constitutes an Investment permitted by clause (i), (k) or (m) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold);

(e)    leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the Borrower or any Restricted Subsidiary;

(f)    licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the Borrower or any Restricted Subsidiary;

(g)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of Holdings, the Borrower or any Restricted Subsidiary;

(h)    dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i)    dispositions of assets to the extent that (i) such assets are disposed of as part of the sale of the Yadkin Facility and (ii) the financial impact of such dispositions were reflected in the projections provided to the Lenders prior to the date of the Engagement Letter;

(j)    dispositions of assets effected in connection with the Spin-Off contemplated by the Effective Date Spin-Off Documents;

(k)    any issuance of additional Equity Interests in any Restricted Subsidiary to the holders of its Equity Interests, in connection with any capital call or equity funding arrangements in the ordinary course of business;

(l)    any dispositions in connection with Permitted Receivables Facilities;

(m)    any Approved Asset Dispositions;

(n)    dispositions of assets effected in connection with the Permitted Specified Transactions;

(o)    sales, transfers, leases and other dispositions to any Person that constitute Investments permitted pursuant to Section 6.04;

(p)    sales, transfers, leases and other dispositions of assets (other than Equity Interests in any Restricted Subsidiary that is a Loan Party unless all Equity Interests in such Loan Party (other than directors’ qualifying shares) are sold) that are not permitted by any other clause of this Section; provided that the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance upon this clause (o) shall not exceed the greater of (x) $750,000,000 and (y) 4.5% of Consolidated Total Assets as of the last day of the fiscal quarter of Holdings most recently ended, provided that (A) all sales, transfers, leases and other dispositions permitted under clauses (a)(i), (c), (d), (h), (k), (l), (n) (only with respect to the transaction described in the first paragraph of Schedule 1.01(e)), (o) and (p), shall be made for fair value (in the case of clause (n), determined by the Borrower in good faith) and (B) all sales transfers, leases and other dispositions permitted under clauses (a)(i),(c), (k) and (p) shall be made for at least 75% cash consideration payable at the time of such sale, transfer or other disposition; provided further that (i) any consideration in the form of Permitted Investments that are disposed of for cash consideration within 30 Business Days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on Holdings’s most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings, the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Secured Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which Holdings, the Borrower and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of $100,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

SECTION 6.06.    [Reserved].

SECTION 6.07.    Hedging Agreements and Commercial Agreements. Neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to, enter into any Hedging Agreement or Commercial Agreement, other than any Hedging Agreements and Commercial Agreements (in each case, including any Back to Back Arrangements) entered into in the ordinary course of business and not for speculative purposes.

SECTION 6.08.    Restricted Payments. Neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)    the Borrower and any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;

(b)    Holdings may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests or Disqualified Equity Interests permitted hereunder;

(c)    Holdings and the Borrower may, and the Borrower may make Restricted Payments to Holdings so that Holdings may, declare and make Restricted Payments, (A) pursuant to and in accordance with stock option plans or other benefit plans approved by the board of directors of Holdings for directors, officers or employees of Holdings, the Borrower and the Restricted Subsidiaries and (B) pursuant to and in accordance with stock option plans and other benefit plans in connection with the Spin-Off as contemplated in the Effective Date Spin-Off Documents; provided, however, that in no event shall the aggregate amount of such Restricted Payments under this clause (c), exceed $25,000,000 during any fiscal year, with 50% of any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year following the use of the base amount permitted by this clause (c) in such succeeding fiscal year;

(d)    Holdings may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in Holdings in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Holdings;

(e)    Holdings may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options;

(f)    (i) any payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former directors, officers or employees of Holdings, the Borrower or any Restricted Subsidiary (ii) any non-cash repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise of, or withholding obligations with respect to, such options, warrants or similar rights (for the avoidance of doubt, it being understood that any required withholding or similar tax related thereto may be paid by Holdings, the Borrower or any Restricted Subsidiary in cash), and (iii) loans or advances to officers, directors and employees of Holdings, the Borrower or any Restricted Subsidiary in connection with such Person’s purchase of Equity Interests of Holdings, provided that no cash is actually advanced pursuant to this clause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(g)    prior to the Amendment Effective Date, Holdings may declare and make annual ordinary dividends in an aggregate amount not to exceed the following amounts for each period as set forth below:

Time Period	Amount
Initial Funding Date to Dec 31, 2017	$37,500,000
Jan 1, 2018 – Dec 31, 2018	$37,500,000
Jan 1, 2019 – Dec 31, 2019	$50,000,000
Jan 1, 2020 – Dec 31, 2020	$50,000,000
Jan 1, 2021 – Maturity Date	$75,000,000

with 50% of any unused amount of such base amount from any such time period available for use in the next succeeding time period following the use of the base amount permitted by this clause (g) in such succeeding time period;

(h)    concurrently with any issuance of Qualified Equity Interests, Holdings may redeem, purchase or retire any Equity Interests of Holdings using proceeds of, or convert or exchange any Equity Interests of the Borrower for, such Qualified Equity Interests;

(i)    Holdings may declare and pay the Initial Funding Date Distribution (without duplication of Restricted Payments made pursuant to clause (g) of this Section 6.08); provided that immediately after giving effect thereto no Event of Default has occurred and is continuing or would result therefrom;

(j)    Holdings may make Restricted Payments described in the Effective Date Spin-Off Documents (without duplication of Restricted Payments made pursuant to clause (i) of this Section 6.08);

(k)    Holdings, the Borrower and any Restricted Subsidiary may make any other Restricted Payment in an aggregate amount not exceeding $100,000,000 during any fiscal year (beginning with the 2017 fiscal year), with 50% of any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year; and

(l)    in any fiscal year, if the Consolidated Net Leverage Ratio as of the end of the prior fiscal year is not greater than 1.20 to 1.00, Holdings, the Borrower and any Restricted Subsidiary may make any other Restricted Payment in an aggregate amount not exceeding $250,000,000 during any fiscal year, with 50% of any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year (provided that such unused amount shall be available for use in the next succeeding fiscal year regardless of whether or not the Consolidated Net Leverage Ratio test has been satisfied as of the beginning of the next succeeding fiscal year).

SECTION 6.09.    Transactions with Affiliates. Neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case, involving aggregate payments or consideration in excess of $25,000,000, except:

(a)    transactions that are at prices and on terms and conditions that, taken as a whole, are not materially less favorable to Holdings, the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties,

(b)     transactions between or among (i) the Borrower and the Subsidiary Loan Parties not involving any other Affiliate or (ii) Subsidiaries that are not Subsidiary Loan Parties,

(c)    loans or advances to employees permitted under Section 6.04(g),

(d)    payroll, travel and similar advances to cover matters permitted under Section 6.04(h),

(e)    the payment of reasonable fees and expenses to directors of Holdings, the Borrower or any Restricted Subsidiary who are not employees of Holdings, the Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business,

(f)    any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements,

stock options and stock ownership plans (i) approved by Holdings’s board of directors or (ii) as otherwise contemplated in the Effective Date Spin-Off Documents or Section 6.08, or

(g)    employment and severance arrangements entered into in the ordinary course of business between Holdings, the Borrower or any Restricted Subsidiary and any employee thereof and approved by Holdings’s board of directors,

(h)    transactions effected as part of a Permitted Receivables Facility;

(i)    (a) investments by Affiliates in securities of Holdings, the Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by Holdings, the Borrower or such Restricted Subsidiary generally to other investors capable of making such investments pursuant to a bona fide offer on the same or more favorable terms and (b) payments to Affiliates in respect of securities of Holdings, the Borrower or any Restricted Subsidiary contemplated in the foregoing subclause (a) or that were acquired from Persons other than Holdings, the Borrower and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(j)    payments by Holdings and its Subsidiaries pursuant to tax sharing agreements among Holdings and its Subsidiaries;

(k)    intellectual property licenses in the ordinary course of business or consistent with industry practice;

(l)    payments to or from, and transactions, (i) with any joint venture or Unrestricted Subsidiary in the ordinary course of business (including, any cash management activities related thereto) and (ii) between Holdings and its Subsidiaries, in relation to any internal cash management activities in the ordinary course of business;

(m)    transactions occurring in connection with (i) the Spin-Off contemplated by the Effective Date Spin-Off Documents, and the payment of all fees and expenses related thereto and (ii) the Permitted Specified Transactions,

(n)    transactions in connection with the Ma’aden Guarantees and the Refinancing Ma’aden Guarantees; and

(o)    any Restricted Payment permitted by Section 6.08.

SECTION 6.10.    Restrictive Agreements. Neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(a)    the ability of Holdings, the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien on any Collateral or

(b)    the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Holdings, the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary; provided that:

(i)    the foregoing shall not apply to:

(A)    restrictions and conditions imposed by law or by this Agreement or any other Loan Document,

(B)    restrictions and conditions imposed by the Senior Unsecured Debt Documents that are customary for financing arrangements of that type or any agreement or document evidencing Refinancing Indebtedness in respect of the Senior Unsecured Debt Documents permitted under clause (ii) of Section 6.01(a); provided that the restrictions and conditions contained in any such agreement or document, taken as a whole, are not less favorable in any material respect to the Lenders than the restrictions and conditions imposed by the Senior Unsecured Debt Documents (except for covenants or other provisions to the extent applicable to periods after the Maturity Date),

(C)    in the case of any Person that is not a wholly owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Person and to the Equity Interests of such Person;

(D)    customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets of Holdings, the Borrower or any Restricted Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Restricted Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder,

(E)    any encumbrance or restriction under other Indebtedness of Holdings, the Borrower and any Restricted Subsidiaries permitted to be incurred pursuant to Section 6.01, provided that such encumbrances or restrictions will not materially affect the Borrower’s ability to make anticipated principal and interest payments hereunder, and

(F)    restrictions and conditions existing on the Amendment Effective Date and identified on Schedule 6.10 (or to any extension or renewal of, or any amendment, modification or replacement not expanding the scope of, any such restriction or condition);

(ii)    clause (a) of the foregoing shall not apply to:

(A)    restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (vii) or (viii) of Section 6.01(a) if such restrictions and conditions apply only to the assets subject to liens under clause

(iv) or (v) of Section 6.02(a) securing such Indebtedness; and

(B)    customary provisions in leases and other agreements restricting the assignment thereof; and

(iii)    clause (b) of the foregoing shall not apply to restrictions and conditions imposed by any agreement relating to Indebtedness of any Person (other than an Unrestricted Subsidiary) in existence at the time such Person became a Restricted Subsidiary and otherwise permitted by clause (viii) of Section 6.01(a) if such restrictions and conditions apply only to such Restricted Subsidiary.

SECTION 6.11.    Amendment of Material Documents. Neither Holdings nor the Borrower shall, nor shall they permit their Restricted Subsidiaries to, amend, modify, waive, terminate or release (a) its certificate of incorporation, bylaws or other organizational documents, (b) any Spin-Off Document, or (c) any AWAC Agreement, in each case, if such amendment, modification, waiver, termination or release would materially impair the ability of the Loan Parties, taken as a whole, to perform their payment obligations under this Agreement or any other Loan Document or, in the case of clause (c) only, if such amendment, modification, waiver, termination or release would result in the imposition of any restrictions on the transfer of Equity Interests in any subsidiary of Holdings that directly or indirectly owns Equity Interests in AWAC Entities; provided that in no event shall any proposed amendment, supplement or modification to any AWAC Agreement disclosed by Holdings to the Administrative Agent on or prior to the date hereof be deemed to be an amendment, modification, waiver, termination or release of an AWAC Agreement for purposes of this Section 6.11.

SECTION 6.12.    Interest Expense Coverage Ratio. Holdings and the Borrower shall not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters of Holdings ending on or following the Initial Funding Date, to be less than 5.00 to 1.00.

SECTION 6.13.    Leverage Ratio.

(a)    Holdings and the Borrower shall not permit the Leverage Ratio for any period of four fiscal quarters of Holdings ending on or following the Initial Funding Date to exceed 2.25 to 1.00 (the “Maximum Leverage Ratio”), provided that, from time to time on each date of incurrence of Pension Refinancing Debt, the Maximum Leverage Ratio shall be increased by an amount equal to (a) the aggregate principal amount of Pension Refinancing Debt incurred as of such date, divided by (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date) to 1.00 (the amount of each such increase on each incurrence of Pension Refinancing Debt, the “Incremental Leverage Ratio Increase”).

(b)    The aggregate amount of all Incremental Leverage Ratio Increases will be capped at 0.25 (the “Aggregate Incremental Leverage Ratio Cap”). For the avoidance of doubt, the Maximum Leverage Ratio shall not be increased to a level higher than 2.50 to 1.00.

SECTION 6.14.    Changes in Fiscal Periods. Holdings shall neither (a) permit its fiscal year or the fiscal year of the Borrower or any Restricted Subsidiary to end on a day other than December 31 (or, with respect to any Restricted Subsidiary, on dates consistent with practice as in effect on the Initial Funding Date), nor (b) change its method of determining fiscal quarters.

SECTION 6.15.    Maintenance of Ownership in AWAC. Except as set forth in Schedule 6.15, and notwithstanding anything to the contrary herein, neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to, take any action that would result in the Loan Parties and the Specified Companies listed in clause (a) in the definition thereof, in the aggregate, holding less than 60% of the aggregate ordinary voting power with respect to, or holding less than 60% of the aggregate equity value of, AWAC (including, in each case, with respect to the issued and outstanding Equity Interests in each AWAC Entity that is not a subsidiary of another AWAC Entity).

SECTION 6.16.    Centre of Main Interest. Neither Holdings nor the Borrower shall permit any Dutch Loan Party to, without the prior written consent of the Administrative Agent, take any action that would cause any such Loan Party’s center of main interests (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated outside of its jurisdiction of incorporation, or cause the Borrower to have an establishment (as that term is used in Article 2(10) of the Insolvency Regulation) situated outside of its jurisdiction of incorporation (other than a branch in Belgium) other than with the prior written consent of the Administrative Agent.

ARTICLE VII

EVENTS OF DEFAULT

In case of the happening of any of the following events (“Events of Default”):

(a)    the Borrower shall default in the payment when due of any principal of any Loan or any Reimbursement Obligation and, if such default shall result from the failure of any third party payments system used by such Borrower, such default shall continue for a period of two Business Days;

(b)    the Borrower shall fail to pay when due any interest, fee or other amount payable under any Loan Document, and, in each case, such failure shall continue for a period of five Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Restricted Subsidiary under or in connection with any Loan Document or any statement made by or on behalf of Holdings, the Borrower or any Restricted Subsidiary in any financial statement, certificate, written report or other information furnished by or on behalf of Holdings, the Borrower or any Restricted Subsidiary in connection with any Loan Document shall prove to have been incorrect in any material respect as of the time when made or deemed made;

(d)    the Borrower shall default in the performance or observance of any covenant contained in Section 5.02 (“Notices of Material Events”), Section 5.07(a) (“Existence”) (with respect to the existence of Loan Parties), Section 5.11 (“Use of Proceeds and Letters of Credit”) or Article VI;

(e)    any Loan Party shall default in the performance or observance of any covenant or agreement under any Loan Document (other than those specified in paragraphs (a), (b) and (d) above) and such default shall continue for a period of 30 days after written notice from the Administrative Agent;

(f)    Holdings, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, premium, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period in respect of such failure under the documentation representing such Material Indebtedness);

(g)    any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to terminate such Material Indebtedness or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01;

(h)    a proceeding shall have been instituted or a petition filed in respect of Holdings, the Borrower or any Material Subsidiary:

(i)    seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, revocation or forfeiture of charter or Memorandum and Articles of Association, liquidation, reorganization, arrangement, adjustment, composition or other relief or protection with respect to such Person, its assets or its debts under any law relating to bankruptcy, insolvency, receivership, relief of debtors or protection of creditors, termination of legal entities (in connection with a bankruptcy, insolvency, receivership or other similar circumstances) or any other similar law now or hereafter in effect (including, with respect to any Dutch Loan Party, any bankruptcy (faillissement), suspension of payments (surseance van betaling), administration (onderbewindstelling), dissolution (ontbinding) and any other event whereby the relevant Loan Party is limited in the right to dispose of its assets), or

(ii)    seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator, administrator or other similar official for such Person or for all or any substantial part of its property, and such proceeding or petition shall remain undismissed for a period of 60 consecutive days or an order or decree approving any of the foregoing shall be entered;

(i)    Holdings, the Borrower or any Material Subsidiary shall voluntarily suspend transaction of its business generally or as a whole, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in clause (h)(i) above (other than in respect of any liquidation permitted under Section 6.03(a)(iv)) or shall consent to or fail to contest in a timely and appropriate manner any order or decree described therein, shall institute a proceeding described in clause (h)(ii) above or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property, shall file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (h) above, shall dissolve, wind-up or liquidate itself or any substantial part of its property or shall take any action in furtherance of any of the foregoing;

(j)    any of the following shall have occurred: (i) prior to the consummation of the Spin-Off, any Person other than Alcoa or any of its wholly owned Subsidiaries shall have acquired ownership, directly or indirectly, beneficially or of record, of any Equity Interests in Holdings or the Borrower or (ii) after the consummation of the Spin-Off, (A) any Person other than Holdings (other than any Permitted Holdings Successor) shall have acquired ownership, directly or indirectly, beneficially or of record, of any Equity Interests in the Borrower, (B) any Person or group of persons shall have acquired ownership, directly or indirectly, beneficially or of record, of more than 35% of the outstanding Voting Stock of Holdings (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder), provided, however, that this subclause (ii)(B) shall not include any transaction where (x) Holdings becomes a direct or indirect wholly owned subsidiary of a holding company, and (y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Holding’s Voting Stock immediately prior to that transaction, (C) during any period of 25 consecutive months commencing after the Spin-Off Date, individuals who at the beginning of such 25 month period were directors of Holdings (together with any replacement or additional directors whose election was recommended by, approved by or who were elected by a majority of directors then in office) cease to constitute a majority of the Board of

Directors of Holdings or (D) the occurrence of any “change in control” (or similar event, however denominated) with respect to Holdings or the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of, or otherwise relating to, any Material Indebtedness of Holdings, the Borrower or any Restricted Subsidiary or any certificate of designations (or other provision of the organizational documents of Holdings) relating to, or any other agreement governing the rights of the holders of, any preferred Equity Interests;

(k)    an ERISA Event or ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(l)    one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against Holdings, the Borrower or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor or creditors holding judgments which in the aggregate exceed $100,000,000 to attach or levy upon assets or properties of Holdings, the Borrower or any Restricted Subsidiary to enforce any such judgment;

(m)    any Lien purported to be created under any Security Document shall fail or cease to be a valid and perfected Lien on any material portion of the Collateral (or asset purported to be Collateral under the Security Documents), with the priority required by the applicable Security Document, or any Loan Party shall so state in writing, except as a result of (i) a sale, transfer or disposition of the applicable Collateral or asset in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 9.19 or (iii) the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or (B) file Uniform Commercial Code continuation statements;

(n)    any material Guarantee purported to be created under any Loan Document shall for any reason fail or cease to be in full force and effect, or any Loan Party shall so state in writing, except as a result of the release thereof as provided in the applicable Loan Document or Section 9.19; or

(o)    any provision of any Loan Document (other than any Guarantee or Lien purported to be created under any Loan Document in favor of the Secured Parties) after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, but only if such events or circumstances, individually or in the aggregate, result in a Material Adverse Effect;

then, and in every such event (other than an event described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to Holdings and the Borrower, take any or all of the following actions, at the same or different times and in any order the Administrative Agent elects consistent with the other provisions of this Agreement including Section 9.26: (i) terminate the Commitments, whereupon the obligation of each Lender to make any Loan shall immediately terminate, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities accrued hereunder by the Borrower, shall become forthwith due and payable, and (iii) require the deposit of cash collateral in respect of Letter of Credit Obligations as provided in the last paragraph of this Section, in each case without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of Holdings and the Borrower, anything contained herein to the contrary notwithstanding; and in any event described in paragraph (h) or (i) above, (x) the Commitment of each Lender to make Loans and the commitments of each Lender and Issuer to participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such fees and other liabilities shall automatically become and be due and payable and the deposit of such cash collateral in respect of Letter of Credit Obligations shall immediately and automatically become due, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of Holdings and the Borrower, anything contained herein to the contrary notwithstanding.

In addition to any other rights and remedies granted to the Administrative Agent, the Issuers and the Lenders in the Loan Documents, the Administrative Agent, on behalf of the Issuers, the Lenders and the other Secured Parties, may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law and enforce all rights and remedies as it may elect under the Security Documents. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Issuers, the Lenders and the other Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, any Issuer, any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent, any Issuer, any Lender and any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each

Loan Party further agrees, at the Administrative Agent’s request, to assemble the Collateral, to the extent practical and feasible, and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere. Subject in all cases to Section 9.26, the Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent, the Issuers and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution), and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

At any time and from time to time (i) upon and after the Latest Maturity Date, (ii) as may be required by Section 2.11(b), Section 2.11(d), Section 2.21(d) or Section 2.23(a) (“Reallocation of Defaulting Lender Commitment ”) or (iii) if an Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the relevant Applicant shall pay to the Administrative Agent in immediately available funds, for deposit in a cash collateral account maintained with the Administrative Agent, the amount required so that, after such payment, the aggregate funds on deposit in such cash collateral accounts at any time equals or exceeds 103% of the Dollar Equivalent of all outstanding Letter of Credit Obligations, including any accrued and unpaid interest thereon (or, with respect to the foregoing clause (ii), such other amount as may be expressly provided for in the applicable Section); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the relevant Applicant described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the relevant Applicant under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the relevant Applicant’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, subject to Section 9.26, moneys in such account shall be applied by the

Administrative Agent to the payment of any amounts as shall have become or shall become due and payable by an Applicant to any Issuer or Lender in respect of its respective Letter of Credit Obligations or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of the Required Lenders and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate Letter of Credit Obligations of all the Defaulting Lenders), the consent of each Issuer), be applied to satisfy other obligations of the Borrower under this Agreement. The Administrative Agent shall promptly give written notice of any such application to the relevant Applicant and the Borrower; provided, however, that the failure to give such written notice shall not invalidate any such application. If an Applicant is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Applicant within three Business Days after all Events of Default have been cured or waived. If an Applicant is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), Section 2.11(d) or Section 2.21(d), such amount (to the extent not applied as aforesaid) shall be returned to such Applicant to the extent that, after giving effect to such return, the Revolving Credit Outstandings would not exceed the Total Commitment and no Event of Default shall have occurred and be continuing. If an Applicant is required to provide an amount of cash collateral hereunder pursuant to Section 2.23(a) , such amount (to the extent not applied as aforesaid) shall be returned to such Applicant as promptly as practicable to the extent that, after giving effect to such return, no Issuer shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.    Authorization and Action. (a) Each Lender and each Issuer hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuer authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuers hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuer’s behalf. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)    As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Secured Obligation, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties).

(d)    The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(e)    None of the Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Administrative Agent (including any claim under Sections 2.06 (“Fees”), 2.07 (“Interest on Loans”), 2.08 (“Default Interest”), 2.12 (“Reserve Requirements; Change in Circumstances”), 2.18 (“Taxes”) and 9.05 (“Expenses; Indemnity”)) allowed in such judicial proceeding; and

(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuer and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuers or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.05 (“Expenses; Indemnity”)).

(g)    The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuers, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Holdings, the Borrower or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02.    Administrative Agent’s Reliance, Etc. (a) The Administrative Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Holdings, the Borrower, a Lender or an Issuer, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by Holdings, the Borrower, any Subsidiary, any Lender or any Issuer as a result of, any determination of the Revolving Credit Outstandings, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuer, or any Exchange Rate or Dollar Equivalent.

(b)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 2.05 and Section 9.04(b), (iii) may consult with legal counsel (including counsel to Holdings and the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the Issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuer, may presume that such condition is satisfactory to such Lender or Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuer sufficiently in advance of the making of such Loan or the Issuance of such Letter of Credit and (vi) shall be entitled to rely on and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03.    Posting of Communications. (a) Each of Holdings and the Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuers and each of Holdings and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuers and each of Holdings and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE

ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d)    Each Lender and each Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuer agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s or Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)    Each of the Lenders, each of the Issuers and each of Holdings and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04.    The Administrative Agent Individually. With respect to its Ratable Portion, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuer. The terms “Issuers”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuer or as one of the Required Lenders. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, Holdings, the Borrower or any Subsidiary or any other Affiliate of any of the foregoing as if such Person were not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuers.

SECTION 8.05.    [Reserved].

SECTION 8.06.    Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuers and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuers, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuers and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, remain a party to each Security Document and any other Loan Document creating a parallel debt as referred to in Section 8.07, and continue to be entitled to the rights and bound to the obligations set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest other than is necessary to give effect to the parallel debt undertaking included in any Loan Document), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuer. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.05 (“Expenses; Indemnity”), as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the resigned Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

(c)    For purposes of any Security Document governed by the laws of the Netherlands or any other right of pledge governed by the laws of the Netherlands, any resignation by the Administrative Agent shall not be effective with respect to its rights under the Parallel Debts (as defined in the Guarantee Agreement) until all rights and obligations under the Parallel Debts have been assigned to and assumed by the successor Administrative Agent.

SECTION 8.07.    Parallel Debt. The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect any Security Document governed by the laws of the Netherlands or any other right of pledge governed by the laws of the Netherlands for the benefit of the Secured Parties (a “Dutch Security Document”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree to the creation of parallel debt obligations with respect to any Loan Party which agrees to provide security pursuant to a Dutch Security Document.

SECTION 8.08.    Acknowledgements of Lenders and Issuers. (a) Each Lender and each Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)    Each Lender, by delivering its signature page to this Agreement on the Effective Date and by funding its Loans on the Initial Funding Date, or delivering its signature page to an Assignment and Assumption, an Incremental Facility Amendment or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date, the Initial Funding Date or the Amendment Effective Date.

SECTION 8.09.    Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.06 (“Right of Setoff) or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Hedging Agreement the obligations under which constitute Secured Hedging Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Hedging Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(iv). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.10.    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.08 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the Ratable Portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.    Notices. (a) General. Except as provided in paragraph (b) of this Section, notices and other communications provided for herein shall (unless deemed to have been delivered in accordance with Section 5.01 or unless expressly permitted to be given by telephone) be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax as follows:

(i)    if to Holdings or the Borrower, to it at 390 Park Avenue, New York, New York 10022-4608, Attention of Vice President & Treasurer (Fax No.: 212-836-2807; email: Renato.Bacchi@Alcoa.com);

(ii)    if to JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent, to it at 500 Stanton Christiana Road, Ops Building 2, 3rd Floor, Newark, DE 19713-2107, Attention: Rea Seth (Fax No.: 302-634-4250; email: rea.n.seth@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention: James Shender (Fax No.: 212-270-5100);

(iii)    if to J.P. Morgan Europe Limited, in its capacity as Administrative Agent, to J.P. Morgan Europe Limited, Loans Agency 6th Floor, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Loans Agency (Fax No.: +44 20 7777 2360; email: loan_and_agency_london@jpmorgan.com);

(iv)    if to JPMorgan Chase Bank, N.A. in its capacity as an Issuer, to it at 10420 Highland Manor Dr., 4th Floor, Tampa, Florida 33610-9120, Attention: Global Trade Services (Fax No.: (813) 432-5161);and

(v)    if to any other Issuer, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent, Holdings and the Borrower (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuer or is an Affiliate thereof);

(vi)    if to any other Lender, to it at its address (or fax number) set forth in the applicable Administrative Questionnaire.

Any party may subsequently change its notice address or fax number by written notice to the other parties as herein provided.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices and other communications delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph. Any notice given to Holdings or the Borrower shall be deemed to have been duly given to both at the same time and in the same manner.

(b)    Electronic Communications. Notices and other communications to the Lenders and Issuers hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II to any Lender or Issuer if such Lender or Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication and the Administrative Agent has informed Holdings and the Borrower thereof. The Administrative Agent, Holdings or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

SECTION 9.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making by the Lenders of the Loans and the Issuers’ Issuance of Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, the Syndication Agent, any Co-Documentation Agent, any Issuer, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as any Loan Document Obligation remains outstanding and unpaid and so long as the Commitments have not been terminated. Notwithstanding anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuer shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuer (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuer, or being supported by a letter of credit that names such Issuer as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.22(g) (Participations) or Section 2.22(h) (Reimbursements). Each Issuer agrees to provide such written consent with respect to any Letter of Credit that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, has been collateralized in full by a deposit of cash with such Issuer. The provisions of Section 2.12 (Reserve Requirements; Change in Circumstances), Section 2.14 (Indemnity), Section 2.18 (Taxes), clause (iii) of Section 2.23(a) (“Reallocation of Defaulting Lender Commitment”), Section 9.05 (Expenses; Indemnity) and Article VIII (The Administrative Agent) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.03.    Binding Effect. (a) Except as provided in Section 4.01 and Section 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of all the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)    The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

SECTION 9.04.    Successors and Assigns. (a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither Holdings nor the Borrower may assign, delegate or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and each Issuer (and any attempted assignment, delegation or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender or Issuer may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agent, the Co-Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of each of the Administrative Agent, the Lenders and the Issuers) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its rights and obligations with respect to its Commitment, the Loans and the Letters of Credit) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)    the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender that is an Approved Bank, an Approved Fund (as defined below) or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, for any other assignment or delegation; provided, further, that the Borrower shall be deemed to have consented to any such assignment and delegation unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received written notice thereof; and

(B)    (x) the Administrative Agent, and (y) each Issuer, to the extent such assignment would increase the assignee’s obligation under Section 2.22(g) to participate in Letters of Credit, provided that, in each case of (x) and (y), no consent of the Administrative Agent or any Issuer shall be required for an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)    Assignments and delegations shall be subject to the following conditions:

(A)    except in the case of an assignment and delegation to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if not trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or an integral multiple thereof, unless each of the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B)    each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that (1) the Administrative Agent may, in its sole discretion, elect to waive such fee in the case of any assignment and (2) with respect to any assignment and delegation pursuant to Section 2.19 (“Assignment of Loans and Commitments Under Certain Circumstances”), Section 2.21(c) (“Extensions of Maturity Date”) or Section 9.08(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto;

(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.18(g) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws;

(E)    such assignee shall not be entitled to receive any greater payment under Section 2.12 (Reserve Requirements; Change in Circumstances) or 2.14 (Indemnity) than the applicable assignor would have been entitled to receive, unless the assignment to such assignee is made with the Borrower’s prior written consent or unless the right to a greater payment results from a Change in Law after the assignee becomes a Lender with respect to such assignment; and

(F)    such assignee shall be a Person who is a Professional Lender.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto with respect to the interests assumed and, to the extent of the interest assigned and delegated under such Assignment and Assumption, have the rights and obligations of a Lender and if such Lender is an Issuer, as Issuer under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12 (“Reserve Requirements; Change in Circumstances”), 2.14 (“Indemnity”), 2.18 (“Taxes”) and 9.05 (“Expenses; Indemnity”)) and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid); provided that, except to the extent otherwise agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender. Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c) (“Participations”).

(iv)    The Administrative Agent shall maintain at its address referred to in Section 9.01 a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Commitments of each Lender. Any assignment pursuant to this Section 9.04 shall not be effective until such assignment is recorded in the Register.

(v)    Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and any tax forms required by Section 2.18(g), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment to the extent required by paragraph (b) of this Section, the Administrative Agent shall promptly (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Borrower; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent has not received any written consent required by this Section or reasonably believes that such Assignment and Assumption is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement until it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth above, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of the Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuer and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Ratable Portion of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this clause (vi), then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)    Participations. (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuer, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its rights and obligations with respect to its Commitment, the Loans and Letters of Credit); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the other Lenders and the Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement or any other Loan Document. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 9.08(b) that directly and adversely affects such Participant or requires the approval of all the Lenders. Subject to paragraph (c)(ii) of this Section, Holdings and the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.12 (Reserve Requirements; Change in Circumstances), 2.14 (Indemnity) and 2.18 (Taxes) (subject to the requirements and the limitations therein, including the requirements under Section 2.18(g) (it being understood and agreed that the documentation required under Section 2.18(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section, provided that such Participant agrees to be subject to the provisions of Sections 2.15 (“Pro Rata Treatment”) and 2.20 (“Mitigation”). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 (“Right of Setoff”) as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 (“Sharing of Setoffs”) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.12 (Reserve Requirements; Change in Circumstances), 2.14 (Indemnity) or 2.18 (Taxes) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or unless the right to a greater payment results from a Change in Law after the Participant becomes a Participant with respect to such participation.

(d)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and the other provisions of this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.    Expenses; Indemnity. (a) Holdings and the Borrower shall upon demand pay or reimburse (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger, the Syndication Agent, any Co-Documentation Agent and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for any of the foregoing (limited to one single firm of local counsel in each relevant jurisdiction), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuer in connection with the Issuance of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arranger, any Issuer or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel (limited to one single firm of local counsel in each relevant jurisdiction), for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit Issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Holdings and the Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Issuer, the Syndication Agent, each Co-Documentation Agent and each Arranger and each Related Party of any of the foregoing (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all claims, damages, losses, liabilities, penalties and related expenses, including the reasonable and documented fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee)) of any such Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnitee, (B) result from a claim brought by Holdings, the Borrower or any Subsidiary against such Indemnitee for material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document if Holdings, the Borrower or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (C) result from a proceeding that does not involve an act or omission by Holdings, the Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent, any Issuer or any Arranger in its capacity or in fulfilling its roles as an agent, issuing bank or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)    To the extent that Holdings and the Borrower fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuer or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or such Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Issuer in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate Revolving Credit Outstandings and unused Commitments, in each case at that time (or most recently outstanding and in effect). The obligations of the Lenders under this paragraph are subject to the first sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).

(d)    To the fullest extent permitted by applicable law, neither Holdings nor the Borrower shall assert, or permit any of their respective Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from bad faith, willful misconduct or gross negligence of such Indemnitee or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)    The provisions of this Section 9.05 and any other indemnification or other protection provided to any Indemnitee pursuant to this Agreement shall (i) remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment in full of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender or Issuer, and (ii) inure to the benefit of any Person that was at the time such claim arose an Indemnitee under this Agreement or any other Loan Document. The Administrative Agent, each Lender and each Issuer agrees to use commercially reasonable efforts to promptly notify the Borrower of any claims for indemnification or other protection under this Section 9.05; provided, however, that any failure by such Person to deliver any such notice shall not relieve Holdings or the Borrower from its obligations under this Section 9.05. All amounts due under this Section 9.05 shall be payable on written demand therefor, but shall be subject to the requirements of reasonableness and documentation, if applicable, as set forth herein.

SECTION 9.06.    Right of Setoff. Subject in all cases to Section 9.26, if an Event of Default shall have occurred and be continuing, each Lender and each Issuer, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuer or their respective Affiliates to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement held by such Lender or such Issuer, irrespective of whether or not such Lender or such Issuer shall have made any demand under this Agreement or otherwise and although such obligations are owed to a branch, office or Affiliate of such Lender or Issuer different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The rights of each Lender, each Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuer and any such Affiliate may have; provided, however, that in the event that any Defaulting Lender exercises any such right of setoff (i) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23, and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuers and the Lenders and (ii) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such rights of setoff. Each Lender and each Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or such Issuer, as applicable, or its Affiliates; provided, however, that the failure to give or any delay in giving such notice shall not affect the validity of such setoff and application.

SECTION 9.07.    Applicable Law. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b)    Notwithstanding paragraph (a) of this Section, if any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement), any other Loan Document, or any other agreement, deed or document referred to in, or made pursuant to, any Loan Document, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.08.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or any Issuer in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Lenders and the Issuers hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of any Loan Document, the making of a Loan or the Issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuer may have had notice or knowledge of such Default at the time. No notice or demand on Holdings or the Borrower in any case shall entitle Holdings or the Borrower to any further notice or shall entitle Holdings or the Borrower to notice or demand in similar or other circumstances.

(b)    Except as provided in Sections 2.09(b), 2.21, 2.24 and 9.08(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such agreement shall:

(i)    decrease the principal amount of any Loan or Reimbursement Obligation, reduce the rate of interest thereon (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.08 (“Default Interest”), which shall only require the consent of the Required Lenders) or reduce any fees payable hereunder (in each case, other than as a result of any change in the definition of the term “Leverage Ratio” or in any component thereof), extend the maturity of any principal payment date, any required date for the reimbursement of any Reimbursement Obligation or any date for the payment of any interest or any fees payable hereunder, or waive or excuse any such payment or any part thereof, or postpone the scheduled date of expiration of any Commitment or Letter of Credit Commitment, without the prior written consent of each Lender affected thereby,

(ii)    increase or reduce (in a non-pro rata manner) the Commitment of any Lender without the prior written consent of such Lender,

(iii)    release the Borrower from its obligations to repay the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof) without the prior written consent of such Lender,

(iv)    amend or modify (A) the provisions of Section 2.10(c), Section 2.15 (“Pro Rata Treatment”) or Section 2.16 (“Sharing of Setoffs”) in a manner that would alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby or (B) the provisions of this Section or the definitions of “Required Lenders” or “Ratable Portion” (or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder), without the prior written consent of each Lender, provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) pursuant to Section 2.24 and any Incremental Facility Amendment,

(v)    amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent,

(vi)    amend, modify or otherwise affect the rights or duties of an Issuer under Section 2.22 (including an Issuer’s Letter of Credit Commitment), or otherwise amend, modify or waive any provisions of Section 2.19 or 9.04(b)(i) affecting such Issuer’s right to consent to any allocations or assignments thereof without the prior written consent of such Issuer,

(vii)    other than as permitted under the Loan Documents (including any release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), release the Guarantee of Holdings or all or substantially all of the value of the Guarantees provided by the Subsidiary Loan Parties (including, in each case, by limiting liability in respect thereof) created under the Security Documents, in each case without the written consent of each Lender, it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement or any other Security Document shall not be deemed to be a release or limitation of any Guarantee) or

(viii)    other than as permitted under the Loan Documents (including any release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), release all or substantially all the Collateral from the Liens of or under the Security Documents without the written consent of each Lender , it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of or under the Security Documents).

Notwithstanding the foregoing,

(i)    no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document of the type referred to in the first proviso of this paragraph shall be required of any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such waiver, amendment or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such waiver, amendment or other modification,

(ii)    if the Administrative Agent and the Borrower, acting together, identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify, or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement or such other Loan Document, as the case may be, so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Issuer stating that it objects to such amendment;

(iii)     the Borrower and the Administrative Agent may, without the input or consent of the other Lenders effect changes to any Mortgage as may be necessary or appropriate in the opinion of the Administrative Agent, so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Issuer stating that it objects to such amendment;

(iv)    the Security Documents executed by Holdings, the Borrower or any Restricted Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, or (iii) to cause the Security Documents to be consistent with this Agreement and the other Loan Documents (including by adding additional parties as contemplated herein or therein), so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Issuer stating that it objects to such amendment;

(v)    the Borrower and the Administrative Agent may, without the input or consent of the other Lenders, add any Restricted Subsidiary as a Loan Party under the Loan Documents;

(vi)    this Agreement may be amended to provide for the extension of the Maturity Date as provided in Section 2.21, without any additional consents;

(vii)    this Agreement may be amended as provided in Section 2.09(b), without any additional consents; and

(viii)    this Agreement and any other Loan Document may be amended by the Borrower and the Administrative Agent to provide for Incremental Extensions of Credit in the manner contemplated by Section 2.24, without any additional consent.

(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the

Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and each Issuer, which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected.

(d)    Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.

(e)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, consent, amendment or modification authorized by this Section, shall be binding upon each Person that is at the time thereof a Lender or Issuer and each Person that subsequently becomes a Lender or Issuer.

(f)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

SECTION 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, and subject in all cases to Section 9.26, if at any time the applicable interest rate applicable to any Loan or any participation in any Reimbursement Obligation, together with all fees, charges and other amounts which are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by the Lender or Issuer holding such Loan or Reimbursement Obligation or participation therein, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender or Issuer in accordance with applicable law, the rate of interest payable in respect of such Loan, Reimbursement Obligation or participation therein, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or Reimbursement Obligation or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or Issuer in respect of other Loans or Reimbursement Obligations or participations therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender or Issuer; provided that in no event will such increases resulting from a Maximum Rate limitation in respect of US Loan Document Obligations apply to Loans or Reimbursement Obligations or participations therein for the account of the Borrower.

SECTION 9.10.    Entire Agreement. This Agreement, the other Loan Documents and any separate letter agreements with respect to fee arrangements related hereto or the syndication of the Commitments constitute the entire contract between the parties relative to the subject matter hereof, and supersede any previous agreements or understandings, oral or written, with respect to the subject matter hereof (but do not supersede any provisions of any engagement letter or any related fee letters that expressly do not, by the terms of such documents, terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).

SECTION 9.11.    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section.

SECTION 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, (i) the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and (ii) the invalidity of such provision in such jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

SECTION 9.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.    Jurisdiction, Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, in each case, sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuer may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or any of its properties in the courts of any jurisdiction.

(b)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or in any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)    To the extent that any party hereto has, or hereafter may be entitled to claim, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, such party hereby waives such immunity in respect of its obligations hereunder and any other Loan Document to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.15(d) shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

SECTION 9.16.    Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the City of New York, on the Business Day immediately preceding the day on which final judgment is given.

(b)    The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, any Lender or any Issuer hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender or Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender or such Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender or Issuer from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or such Issuer, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender or Issuer in such currency the Administrative Agent or such Lender or Issuer, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

SECTION 9.17.    National Security Laws. (a) Each Lender, each Issuer and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuer or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to such Lender, such Issuer and the

Administrative Agent, as applicable. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective for each Lender, each Issuer and the Administrative Agent.

SECTION 9.18.    Confidentiality. Each Lender, each Issuer, the Administrative Agent, the Syndication Agent, each Co-Documentation Agent, and each Arranger agree to use all reasonable efforts to keep the Information (as defined below) confidential, except that Information may be disclosed (a) to such Person’s Related Parties that are or are expected to be involved in the evaluation of such information in connection with the Transactions contemplated by this Agreement, it being understood and agreed that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent such Information presently is or hereafter becomes available (i) publicly other than as a result of a breach of this Section or (ii) to the Administrative Agent, any Lender or any Issuer or any Affiliate of any of the foregoing on a non-confidential basis from a source other than Holdings or the Borrower or any advisor, agent, employee or other representative thereof in each case that identified itself as such, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) to current or prospective assignees, participants and Approved Funds, grantees described in Section 9.04, any actual or prospective direct or indirect contractual counterparties to any Hedging Agreement relating to Holdings, the Borrower or any Subsidiary and its Secured Obligations, and to their respective Related Parties, in each case subject to such assignees, participants, Approved Funds, grantees or counterparties having entered into an agreement containing confidentiality undertakings at least as restrictive as the provisions of this Section, (e) on a confidential basis to (i) any rating agency in connection with rating Holdings, the Borrower or the Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (f) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) disclosures required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or pursuant to legal or judicial process, (h) to any other party to this Agreement and (i) with the prior written consent of the Borrower. For purposes of this Section, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower or any Subsidiary or their businesses, other than (i) any such information that is available to the Administrative Agent, any Lender or any Issuer on a non-confidential basis prior to disclosure by Holdings or the Borrower and (ii) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on any Arranger or the Administrative Agent, such parties may disclose Information as provided in this Section.

SECTION 9.19.    Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in any Security Document, a Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement or other external event that does not result in a breach or default of any Loan Document as a result of which such Subsidiary Loan Party ceases to be a Designated Subsidiary; provided that, if so required by this Agreement, the Required Lenders (or such greater number of Lenders as shall be required hereunder) shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to (x) Holdings, the Borrower or any other Loan Party, or to (y) any Subsidiary that, upon the consummation of such sale or other transfer would be required to become a Loan Party, but not, in the case of (x) and (y), any Receivables Entity) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.08, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to the applicable Loan Party, at such Loan Party’s expense, all documents, and take all such actions, in each case that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.

SECTION 9.20.    No Fiduciary Relationship. Each of Holdings and the Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuers and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuers or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuers and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuers or any of their respective Affiliates has any obligation to disclose any of such interests to Holdings, the Borrower, the Subsidiaries or any of their respective Affiliates.

SECTION 9.21.    Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Holdings, the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement or any other Loan Document will be syndicate-level information, which may contain MNPI. Each Lender represents to Holdings, the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

(b)    Each of Holdings, the Borrower and each Lender acknowledges that, if information furnished by Holdings or the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Approved Electronic Platform, (i) the Administrative Agent may post any information that Holdings or the Borrower has indicated as containing MNPI solely on that portion of the Approved Electronic Platform designated for Private Side Lender Representatives and (ii) if Holdings or the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Approved Electronic Platform as is designated for Private Side Lender Representatives. Each of Holdings and the Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Holdings or the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by Holdings and the Borrower without liability or responsibility for the independent verification thereof.

SECTION 9.22.    [Reserved].

SECTION 9.23.    Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Subsidiary Loan Party under any Loan Document shall include a Guarantee of any Secured Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation, and no Collateral provided by any Subsidiary Loan Party shall secure any Secured Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation. In the event that any payment is made pursuant to any Guarantee by, or any amount is realized from Collateral of, any Subsidiary Loan Party as to which any Secured Obligations are Excluded Swap Obligations, such payment or amount shall be applied to pay the Secured Obligations of such Subsidiary Loan Party as otherwise provided herein and in the other Loan Documents without giving effect to such Excluded Swap Obligations, and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Secured Obligations or any specified portion of the Secured Obligations that would otherwise include such Excluded Swap Obligations shall be deemed to so provide.

(b)    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party that would not otherwise be a Qualified ECP Guarantor but for the effectiveness of this Section, to the maximum extent permitted by applicable law, to enable each such other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations (subject to the limitations on its Guarantee under the Collateral Agreement, and provided that only Qualified ECP Guarantors that are US Obligations Loan Parties shall make such undertaking in respect of US Secured Obligations). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until its Guarantee under the Collateral Agreement is released. Each Qualified ECP Guarantor intends that this Section shall constitute a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 9.24.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.25.    Dutch CIT Fiscal Unity. If, at any time, a Loan Party resident for tax purposes in the Netherlands or carrying on a business through a permanent establishment or deemed permanent establishment in the Netherlands is part of a Dutch CIT Fiscal Unity with any of its group entities resident for tax purposes in the

Netherlands or carrying on a business through a permanent establishment or deemed permanent establishment in the Netherlands (“Dutch CIT Fiscal Unity Member”), and such Dutch CIT Fiscal Unity is, in respect of such Dutch CIT Fiscal Unity Member, terminated or disrupted within the meaning of Article 15(6) of the Dutch CITA (or any other provision which facilitates the termination of a Dutch CIT Fiscal Unity) pursuant to or in connection with the Administrative Agent enforcing its rights under a Loan Document with respect to any Dutch Security Document or the execution of any Dutch Security Document, the relevant member of such Dutch CIT Fiscal Unity shall, for no consideration, as soon as possible at the request of and together with the Dutch CIT Fiscal Unity Member leaving the Dutch CIT Fiscal Unity, lodge a request with the Dutch tax authorities to allocate and surrender any tax losses as referred to in Article 20 of the Dutch CITA to the Dutch CIT Fiscal Unity Member leaving the Dutch CIT Fiscal Unity in connection with Article 15af of the Dutch CITA (or any other provision which facilitates such allocation of tax losses upon termination of the Dutch CIT Fiscal Unity), to the extent such tax losses are attributable to the Dutch CIT Fiscal Unity Member leaving the Dutch CIT Fiscal Unity.

SECTION 9.26.    Collateral and Guarantee Principles Relating to US Secured Obligations. Notwithstanding anything herein or in any other Loan Document to the contrary, any payments by or setoffs against Excluded US Obligations Payors under the Loan Documents, and any realizations on Non-US Collateral (including amounts addressed under Section 2.06 (Fees), Section 2.16 (Sharing of Setoffs), Section 2.22 (Letters of Credit), Section 2.23 (Defaulting Lender), Article VII (Events of Default), Section 8.07 (Parallel Debt), Section 8.10 (Credit Bidding), Section 9.05 (Expenses; Indemnity), Section 9.06 (Right of Setoff)) and Section 9.09 (Interest Rate Limitation), in each case, shall satisfy only Global Secured Obligations, and shall not be applied to satisfy any US Secured Obligations.

SECTION 9.27.    Acknowledgement of Certain Restrictions. The Secured Parties acknowledge and agree that if any transfer restrictions for the benefit of Alumina Limited or its subsidiaries shall apply to the transfer by Holdings or its subsidiaries of any Equity Interests in any entities that indirectly own Equity Interests in AWAC Entities, then such transfer restrictions shall likewise apply to the transfers of such Equity Interests by the Secured Parties to a third party.

186